Exhibit 10.2

OMNIBUS AMENDMENT AGREEMENT

This OMNIBUS AMENDMENT AGREEMENT, dated as of February 6, 2026 (this “Agreement”), is entered into by and among NET-ZERO NORTH HOLDCO, LLC, a Delaware limited liability company (the “Existing Borrower”), RICHARDTON CCS, LLC, a Delaware limited liability company (“CCS Project Company”), NET-ZERO RICHARDTON, LLC, a Delaware limited liability company (“Ethanol Project Company”), GEVO NORTH DAKOTA OPERATIONS, LLC, a Delaware limited liability company (“Operations Company”), GEVO INTERMEDIATE HOLDCO, LLC, a Delaware limited liability company (“Holdings” and together with CCS Project Company, Ethanol Project Company and Operations Company, the “Existing Guarantors” and the Existing Guarantors together with the Existing Borrower, the “Existing Loan Parties”), GEVO OPERATING HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”) GEVO RNG HOLDCO, LLC, a Delaware limited liability company (“RNG Holdco”), GEVO NW IOWA RNG, LLC, a Delaware limited liability company (“RNG Project Company” and together with the Borrower and RNG Holdco, the “New Loan Parties” and the New Loan Parties together with the Existing Loan Parties, the “Loan Parties”), each Lender party hereto (collectively, the “Lenders” and individually, a “Lender”), OIC INVESTMENT AGENT, LLC, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) and ORION ENERGY PARTNERS TP AGENT, LLC, in its capacity as the sub-administrative agent (in such capacity, the “Sub-Administrative Agent”). As used in this Agreement, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Financing Agreement (as defined below) unless otherwise specified.

W I T N E S S E T H

WHEREAS, the Existing Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders party thereto entered into that certain Credit Agreement, dated as of January 31, 2025 (as amended or modified prior to the date hereof, the “Existing Financing Agreement”);

WHEREAS, the parties hereto wish to amend the Existing Financing Agreement (as expressly amended and otherwise modified by this Agreement, the “Financing Agreement”) to, among other things, add the Borrower, as the “borrower” under the Financing Agreement, to make the Existing Borrower a Guarantor in lieu of the “borrower”, to add RNG Holdco and RNG Project Company, as Guarantors, and generally to provide financing for RNG Holdco’s and RNG Project Company’s business;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of the date hereof, the Existing Borrower will assign all of its rights and obligations as Borrower under the Financing Agreement to the Borrower and the Borrower will assume all such rights and obligations and the Existing Borrower will cease to be the Borrower under the Financing Agreement and will thereafter become a Guarantor;

WHEREAS, in consideration for the extensions of credit provided under the Financing Agreement, the Existing Borrower, RNG Holdco and RNG Project Company will provide a guarantee pursuant to Article IX of the Financing Agreement for the performance of the Borrower’s obligations and the other Loan Party’s obligations under the Financing Agreement;

WHEREAS, on the First Incremental Loan Funding Date, incremental loans will be made by the Lenders in an aggregate principal amount equal to $70,000,000 and deemed to be the First Incremental Loans under and as defined in the Financing Agreement (the “First Incremental Loans”);

WHEREAS, pursuant to this Agreement, the Existing Borrower has requested, and the parties hereto have agreed, subject to the satisfaction of the conditions precedent set forth in this Agreement, to amend the Existing Financing Agreement on the date hereof as set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Agreement. The Loan Parties hereby acknowledge and agree that as of the Omnibus Amendment Effective Date (as defined below), the aggregate principal amount of the Loans outstanding (exclusive of the First Incremental Loans and interest of $1,207,500 that has been added to principal on or before the Omnibus Amendment Effective Date) is $175,000,000.

2.            First Incremental Commitments. Subject to the satisfaction of all the conditions precedent set forth in Section 6 hereof, as of the Omnibus Amendment Effective Date, each Lender with First Incremental Loan Commitments hereby severally commits to make one or more First Incremental Loans to Borrower pursuant to the provisions of, and subject to the conditions contained in, the Financing Agreement in an amount up to its First Incremental Loan Commitment on the date hereof.

3.            Additional Units. The Loan Parties hereby acknowledge and agree that on the Omnibus Amendment Effective Date, as additional consideration for the First Incremental Loans, Holdings shall issue to the Class B Members that are OIC Persons and to OIC GEVO Co-Invest, L.P., a Delaware limited partnership that is also an OIC Person (“OIC Co-Invest”), an aggregate amount of 2,673 additional Class B Units under and pursuant to the terms of the LLC Agreement. Each capitalized term which is used in this Section 3 but not otherwise defined shall have the meaning ascribed to such term in the LLC Agreement.

4.            Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, as of the Omnibus Amendment Effective Date, the Loan Parties, the Administrative Agent (acting on the instructions of all Lenders) and the Lenders, who constitute all Lenders under the Financing Agreement, hereby agree that the Existing Financing Agreement is amended to:

(a)            delete the stricken text (indicated textually in the same manner as the following example (whether in green or red): ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example (whether in blue or green): double-underlined text) as set forth in the Financing Agreement attached as Exhibit A hereto;

(b)            delete Exhibits A through I and Annex I to the Financing Agreement in their entirety and replace them in their entirety as set forth in Exhibit B attached hereto;

(c)            delete Schedules 1.01(c), 3.04, 3.05, 3.06, 3.07, 3.09, 3.10, 3.11, 3.16, 3.18, 3.19, 3.22(b), 3.23, 3.26, 4.01(w), 6.02, 6.03 and 6.14 to the Financing Agreement in their entirety and replace them in their entirety with the schedules set forth in Exhibit C attached hereto; and

(d)            delete the stricken text (indicated textually in the same manner as the following example (whether in green or red): ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example (whether in blue or green): double-underlined text) as set forth in the Pledge and Security Agreement attached as Exhibit D hereto; and

5.            Representations and Warranties. Each Loan Party hereby represents and warrants to the other parties hereto, as of the Omnibus Amendment Effective Date, that:

(a)            Such Person (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) is duly qualified, authorized to do business and in good standing in each jurisdiction where necessary in light of its business as now conducted and as proposed to be conducted, except to the extent that the failure to so qualify could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder, and (iii) has all requisite limited liability company authority to own or hold (whether under lease, easement or otherwise) the property it purports to own or hold and to carry on its business as now being conducted and as proposed to be conducted under this Agreement.

(b)            Such Person has duly authorized, executed and delivered this Agreement, and neither the execution and delivery of this Agreement nor the performance of this Agreement (i) is in conflict with or results in a breach of such Loan Party’s Organizational Documents, (ii) materially violates any other Applicable Law applicable to or binding on such Person or any of their respective properties, (iii) results in any material breach of or constitutes any material default under, or results in or requires the creation of any Lien (other than Permitted Liens) upon any of the Collateral under, any material agreement to which it is a party or by which it or any of the Collateral may be bound or affected, or (iv) requires the consent or approval of any Governmental Authority under existing Applicable Law, which has not already been obtained except where failure to do so could not reasonably be expected to result in a material adverse effect on its ability to perform its obligations hereunder.

(c)            After giving effect to the amendments and waivers set forth in this Agreement, each representation and warranty of each Loan Party set forth in Article III of the Financing Agreement is true and correct in all material respects (unless such representation or warranty (i) is already qualified by “materiality” or “Material Adverse Effect” or a similar qualifier, in which case it shall be true and correct in all respects or (ii) relates solely to an earlier date, in which case it shall have been true and correct in all material respects (or if clause (i) is applicable, all respects) as of such earlier date).

6.            Effectiveness; Conditions Precedent. This Agreement shall become effective on the first date on which each of the following conditions have been satisfied or waived (such date, the “Omnibus Amendment Effective Date”):

(a)            This Agreement shall have been executed by the Administrative Agent, the Sub-Administrative Agent, the Loan Parties and each of the Lenders, and the Administrative Agent shall have received counterparts to each which, when taken together, bear the signatures of each of the other parties hereto.

(b)            The Administrative Agent shall have received executed copies of the following, which shall each be in form and substance reasonably satisfactory to the Administrative Agent:

(i)	certificate of formation and limited liability company agreement of Borrower;

(ii)	in respect of the membership interests of RNG Holdco, a membership interest contribution agreement between Gevo Asset, LLC and Borrower; and

(iii)	in respect of the membership interests of the Existing Borrower, a membership interest contribution agreement between Holdings and Borrower.

(c)            The Administrative Agent shall have received an executed copy of the Assignment and Assumption Agreement, dated as of the date hereof, by and between the Existing Borrower and the Borrower, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d)            The Administrative Agent shall have received a copy of the updated Financial Model, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(e)            The Administrative Agent shall have received an omnibus responsible officer’s certificate of the Loan Parties dated as of the Omnibus Amendment Effective Date, certifying:

(i)             that (A) none of the Organizational Documents of the Existing Loan Parties have been amended since the Closing Date except as set forth therein and (B) attached thereto is a true, correct and complete copy of the Organizational Documents, together with any amendments thereto, of each Loan Party;

(ii)            that attached to such certificate is a true, correct and complete copy of resolutions adopted by the board of directors, member(s), partner(s) or other authorized governing body of each Loan Party, approving and authorizing, among other things, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and that such resolutions or other evidence of authority have not been modified, rescinded or amended and are in full force and effect;

(iii)           that attached thereto is a certificate of good standing or its equivalent (if any) for the applicable jurisdiction of organization of each Loan Party (in each case such good standing certificate or its equivalent dated as of a recent date);

(iv)           that the certificate of incorporation, certificate of formation, charter or other Organizational Documents (as the case may be) referred to in clause (i) above for such Person has not been amended since the date of the certification;

(v)            as to the incumbency and specimen signature of each officer, member or partner (as applicable) of such Person executing the Financing Documents to which such Person is or is intended to be a party (and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person); and

(vi)            as to the qualification of such Person to do business in each jurisdiction where its operations require qualification to do business and as to the absence of any pending proceeding for the dissolution or liquidation of such Person.

(f)            The Administrative Agent shall have received a certificate of the Existing Borrower and the Borrower certifying that, after giving effect to the amendments contained herein and, for the avoidance of doubt, all previous extensions and waivers granted by the Administrative Agent and/or the Lenders pursuant to the Existing Financing Agreement:

(i)            No event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(ii)           No Default or Event of Default has occurred and is continuing as of the Omnibus Amendment Effective Date or would result from the transactions contemplated in this Agreement.

(iii)          The representations and warranties of each Loan Party set forth in Section 5 above shall be true and correct in all respects.

(g)            The Administrative Agent shall have received an executed copy of the consent of the Board (as defined in the LLC Agreement) of Holdings which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(h)            The Administrative Agent shall have received an executed copy of the consent of the Class B Members (as defined in the LLC Agreement) which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(i)            Holdings shall have received a copy of the joinder agreement to the LLC Agreement executed by OIC Co-Invest which shall be in substantially the same form as the form joinder agreement attached as Exhibit B to the LLC Agreement.

(j)            Holdings shall have received a copy of the joinder agreement to the LLC Agreement executed by New York Life Insurance Company which shall be in substantially the same form as the form joinder agreement attached as Exhibit B to the LLC Agreement.

(k)            The Administrative Agent shall have received the Ethanol/CCS Operating Budget for the 2026 fiscal year and the RNG Operating Budget for the 2026 fiscal year, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(l)            The Administrative Agent shall have received a copy of each Material Agreement, and any amendments thereto, with respect to the Loan Parties, to the extent not previously provided to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate by an Authorized Representative of Borrower certifying as of the Omnibus Amendment Effective Date that each such copy of such Material Agreement is a true, complete and correct copy thereof and that such Material Agreement is in full force and effect.

(m)           Each Lender shall have received from each New Loan Party all documentation and other written information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(n)            The Administrative Agent shall have received an unaudited consolidated pro forma balance sheet of the Loan Parties dated the Omnibus Amendment Effective Date.

(o)            The Administrative Agent shall have received copies of UCC, judgment lien, tax lien and litigation lien search reports, which reports will be dated a recent date reasonably acceptable to the Administrative Agent, listing all effective financing statements that name any of Loan Party as debtor and that are filed in the jurisdictions in which the UCC-1 financing statements and the fixture filings, none of which shall cover the Collateral except to the extent evidencing Permitted Liens.

(p)            The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.01 of the Financing Agreement.

(q)            The security interests in and to the Collateral, including for the avoidance of doubt with respect to the New Loan Parties, intended to be created under the Security Documents, as amended by this Agreement, shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties, are in full force and effect and the necessary notices, consents, acknowledgments, filings, registrations and recordings to preserve, protect and perfect the security interests in the Collateral that are required under any Financing Document to have been made prior to the Omnibus Amendment Effective Date have been made immediately prior to the Omnibus Amendment Effective Date such that the security interests granted in favor of the Collateral Agent for the benefit of the Secured Parties are filed, registered and recorded and will, except with respect to any Permitted Lien referred to in paragraph (i) of the definition of “Permitted Lien”, constitute a first priority, perfected security interest in the Collateral free and clear of any Liens, other than Permitted Liens, and all related recordation, registration and/or notarial fees of such Collateral have been paid to the extent required.

(r)            The Administrative Agent shall have received:

(i)            appropriately completed UCC financing statements and fixture filings (Form UCC-1), which have been duly authorized for filing by the appropriate Person, naming the New Loan Parties as debtors and Collateral Agent as secured party, in form appropriate for filing under each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents, as amended by this Agreement, covering the applicable Collateral;

(ii)            appropriately completed copies of all other recordings and filings of, or with respect to, the Security Documents, as amended by this Agreement, as may be requested by Collateral Agent and necessary to perfect the security interests purported to be created by the Security Documents, as amended by this Agreement;

(iii)            certificates representing the shares of Capital Stock of each New Loan Party that are pledged pursuant to the Pledge and Security Agreement, as amended by this Agreement, together with an undated stock power for each such certificate executed in blank by a duly Authorized Representative of the applicable Loan Parties; and

(iv)           evidence that all other actions reasonably requested by Collateral Agent and necessary to perfect and protect the security interests purported to be created by the Security Documents, as amended by this Agreement, entered into on or prior to the Omnibus Amendment Effective Date have been taken immediately prior to the Omnibus Amendment Effective Date.

(s)            The Administrative Agent shall have received:

(i)            Mortgages encumbering all of the New Loan Parties’ interests in the New Real Property (as defined below);

(ii)            an ALTA mortgagee policy of title insurance (or marked unconditional and irrevocable commitment to issue such policy) with respect to the Leased Real Property of the New Loan Parties (the “New Real Property”), in each case together with such endorsements as are reasonably required by the Administrative Agent to the extent available in the applicable jurisdiction at commercially reasonable rates (such policies and endorsements being hereinafter referred to collectively as a “Title Policy”), in each case which (a) is in an amount reasonably satisfactory to the Administrative Agent, (b) is issued by the Title Company, (c) is in form and substance reasonably satisfactory to the Administrative Agent, containing only such exclusions and exceptions to coverage as are acceptable to the Administrative Agent, and (d) insures the first-priority Lien of the Collateral Agent with respect to the applicable New Loan Party’s interests in the New Real Property;

(iii)            survey(s) or zip map(s) of the New Real Property of the New Loan Parties, in each case which is (a) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such New Real Property is located, (b) dated not earlier than three (3) months prior to the date of delivery thereof, (c) certified to the Collateral Agent, and (d) in form and substance reasonably satisfactory to the Collateral Agent and Administrative Agent, and conforming to the standard of the applicable state surveyors association; provided, however, that a survey or zip map shall not be required to the extent that (x) an existing survey or zip map, together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Administrative Agent and the Title Company, and (y) on the basis thereof, the Title Company removes the general survey exception and provides all endorsements requested by the Administrative Agent to be included in the applicable Title Policy; and

(iv)            (a) a completed Flood Certificate with respect to the New Real Property of the New Loan Parties, which Flood Certificate shall (I) be addressed to the Collateral Agent, (II) be completed by a company which has guaranteed the accuracy of the information contained therein, and (III) otherwise comply with the Flood Program; (b) evidence describing whether each community in which the applicable New Real Property is located participates in the Flood Program; (c) if the Flood Certificate delivered pursuant to clause (a) hereof states that any portion of the applicable New Real Property is located in a Flood Zone, the applicable Loan Parties’ written acknowledgement to the Collateral Agent (I) as to the existence of such applicable New Real Property, and (II) as to whether the community in which such applicable New Real Property is located is participating in the Flood Program; and (d) if any improved portion of the applicable New Real Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable New Loan Parties have obtained a policy of flood insurance that is in compliance with all applicable regulations of the Board of Governors of the Federal Reserve System.

(t)            The Administrative Agent shall have received a written opinion (dated the Omnibus Amendment Effective Date and addressed to the Administrative Agent, the Lenders and the Collateral Agent) of Faegre Drinker Biddle & Reath LLP, special New York and Iowa counsel to the Loan Parties.

(u)            Insurance Deliverables.

(i)            The New Borrower shall have obtained the insurance required to be in effect under Section 5.06 of the Financing Agreement to the extent required as of the Omnibus Amendment Effective Date, and the Borrower shall have furnished the Administrative Agent with certificates signed by the insurer or an agent authorized to bind the insurer, evidencing such insurance, identifying underwriters, the type of insurance, the insurance limits and the policy terms, and stating that such insurance is, in each case, in full force and effect and such other matters reasonably requested by the Administrative Agent.

(ii)            The Administrative Agent shall have received reasonably satisfactory evidence that the Borrower has in place insurance required to be in effect under Section 5.06 of the Financing Agreement.

(v)            The Administrative Agent shall have received evidence that each of the Collateral Accounts of the New Loan Parties, as applicable, shall have been established and subject to a Collateral Account Control Agreement.

(w)            The Administrative Agent shall have received an executed copy of the First Incremental Lender Loan Discount Letter.

(x)            The Borrower has arranged for non-refundable payment on the Omnibus Amendment Effective Date (including arrangement for payment out of the proceeds of Borrowings to be made on the First Incremental Loan Funding Date in accordance with Section 5.13 of the Financing Agreement) of all reasonable and documented out-of-pocket fees and expenses then due and payable pursuant to the Financing Documents (it being acknowledged that the Borrower and/or its Affiliates have deposited with the Secured Parties $100,000 prior to the Omnibus Amendment Effective Date which shall be taken into account and applied to such fees and expenses including any fees and expenses payable to the Title Company and, if applicable, any remaining amount on such deposit shall be refunded to the Borrower and/or its Affiliates).

(y)            The Administrative Agent shall have received the First Incremental Loan Funds Flow Memorandum, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(z)            The Lenders shall have received a solvency certificate of the chief financial officer or president of the Borrower, certifying that, the Loan Parties are, on a consolidated basis, and after giving effect to the transactions to occur on the Omnibus Amendment Effective Date, will be, Solvent.

(aa)          The Administrative Agent shall have received that certain Credit and Security Agreement, dated as of February 6, 2026, by and among the Ethanol Project Company, the CCS Project Company, the Operations Company, the Existing Borrower and The Huntington National Bank, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(bb)        The Administrative Agent shall have received (i) evidence that the Closing Date (as defined in the Huntington Credit Agreement) under the Huntington Credit Agreement has occurred, (ii) an executed copy of that certain Intercreditor Agreement, dated as of the date hereof, by and among the Administrative Agent and Collateral Agent and The Huntington National Bank and (iii) the other Loan Documents (as defined in the Huntington Credit Agreement).

(cc)         The Administrative Agent shall have received a release letter, in form and substance reasonably satisfactory to the Administrative Agent, confirming that all security interests, pledges, encumbrances, and/or other Liens granted by the RNG Project Company securing the loans made pursuant to the RNG Bond Financing Agreement shall be released, concurrently with the First Incremental Loan Funding Date; and the Loan Parties shall have made arrangements to repay, all outstanding Indebtedness and other obligations incurred and outstanding in connection with the RNG Bond Financing Agreement, substantially concurrently with the First Incremental Loan Funding Date.

(dd)         The Omnibus Amendment Distribution shall have been made substantially concurrently with the funding of the First Incremental Loans on the First Incremental Loan Funding Date, on terms and conditions satisfactory to the Administrative Agent, in accordance with the First Incremental Funds Flow Memorandum.

(ee)          The Administrative Agent shall have received the following:

(i)             a consent to collateral assignment among BP Energy Company, BP Products North America Inc., RNG Project Company and the Collateral Agent;

(ii)            a direct agreement among BP Corporation North America Inc., RNG Project Company and the Collateral Agent; and

(iii)            a direct agreement among Northern Natural Gas Company, RNG Project Company and the Collateral Agent.

7.             Reaffirmation of Guarantees and Security Interests.

The Existing Loan Parties (each, a “Reaffirming Party”) each hereby acknowledge that it (a) has reviewed the terms and provisions of this Agreement, (b) consents to the amendments to the Financing Agreement effected pursuant to this Agreement and consents to the terms, conditions and other provisions of this Agreement, and (c) consents to each of the transactions contemplated hereby. Each Reaffirming Party hereby confirms that each Financing Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Financing Documents the payment and performance of all Obligations under and as defined in the Financing Agreement (including all such Obligations as amended and reaffirmed pursuant to this Agreement) and under each of the Financing Documents to which it is a party.

Without limiting the generality of the foregoing, each Reaffirming Party hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Financing Documents to which it is a party. For the avoidance of doubt, nothing in this Agreement shall constitute a new grant of security interest. Each Reaffirming Party hereby confirms that no additional filings or recordings need to be made, and no other actions need to be taken, by such Reaffirming Party as a consequence of this Agreement in order to maintain the perfection and priority of the security interests created by the Financing Documents to which it is a party.

Each Reaffirming Party acknowledges and agrees that each of the Financing Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of such Financing Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement or any of the transactions contemplated hereby.

8.             Post-Closing Conditions.

(a)            No later than sixty (60) days after the Omnibus Amendment Effective Date, Borrower shall deliver to Administrative Agent the following direct agreements substantially in the forms in Exhibit E:

(i)             the direct agreement among Joel Bleeker, Winding Meadows Dairy, RNG Project Company and the Collateral Agent;

(ii)            the direct agreement among Joel R. Bleeker and Tineka E. Bleeker, as Trustees of the Bleeker Family Revocable Trust of October 31, 2022, RNG Project Company and the Collateral Agent;

(iii)           the direct agreement among Rock River Jerseys, LLC, RNG Project Company and the Collateral Agent;

(iv)           the direct agreement among Meadowvale Dairy, LLC, RNG Project Company and the Collateral Agent; and

(v)            the direct agreement among Colton Harthoorn and Kristi Harthoorn, RNG Project Company and the Collateral Agent.

(b)            No later than ninety (90) days after the Omnibus Amendment Effective Date, Borrower shall deliver to Administrative Agent the ALTA 17.2 Utility Access Endorsement issued by the Title Company and included on each Title Policy with respect to the New Real Property, in form and substance reasonably satisfactory to the Administrative Agent.

9.            Miscellaneous.

(a)            Effect of Amendments. From and after the Omnibus Amendment Effective Date, the Financing Agreement shall be construed after giving effect to the amendments set forth in Section 4 hereof and all references to the Financing Agreement in the Financing Documents shall be deemed to refer to the Financing Agreement, as the same may be further amended, restated, amended and restated, supplemented, increased, extended or otherwise modified from time to time.

(b)            No Other Modification. Except as expressly modified by this Agreement, the Financing Agreement and the other Financing Documents are and shall remain unchanged and in full force and effect, and nothing contained in this Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, or any of the other parties, or shall alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Financing Agreement which are not by the terms of this Agreement being amended, or alter, modify or amend or in any way affect any of the other Financing Documents.

(c)            Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(d)            Incorporation by Reference. Sections 10.09(a) (Governing Law) and 10.09(b) (Submission to Jurisdiction; Consent to Service of Process) of the Financing Agreement are hereby incorporated by reference herein, mutatis mutandis.

(e)            Financing Document. This Agreement shall be deemed to be a Financing Document.

(f)           Counterparts; Integration. This Agreement may be executed in counterparts(and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Financing Agreement and the other Financing Documents to which a Loan Party is party constitute the entire contract between and among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or scanned electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(g)            Electronic Signatures. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)            Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

(i)             Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(j)             Release. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT, COLLATERAL AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT, EACH OF THE LOAN PARTIES AND THEIR RESPECTIVE SUCCESSORS-IN-TITLE AND ASSIGNEES AND, TO THE EXTENT THE SAME IS CLAIMED BY RIGHT OF, THROUGH OR UNDER ANY OF THE LOAN PARTIES, FOR THEIR RESPECTIVE PAST AND PRESENT EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, AND TRUSTEES (EACH, A “RELEASING PARTY,” AND COLLECTIVELY, THE “RELEASING PARTIES”), DOES HEREBY REMISE, RELEASE AND DISCHARGE, AND SHALL BE DEEMED TO HAVE FOREVER REMISED, RELEASED AND DISCHARGED, THE ADMINISTRATIVE AGENT, COLLATERAL AGENT AND EACH OF THE LENDERS, AND THE ADMINISTRATIVE AGENT’S, COLLATERAL AGENT’S AND EACH LENDER’S RESPECTIVE SUCCESSORS-IN-TITLE, LEGAL REPRESENTATIVES AND ASSIGNEES, PAST AND PRESENT OFFICERS, DIRECTORS, AFFILIATES, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, AGENTS, EMPLOYEES, BOARD OBSERVERS, CONSULTANTS, EXPERTS, ADVISORS, AND ATTORNEYS (COLLECTIVELY HEREINAFTER, THE “RELEASED PARTIES”), FROM ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTION, CLAIMS, CHARGES, DEMANDS, COUNTERCLAIMS, OFFSET RIGHTS, RIGHTS OF RECOUPMENT, DEFENSES, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALTIES, COVENANTS, CONTRACTS, CONTROVERSIES, DAMAGES, JUDGMENTS, EXPENSES, EXECUTIONS, LIENS, CLAIMS OF LIENS, CLAIMS OF COSTS, PENALTIES, REASONABLE ATTORNEYS’ FEES, OR ANY OTHER COMPENSATION, RECOVERY OR RELIEF ON ACCOUNT OF ANY LIABILITY, OBLIGATION, DEMAND OR CAUSE OF ACTION OF WHATEVER NATURE, WHETHER IN LAW, EQUITY OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY SO CALLED “LENDER LIABILITY” CLAIMS, INTEREST OR OTHER CARRYING COSTS, PENALTIES, LEGAL, ACCOUNTING AND OTHER PROFESSIONAL FEES AND EXPENSES AND INCIDENTAL, CONSEQUENTIAL AND PUNITIVE DAMAGES PAYABLE TO THIRD PARTIES, OR ANY CLAIMS FOR AVOIDANCE OR RECOVERY UNDER ANY OTHER FEDERAL, STATE OR FOREIGN LAW EQUIVALENT), WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, JOINT AND/OR SEVERAL, SECURED OR UNSECURED, DUE OR NOT DUE, PRIMARY OR SECONDARY, LIQUIDATED OR UNLIQUIDATED, CONTRACTUAL OR TORTIOUS, DIRECT, INDIRECT, OR DERIVATIVE, ASSERTED OR UNASSERTED, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, NOW EXISTING, HERETOFORE EXISTING OR WHICH MAY HAVE HERETOFORE ACCRUED AGAINST ANY OF THE RELEASED PARTIES SOLELY IN THEIR CAPACITIES AS SUCH UNDER THE FINANCING DOCUMENTS, WHETHER HELD IN A PERSONAL OR REPRESENTATIVE CAPACITY, AND WHICH ARE BASED ON ANY ACT, FACT, EVENT OR OMISSION OR OTHER MATTER, CAUSE OR THING OCCURRING AT OR FROM ANY TIME PRIOR TO AND INCLUDING THE DATE HEREOF IN ANY WAY, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH OR RELATING TO THE FINANCING AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND ALL OTHER AGREEMENTS, CERTIFICATES, INSTRUMENTS AND OTHER DOCUMENTS AND STATEMENTS (WHETHER WRITTEN OR ORAL) RELATED TO ANY OF THE FOREGOING (EACH, A “CLAIM,” AND COLLECTIVELY, THE “CLAIMS”), IN EACH CASE, EXCLUDING ANY CLAIM TO THE EXTENT SUCH CLAIM AROSE OUT OF, OR WAS CAUSED BY, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR MATERIAL BREACH OF THE FINANCING AGREEMENT OR ANY OTHER FINANCING DOCUMENT BY, SUCH RELEASED PARTIES. EACH RELEASING PARTY FURTHER STIPULATES AND AGREES WITH RESPECT TO ALL SUCH CLAIMS, THAT IT HEREBY WAIVES ANY AND ALL PROVISIONS, RIGHTS, AND BENEFITS CONFERRED BY ANY LAW OF ANY STATE OF THE UNITED STATES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized signatories as of the day and year first above written.

GEVO OPERATING HOLDINGS, LLC, as Borrower

By:	/s/ E. Cabell Massey
Name: E. Cabell Massey
Title: Vice President, Legal & Secretary

GEVO RNG HOLDCO, LLC, as Guarantor

By:	/s/ E. Cabell Massey
Name: E. Cabell Massey
Title: Vice President, Legal & Secretary

GEVO NW IOWA RNG, LLC, as Guarantor

By:	/s/ E. Cabell Massey
Name: E. Cabell Massey
Title: Vice President, Legal & Secretary

NET-ZERO NORTH HOLDCO, LLC, as Guarantor

By:	/s/ E. Cabell Massey
Name: E. Cabell Massey
Title: Vice President, Legal & Secretary

RICHARDTON CCS, LLC, as Guarantor

By:	/s/ E. Cabell Massey
Name: E. Cabell Massey
Title: Vice President, Legal & Secretary

[Signature Page to Omnibus Amendment Agreement]

NET-ZERO RICHARDTON, LLC, as Guarantor

By:	/s/ E. Cabell Massey
Name: E. Cabell Massey
Title: Vice President, Legal & Secretary

GEVO NORTH DAKOTA OPERATIONS, LLC, as Guarantor

By:	/s/ E. Cabell Massey
Name: E. Cabell Massey
Title: Vice President, Legal & Secretary

GEVO INTERMEDIATE HOLDCO, LLC, as Guarantor

By:	/s/ E. Cabell Massey
Name: E. Cabell Massey
Title: Vice President, Legal & Secretary

 [Signature Page to Omnibus Amendment Agreement]

OIC INVESTMENT AGENT, LLC,
as Administrative Agent and Collateral Agent

By:	/s/ Ethan Shoemaker
Name: Ethan Shoemaker
Title: Authorized Signatory

ORION ENERGY PARTNERS TP AGENT, LLC
as Sub-Administrative Agent

By:	/s/ Ethan Shoemaker
Name: Ethan Shoemaker
Title: Authorized Signatory

[Signature Page to Omnibus Amendment Agreement]

OIC CREDIT OPPORTUNITIES FUND IV, L.P., as a Lender
By: OIC Credit Opportunities Fund IV GP, L.P. Its: general partner
By: OIC Credit Opportunities Fund IV Holdings, LLC
Its: general partner

By:	/s/ Ethan Shoemaker
Name:	Ethan Shoemaker
Title:	Authorized Signatory

OIC CREDIT OPPORTUNITIES FUND IV AUS, L.P., as a Lender
By: OIC Credit Opportunities Fund IV GP, L.P. Its: general partner
By: OIC Credit Opportunities Fund IV Holdings, LLC
Its: general partner

By:	/s/ Ethan Shoemaker
Name:	Ethan Shoemaker
Title:	Authorized Signatory

[Signature Page to Omnibus Amendment Agreement]

OIC CREDIT OPPORTUNITIES FUND IV GPFA, L.P., as a Lender
By: OIC Credit Opportunities Fund IV GP, L.P. Its: general partner
By: OIC Credit Opportunities Fund IV Holdings, LLC
Its: general partner

By:	/s/ Ethan Shoemaker
Name:	Ethan Shoemaker
Title:	Authorized Signatory

OIC CREDIT OPPORTUNITIES FUND IV PV, L.P., as a Lender
By: OIC Credit Opportunities Fund IV GP, L.P. Its: general partner
By: OIC Credit Opportunities Fund IV Holdings, LLC
Its: general partner

By:	/s/ Ethan Shoemaker
Name:	Ethan Shoemaker
Title:	Authorized Signatory

[Signature Page to Omnibus Amendment Agreement]

OIC CREDIT IV TOP-UP FUND, L.P., as a Lender
By: OIC Credit Opportunities Fund IV GP, L.P. Its: general partner
By: OIC Credit Opportunities Fund IV Holdings, LLC
Its: general partner

By:	/s/ Ethan Shoemaker
Name:	Ethan Shoemaker
Title:	Authorized Signatory

OIC RP COINVESTMENT FUND, L.P., as a Lender
By: OIC RP Coinvestment Fund GP, L.P. Its: general partner
By: OIC RP Coinvestment Fund Upper GP, LLC
Its: general partner

By:	/s/ Ethan Shoemaker
Name:	Ethan Shoemaker
Title:	Authorized Signatory

[Signature Page to Omnibus Amendment Agreement]

EXHIBIT A
TO AMENDMENT

AMENDED FINANCING AGREEMENT

[Attached.]

~~Execution Version~~

CREDIT AGREEMENT

dated as of

January 31, 2025

as amended by that certain Omnibus Amendment (as defined below), dated as of February 6, 2026 among

GEVO OPERATING HOLDINGS, LLC,

as Borrower,

GEVO RNG HOLDCO, LLC,
GEVO NW IOWA RNG, LLC,

NET-ZERO NORTH HOLDCO, LLC,

~~as Borrower,~~
RICHARDTON CCS, LLC,

NET-ZERO RICHARDTON, LLC,
GEVO NORTH DAKOTA OPERATIONS, LLC

and

GEVO INTERMEDIATE HOLDCO, LLC,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

~~and~~

OIC INVESTMENT AGENT, LLC,

as Administrative Agent and Collateral Agent

and

ORION ENERGY PARTNERS TP AGENT, LLC,

as Sub-Administrative Agent

$~~105,000,000~~175,000,000 Senior Secured Term Loan Facility

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		3

Section 1.01	Certain Defined Terms	3
Section 1.02	Terms Generally	~~33~~43
Section 1.03	Accounting Terms	~~34~~44
Section 1.04	Divisions	~~34~~45

ARTICLE II THE CREDITS		~~34~~45

Section 2.01	Loan	~~34~~45
Section 2.02	[Reserved]	~~35~~46
Section 2.03	Funding of the Loans	~~36~~46
Section 2.04	Termination and Reduction of the Commitments	~~36~~47
Section 2.05	Repayment of Loans; Evidence of Debt	~~36~~47
Section 2.06	Prepayment of the Loans	~~37~~48
Section 2.07	Fees	~~40~~52
Section 2.08	Interest	~~41~~52
Section 2.09	Increased Costs	~~41~~53
Section 2.10	[Reserved]	~~42~~54
Section 2.11	Taxes	~~43~~54
Section 2.12	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~46~~58
Section 2.13	Mitigation Obligations; Replacement of Lenders	~~48~~59
Section 2.14	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~48~~60
Section 2.15	Incremental Facilities	~~49~~60

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~49~~61

Section 3.01	Due Organization, Etc.	~~49~~61
Section 3.02	Authorization, Etc.	~~50~~61
Section 3.03	No Conflict	~~50~~62
Section 3.04	Approvals, Etc.	~~50~~62
Section 3.05	Financial Statements; No Material Adverse Effect	~~50~~62
Section 3.06	Litigation	~~51~~63
Section 3.07	Environmental Matters	~~51~~63
Section 3.08	Compliance with Laws and Obligations	~~52~~64
Section 3.09	Material Agreements	~~52~~64
Section 3.10	Licenses	~~53~~65
Section 3.11	Taxes	~~53~~65
Section 3.12	Full Disclosure	~~54~~66
Section 3.13	Senior Obligations	~~55~~67
Section 3.14	Solvency	~~55~~67
Section 3.15	Regulatory Restrictions on the Loans	~~55~~67
Section 3.16	Title; Sufficiency of Asset; Security Documents	~~55~~67
Section 3.17	ERISA	~~56~~68

-ii-	Gevo - Credit Agreement

Section 3.18	Insurance	~~57~~69
Section 3.19	Business of the Loan Parties; Separate Legal Entities	~~57~~69
Section 3.20	Use of Proceeds	~~57~~69
Section 3.21	Membership Interests and Related Matters	~~57~~69
Section 3.22	Permitted Indebtedness; Investments	~~58~~70
Section 3.23	No Agreements with Affiliates	~~58~~70
Section 3.24	No Bank Accounts	~~58~~70
Section 3.25	No Default or Event of Default	~~58~~70
Section 3.26	Asset Purchase Agreement	~~58~~70
Section 3.27	Foreign Assets Control Regulations	~~58~~70

ARTICLE IV CONDITIONS		~~59~~71

Section 4.01	Conditions to the Closing Date	~~59~~71

ARTICLE V AFFIRMATIVE COVENANTS		~~64~~77

Section 5.01	Corporate Existence; Etc.	~~64~~77
Section 5.02	Conduct of Business	~~65~~; Distributions to the Borrower 77
Section 5.03	Compliance with Laws and Obligations	~~65~~78
Section 5.04	Governmental Authorizations	~~65~~78
Section 5.05	Maintenance of Title	~~66~~78
Section 5.06	Insurance	~~66~~79
Section 5.07	Keeping of Books	~~67~~79
Section 5.08	Access to Records	~~67~~79
Section 5.09	Payment of Taxes, Etc.	~~67~~80
Section 5.10	Financial Statements; Other Reporting Requirements	~~67~~80
Section 5.11	Notices	~~69~~82
Section 5.12	Scheduled Calls	~~70~~84
Section 5.13	Use of Proceeds	~~71~~84
Section 5.14	Security	~~71~~84
Section 5.15	Further Assurances	~~71~~85
Section 5.16	Security in Newly Acquired Property and Revenues	~~71~~85
Section 5.17	Material Agreements	~~72~~85
Section 5.18	Collateral Accounts	~~72~~86
Section 5.19	Intellectual Property	~~76~~92
Section 5.20	Budget and Updated Model	~~76~~92
Section 5.21	Post-Closing	~~77~~93

ARTICLE VI NEGATIVE COVENANTS		~~78~~94

Section 6.01	Subsidiaries; Equity Issuances	~~78~~94
Section 6.02	Indebtedness	~~78~~94
Section 6.03	Liens, Etc.	~~79~~95
Section 6.04	Investments	~~79~~95
Section 6.05	Principal Place of Business; Business Activities	~~79~~96

iii	~~Net-Zero~~Gevo - Credit Agreement

Section 6.06	Restricted Payments	~~79~~96
Section 6.07	Fundamental Changes; Asset Dispositions and Acquisitions	~~80~~97
Section 6.08	Accounting Changes	~~81~~98
Section 6.09	Amendment or Termination of Material Agreements; Other Restrictions on Material Agreements	~~81~~98
Section 6.10	Transactions with Affiliates	~~81~~98
Section 6.11	Collateral Accounts	~~81~~98
Section 6.12	Guarantees	~~82~~99
Section 6.13	Hazardous Materials	~~82~~99
Section 6.14	No Swap Agreements	~~82~~99
Section 6.15	Change of Auditors	~~82~~99
Section 6.16	Purchase of Capital Stock	~~82~~99
Section 6.17	Withdrawals from the Collateral Accounts	~~82~~99
Section 6.18	Capital Expenditures	~~82~~99
Section 6.19	Governmental Authorizations	~~82~~99
Section 6.20	Special Purpose Companies	~~82~~100
Section 6.21	Huntington Loan Documents	100

ARTICLE VII EVENTS OF DEFAULT		~~83~~100

Section 7.01	Events of Default	~~83~~100
Section 7.02	Application of Proceeds	~~87~~104

ARTICLE VIII THE AGENTS		~~88~~105

Section 8.01	Appointment and Authorization of the Agents	~~88~~105
Section 8.02	Rights as a Lender	~~88~~106
Section 8.03	Duties of Agent; Exculpatory Provisions	~~88~~106
Section 8.04	Reliance by Agent	~~89~~106
Section 8.05	Delegation of Duties	~~89~~107
Section 8.06	Withholding of Taxes by the Administrative Agent; Indemnification	~~89~~107
Section 8.07	Resignation of Agent	~~90~~108
Section 8.08	Non-Reliance on Agent or Other Lenders	~~90~~108
Section 8.09	No Other Duties; Etc.	~~90~~108
Section 8.10	Erroneous Payments	~~91~~109

ARTICLE IX GUARANTY		~~94~~112

Section 9.01	Guaranty	~~94~~112
Section 9.02	Guaranty Unconditional	~~95~~113
Section 9.03	Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances	~~95~~114
Section 9.04	Waiver by the Guarantors	~~96~~114
Section 9.05	Subrogation	~~96~~114
Section 9.06	Acceleration	~~96~~115
Section 9.07	Limited Recourse Against Holdings	~~96~~115
Section 9.08	Applicability to RNG Guarantors	115

iv	~~Net-Zero~~Gevo - Credit Agreement

ARTICLE X MISCELLANEOUS		~~97~~115

Section 10.01	Notices	~~97~~115
Section 10.02	Waivers; Amendments	~~97~~116
Section 10.03	Expenses; Indemnity; Etc.	~~99~~117
Section 10.04	Successors and Assigns	~~100~~119
Section 10.05	Survival	~~105~~124
Section 10.06	Counterparts; Integration; Effectiveness	~~105~~124
Section 10.07	Severability	~~106~~124
Section 10.08	Right of Setoff	~~106~~125
Section 10.09	Governing Law; Jurisdiction; Etc.	~~106~~125
Section 10.10	Reserved	~~107~~126
Section 10.11	Headings	~~108~~126
Section 10.12	Confidentiality	~~108~~127
Section 10.13	Non-Recourse	~~109~~128
Section 10.14	No Third Party Beneficiaries	~~109~~128
Section 10.15	Reinstatement	~~109~~128
Section 10.16	Acknowledgment Regarding Any Supported QFCs	~~110~~129
Section 10.17	USA PATRIOT Act	~~111~~130
Section 10.18	Interest Rate Limitation	~~111~~130
Section 10.19	Electronic Execution of Assignments and Certain Other Documents	~~112~~131
~~Section 10.20~~	~~Permitted Working Capital Facility Intercreditor Agreement~~	~~112~~

Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Note
Exhibit C	-	Reserved
Exhibit D	-	Form of Operating Budget
Exhibit E	-	Form of Operational Report
Exhibit F	-	Form of Environmental, Social and Governance Report
Exhibit G	-	Form of Borrowing Request
Exhibit H	-	Form of Compliance Certificate
Exhibit I	-	Disqualified Institutions

Annex I	-	Commitments

Schedule 1.01(c)	-	Real Property
Schedule 3.04	-	Authorizations
Schedule 3.06	-	Litigation
Schedule 3.07	-	Environmental Matters
Schedule 3.09	-	Material Agreements
Schedule 3.10	-	Licenses

v	~~Net-Zero~~Gevo - Credit Agreement

Schedule 3.11	-	Taxes
Schedule 3.16	-	Title; Sufficiency of Asset; Security Documents
Schedule 3.18	-	Insurance
Schedule 3.19	-	Business
Schedule 3.22(b)	-	Permitted Indebtedness
Schedule 3.23	-	Transactions with Affiliates
Schedule 3.26	-	Inaccuracies
Schedule 4.01(w)	-	Acquisition
Schedule 6.02	-	Permitted Investments
Schedule 6.03	-	Permitted Liens
Schedule 6.14	-	Risk Policy

vi	~~Net-Zero~~Gevo - Credit Agreement

This CREDIT AGREEMENT is dated as of January 31, 2025, as amended by that certain Omnibus Amendment Agreement, dated as of February 6, 2026 (this “Agreement”), among ~~NET-ZERO NORTH HOLDCO~~GEVO OPERATING HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), GEVO RNG HOLDCO, LLC, a Delaware limited liability company (“RNG Holdco”), GEVO NW IOWA RNG, LLC, a Delaware limited liability company (the “RNG Project Company” and together with RNG Holdco, the “RNG Guarantors”), NET-ZERO NORTH HOLDCO, LLC, a Delaware limited liability company (“Net-Zero North Holdco”), RICHARDTON CCS, LLC, a Delaware limited liability company (“CCS Project Company”), NET-ZERO RICHARDTON, LLC, a Delaware limited liability company (“Ethanol Project Company”~~,~~ and together with the CCS Project Company, the “Ethanol/CCS Project Companies” and collectively with the RNG Project Company, the “Project Companies” and individually, each a “Project Company”), GEVO NORTH DAKOTA OPERATIONS, LLC, a Delaware limited liability company (“Operations Company”~~), “~~ and collectively with Net-Zero North Holdco, CCS Project Company and Ethanol Project Company, the “Ethanol/CCS Guarantors”), GEVO INTERMEDIATE HOLDCO, LLC, a Delaware limited liability company (“Holdings”~~,~~ and ~~together with the Project Companies, the Operations Company,~~collectively with the RNG Guarantors and the Ethanol/CCS Guarantors, the “Guarantors“ and individually, each a “Guarantor”), each LENDER (as defined herein) from time to time party hereto ~~and~~, OIC INVESTMENT AGENT, LLC, as the Administrative Agent (as defined herein) and the Collateral Agent (as defined herein) and ORION ENERGY PARTNERS TP AGENT, LLC, as the Sub-Administrative Agent (as defined herein).

Recitals

WHEREAS, each Ethanol/CCS Project Company ~~has~~ entered into that certain Asset Purchase Agreement, dated as of September 10, 2024, with which Red Trail Energy, LLC (the “Seller”), as supplemented by the letter agreement among Seller, each Project Company and Gevo Parent, dated January 27, 2025 (such agreement, without taking account any further amendments or modifications thereto unless consented to by the Administrative Agent, the “Asset Purchase Agreement”), and pursuant to which ~~intends to purchase~~the Ethanol/CCS Project Companies purchased on the Closing Date the Acquired Assets (as defined in the Asset Purchase Agreement) relating to its applicable Project (as defined below) (the “Acquisition”);

WHEREAS, (a) Holdings owns 100% of the equity interests in the Borrower, (b) the Borrower owns 100% of the equity interests in each of ~~the~~Net-Zero North Holdco and RNG Holdco, (c) Net-Zero North Holdco owns 100% of the equity interests in each of the Ethanol/CCS Project Companies and the Operations Company, (~~c) after taking into the account the Acquisition,~~d) RNG Holdco owns 100% of the equity interest in the RNG Project Company, (e) the Ethanol Project Company is in the business of producing and selling ethanol and related co-products, including without limitation, distillers grains, corn oil and syrup from an ethanol plant near Richardton, North Dakota (the “Ethanol Project”), (~~d~~f) ~~after taking into the account the Acquisition,~~ the CCS Project Company is in the business maintaining and operating CCS equipment which captures and stores CO2 and injects it for permanent storage into an underground Class VI well (the “CCS Project” and together with the Ethanol Project, the “Ethanol/CCS Projects”), (g) the RNG Project Company is in the business of producing, marketing and selling renewable natural gas (the “RNG Project” and together with the Ethanol/CCS Projects, each individually, a “Project” and collectively, the “Projects”) and (~~e~~h) ~~after taking into the account the Acquisition,~~ the Operations Company provides operation and management services to operate the ~~Project~~Ethanol/CCS Projects (together with the other businesses described in clauses (a)-(~~d~~g), including those performed previously by Seller, and as contemplated by the Material Agreements, along with activities incidental thereto, the “Business”);

1

WHEREAS, ~~Borrower has requested that~~ the Lenders ~~extend~~extended term loans on the Closing Date in an aggregate principal amount not in excess of $105,000,000, which ~~will be~~were used, together with the Closing Date Equity Contributions, in accordance with the Funds Flow Memorandum, including to fund the purchase price under the Asset Purchase Agreement, to pay fees, commissions and expenses in connection with the transactions occurring under the Financing Documents and to otherwise be deposited in the Borrower Revenue Account to be applied in accordance with Section 5.18;

WHEREAS, Borrower has requested the First Incremental Loan Lenders extend First Incremental Loans on the First Incremental Loan Funding Date in an aggregate principal amount not in excess of $70,000,000, the proceeds of which will be used to repay all outstanding indebtedness under the bonds issued under the RNG Bond Financing Agreement, to fund the Omnibus Amendment Distribution, to pay fees, commissions and expenses in connection with the transactions occurring under the Financing Documents, and to otherwise be applied in accordance with the First Incremental Funds Flow Memorandum (including that certain sources and uses table attached thereto);

WHEREAS, in consideration for the extensions of credit provided hereunder, each Guarantor has agreed to provide a guarantee pursuant to Article IX for the performance of the Borrower’s and the other Loan Parties’ obligations under this Agreement and in the other Financing Documents;

WHEREAS, pursuant to Section 2.15, the Loan Parties may request, and the Lenders may, subject to the conditions specified in Section 2.15, provide one or more additional Loans in an amount to be agreed upon by the Loan Parties and the Lenders working together in good faith; and

WHEREAS, the Lenders are willing to provide the Loans (including the First Incremental Loans) described herein upon the terms and subject to the conditions set forth herein and in the other Financing Documents.

2	~~Net-Zero~~Gevo - Credit Agreement

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01            Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceleration Event” means the occurrence of an Event of Default (a) in respect of which the Administrative Agent has, at the request of the Required Lenders, declared all or any portion of the Obligations to be immediately due and payable pursuant to Section 7.01 or (b) pursuant to Section 7.01(f).

“Acceptable Carbon Dioxide Removal Sales Agreement” has the meaning assigned to such term in Section 5.14.

“Acquisition” has the meaning assigned to such term in the recitals.

“Additional Material Agreement” means any contract, or series of related contracts, entered into by any Loan Party after the Closing Date (a) that is a guaranty in favor of any Loan Party in respect of any counterparty’s obligations under a Material Agreement, (b) that provides for the payment by any Loan Party of amounts in excess $2,500,000 in the aggregate in any calendar year, (c) that provides for the payment to any Loan Party of amounts in excess of $5,000,000 in the aggregate in any calendar year, or (d) the breach, nonperformance, cancellation, or nonrenewal of which could reasonably be expected to have a Material Adverse Effect.

“Adjustment Date” means each date of delivery of the compliance certificate required to be delivered pursuant to Section ~~5.10(f)~~5.10(f) or, to the extent not so delivered, ten (10) days after the date such compliance certificate was required to be delivered pursuant to Section ~~5.10(f)~~5.10(f).

“Administrative Agent” means OIC Investment Agent, LLC, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto pursuant to Article VIII.

“Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Reimbursement Letter” means the Agent Reimbursement Letter, dated as of the Closing Date, among Borrower, the Administrative Agent and the Collateral Agent.

“Agents” means, collectively, the Administrative Agent, the Sub-Administrative Agent and the Collateral Agent.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to the aggregate then unpaid principal amount of such Lender’s Loan at such time.

3	~~Net-Zero~~Gevo - Credit Agreement

“Aggregate Exposure Percentage” means with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement” has the meaning assigned to such term in the preamble.

“Anti-Corruption Laws” means any law of any jurisdiction relating to corruption in which any Loan Party performs business, including without limitation, the FCPA, the U.K. Bribery Act, and where applicable, legislation relating to corruption enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials.

“Anti-Corruption Prohibited Activity” means the offering, payment, promise to pay, authorization or the payment of any money or the offer, promise to give, giving, or authorizing the giving of anything of value, to any Government Official or to any person under the circumstances where the Person, such Person’s Affiliate’s or such Person’s representative knew or had reason to know that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of (a) influencing any act or decision of such Government Official in his or her official capacity, (b) inducing such Government Official to do or omit to do any act in relation to his or her lawful duty, (c) securing any improper advantage, or (d) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, in each case, in order to assist such Person in obtaining or retaining business for or with, or in directing business to, any Person.

“Anti-Money Laundering Laws” means the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, and all money laundering-related laws of the United States and other jurisdictions where such Person conducts business or owns assets, and any related or similar law issued, administered or enforced by any Governmental Authority, whether now or hereafter in existence.

“Applicable Law” means with respect to any Person, property (including any Business) or matter, any of the following applicable thereto: any constitution, writ, injunction, statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, court decision, Authorization, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing, by any Governmental Authority, whether in effect as of the date hereof or thereafter and, in each case, as amended, including Environmental Laws.

“Approved Fund” means any Fund that is administered, managed or advised by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, manages or advises a Lender or an Affiliate of a Lender.

“Asset Management Agreement” means ~~each asset management agreement~~, as the context may require, (i) that certain Asset Management Agreement, dated as of January 31, 2025, by and between ~~each~~the CCS Project Company and the ND Asset Manager, (ii) that certain Amended and Restated Asset Management Agreement, dated as of February 6, 2026,   by and between the Ethanol Project Company and the ND Asset Manager and (iii) that certain Amended and Restated Asset Management Agreement, dated as of February 6, 2026, by and between the RNG Project Company and the IA Asset Manager.

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“Asset Manager” means ~~Gevo North Dakota Asset Management, LLC~~, as the context may apply, the ND Asset Manager and/or the IA Asset Manager.

“Asset Manager Marketing Fee” means that certain “Marketing Fee” under and as defined in the applicable Asset Management Agreement.

“Asset Manager ~~Services~~Service Fee” means that certain ~~services fee~~“Service Fee” under and as defined in the applicable Asset Management Agreement.

“Asset Purchase Agreement” has the meaning assigned to such term in the recitals. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorization” means any consent, waiver, variance, registration, filing, declaration, agreement, notarization, certificate, license, tariff, approval, permit, orders, authorization, exception or exemption from, by or with any Governmental Authority, whether given by express action or deemed given by failure to act within any specified period, and all corporate, creditors’, shareholders’ and partners’ approvals or consents.

“Authorized Representative” means, with respect to any Person, the chief executive officer, the chief financial officer or any other appointed officer or manager of such Person as may be designated from time to time by such Person in writing by a notice delivered to the Administrative Agent. Any document or certificate delivered under the Financing Documents that is signed by an Authorized Representative may be conclusively presumed by the Administrative Agent and Lenders to have been authorized by all necessary corporate, limited liability company or other action on the part of the relevant Person.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Bankruptcy” means with respect to any Person (a) commencement by such Person of any case or other proceeding (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; (b) commencement against such Person of any case or other proceeding of a nature referred to in clause (a)(i) or (a)(ii) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (c) commencement against such Person of any case or other proceeding seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (d) such Person shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) such Person shall admit in writing its inability to pay its debts as they become due or shall make a general assignment for the benefit of its creditors.

“Beneficial Owner” means, with respect to any Fiscally Transparent Entity, (1) any direct owner of equity interests in such Fiscally Transparent Entity (as determined for U.S. federal income tax purposes) that is a Person or arrangement that is, for U.S. federal income tax purposes, a “person” within the meaning of Section 7701(a)(1) of the Code and that is not a Fiscally Transparent Entity or (2) any Beneficial Owner with respect to a Fiscally Transparent Entity that is a direct owner of the first mentioned Fiscally Transparent Entity.

“Biorecro Agreement” means that certain Carbon Dioxide Removal Sales Agreement, dated as of September 18, 2025, by and between Ethanol Project Company and Biorecro North America, LLC, a Delaware limited liability company.

“Board Observer Rights Agreement” means that certain Board Observer Rights Agreement, dated as of the date hereof, by and among Holdings and the OIC Persons party thereto.

“Board of Governors of the Federal Reserve System” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” means any bona fide debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any Disqualified Institution or (b) any Affiliate of such Disqualified Institution, but, in each case, with respect to which no personnel involved with any investment in such Person or the management, control or operation of such Person directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated entity.

“Borrower” has the meaning assigned to such term in the preamble.

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“Borrower Operating Expenses” means operating costs and expenses of the Borrower and the Borrower’s other administrative, management and overhead costs and expenses (including (a) franchise and similar Taxes and other fees, Taxes and expenses required to maintain its corporate or legal existence, (b) indemnity payments in connection with its management and maintenance, (c) amounts relating to insurance (including the costs of premiums and deductibles and brokers’ expenses), (d) amounts related to obtaining and maintaining any approval from any Governmental Authority and (e) legal, accounting, general administrative and other overhead costs and expenses and professional fees). For the avoidance of doubt, Borrower Operating Expenses shall not include Restricted Payments, Capital Expenditures, payments in respect of principal and interest in respect of the Obligations or any other Indebtedness, non-cash charges, including, without limitation, depreciation, amortization, income taxes, non-cash taxes or other bookkeeping entries of a similar nature or any expenses which relate to the Business of the Guarantors. For the avoidance of doubt, Borrower Operating Expenses shall not include any Ethanol/CCS Operating Expenses or RNG Operating Expenses.

“Borrower Retained Revenue Account” means the retained revenue account of the Borrower maintained at the Depositary Bank with the account number “~~6000023314~~2905871101” and subject to a Collateral Account Control Agreement.

“Borrower ~~Retained~~ Revenue Account” means the ~~retained~~ revenue account of the Borrower maintained at the Depositary Bank with the account number “~~6000023348~~2907698825” and subject to a Collateral Account Control Agreement.

“Borrowing” means a borrowing of Loans.

“Borrowing Request” means a request by the Borrower for the Loans in accordance with Section 2.01 and substantially in the form of Exhibit G.

“BP Guaranty” means the Guaranty of BP Corporation North America Inc., dated as of July 26, 2021, issued in favor of the RNG Project Company to guarantee the performance of BP Canada Energy Marketing Corp. and BP Products North America Inc. under the RNG Offtake Agreement.

“Business” the meaning assigned to such term in the preamble.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

“Business Revenues” means, ~~for any period (without duplication), all revenue received in the ordinary course of Business by or on behalf of the Loan Parties during such period, interest paid in respect of any Collateral Accounts including proceeds from any business interruption insurance and any other receipts otherwise arising or derived from or paid or payable to the Loan Parties under the Material Agreements and Tax Credit Monetization Agreements or otherwise in respect of the Business and the Real Property; provided that, for the avoidance of doubt, any amounts received by any Loan Party that could require prepayment pursuant to any of Section 2.06(b)(i), (ii), (iii), (iv) or (vi) without consideration of any minimum threshold amounts therein shall not constitute~~as the context may apply, Ethanol/CCS Business Revenues and/or RNG Business Revenues.

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“Called Principal” means the aggregate principal amount of the Loans (including the First Incremental Loans) that are prepaid or paid pursuant to this Agreement, including for the avoidance of doubt the principal of the Loans (including the First Incremental Loans) that become or are declared to be immediately due and payable pursuant to the last paragraph of Section 7.01, as the context requires (it being acknowledged that, for purposes of this definition, Loans will be repaid on a “first-in, first-out” basis).

“Capital Expenditures” means with respect to any Person, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities and including that portion of payments under Lease Obligations that are capitalized on the balance sheet of such Person) by such Person and its Subsidiaries which are required to be capitalized under GAAP on a balance sheet of such Person.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means, as applied to any Person that is a lessee under any Capital Lease, that portion of obligations under such Capital Lease that is properly classified as a liability on a balance sheet in conformity with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any of the foregoing.

“Carbon Sequestration Agreement” means that certain carbon sequestration agreement, dated as of January 31, 2025, by and between the CCS Project Company and the Ethanol Project Company.

“Cash Equivalent Investment” means, at any time:

(a)             any direct obligation of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case with maturities not exceeding two years;

(b)             time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, or any state thereof having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended);

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(c)             repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)             commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s or A-1 (or higher) according to S&P;

(e)             securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(f)              shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)             taxable and tax-exempt auction rate securities rated AAA by S&P and Aaa by Moody’s and with a reset of less than ninety (90) days;

(h)             money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated A or higher by S&P and A-2 or higher by Moody’s and (iii) have portfolio assets of at least $500,000,000;

(i)             funds or cash uninvested in a trust or deposit account of the Depositary Bank; and

(j)              cash.

~~“Carbon Sequestration Agreement” means that certain carbon sequestration agreement, dated as of January 31, 2025, by and between the CCS Project Company and the Ethanol Project Company.~~

“CCS Project” has the meaning assigned to such term in the recitals.

“CCS Project Company” has the meaning assigned to such term in the preamble.

“CCS ~~Project Company~~ Operating Account” means the operating account of CCS Project Company maintained at the Depositary Bank with ~~the~~ account number “~~6000023306~~01894224101” and subject to a Collateral Account Control Agreement.

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“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.09(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement). Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means:

(a)             any Person or Persons constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date, but excluding any employee (or similar) benefit plan, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of Capital Stock representing more than 35% of the aggregate voting or economic interests represented by the then issued and outstanding Capital Stock of Gevo Parent;

(b)             except with respect to the voting and economic interests owned by OIC Persons (or transferred by OIC Persons) in accordance with the LLC Agreement, Gevo Parent shall cease to beneficially and directly or indirectly own 100% on a fully diluted basis of the aggregate voting and economic interests in the Capital Stock of the Holdings;

(c)             Holdings shall cease to beneficially and directly own 100% on a fully diluted basis of the aggregate voting and economic interests in the Capital Stock of Borrower; ~~or~~

(d)            the Borrower shall cease to beneficially and directly own 100% on a fully diluted basis of the aggregate voting and economic interests in the Capital Stock of Net-Zero North Holdco or RNG Holdco;

(e)           Net-Zero North Holdco shall cease to beneficially own 100% on a fully diluted basis of the aggregate voting and economic interests in the Capital Stock of the Ethanol Project Company, the Operations Company or the CCS Project Company~~.~~;

(f)             RNG Holdco shall cease to beneficially own 100% on a fully diluted basis of the aggregate voting and economic interests in the Capital Stock of RNG Project Company; or

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(g)             a “Change of Control” as defined in the Huntington Credit Agreement shall occur.

“Closing Date” means January 31, 2025.

“Closing Date Equity Contributions” means cash equity contributions to the Loan Parties in an aggregate amount set forth in the Funds Flow Memorandum.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all Property of the Loan Parties (including all Capital Stock of the ~~Project Companies, the Operations Company~~Ethanol/CCS Guarantors, the RNG Guarantors and the Borrower), granted as collateral to secure any and all of the Obligations pursuant to any of the Security Documents.

“Collateral Account Control Agreements” means a deposit account control agreement entered into by one or more of the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Collateral Accounts” means Borrower Revenue Account, the Borrower Retained Revenue Account ~~and the Operating Accounts~~, the Ethanol Operating Account, the CCS Operating Account, the Operations Company Operating Account, the RNG Operating Account, and the Net-Zero North Holdco Account.

“Collateral Agent” means OIC Investment Agent, LLC, in its capacity as collateral agent for the Secured Parties under the Security Documents, and any successor thereto pursuant Article VIII.

“Commitment” means~~, with respect to each Lender, the commitment of such Lender to make a Loan to the Borrower pursuant to Section 2.01(a), in a principal amount not to exceed the amount set forth opposite such Lender’s name on Annex I under the heading “~~ the Initial Commitment and the First Incremental Loan Commitment~~”~~.

“Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation, expropriation, nationalization or similar action of or proceeding by any Governmental Authority affecting any Business.

“Consent to Assignment” means each Consent to Assignment delivered in accordance with Section 4.01(k).

“Contamination” means the presence or Release or threat of Release of Hazardous Materials in, on, under or emanating to or from any real property excluding any such materials that are stored or used on such property in the ordinary course of business and are being stored and used in compliance with Applicable Law and in a manner that would not reasonably be expected to result in the assertion of any material Environmental Claims.

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“Consolidated EBITDA” means, with respect to the Loan Parties for any Measurement Period, Consolidated Net Income for such Measurement Period,

plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i)             consolidated interest expense for such Measurement Period determined in accordance with GAAP;

(ii)            taxes based on income, assets, profits or capital of the Loan Parties, including federal, state, franchise, excise, international withholding and similar taxes paid in cash or accrued by any Loan Party during such Measurement Period including any penalties and interest relating to any tax examinations and state taxes in lieu of business fees (including business license fees);

(iii)           all amounts attributable to depreciation and amortization for such Measurement Period;

(iv)          any other noncash charges, write-down, losses, or expenses (excluding any amortization of a prepaid cash item that was paid but not expensed in a previous Measurement Period);

(v)            fees, costs and expenses incurred in connection with this Agreement, the other Transaction Documents ~~and the~~, any Asset Purchase Agreement, the Omnibus Amendment and the Huntington Credit Agreement, including without limitation, any amendments, waivers or other modifications to any of the foregoing, provided, that the aggregate amount of such fees, costs and expenses incurred following the Closing Date which can be added to Consolidated Net Income shall not exceed $~~100,000~~200,000 in the applicable Measurement Period;

(vi)           fees, costs and expenses incurred in connection with any transaction (whether or not consummated), permitted under this Agreement, including any issuance or offering of Capital Stock, any Investment, any acquisition, any Disposition, any Restricted Payment, any casualty event, any recapitalization, any merger, consolidation, restructuring or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification, restatement, waiver, forbearance or other transaction cost related to Indebtedness or any similar transaction, provided, that the aggregate amount of such fees, costs and expenses which can be added to Consolidated Net Income shall not exceed $200,000 in the applicable Measurement Period;

(vii)             non-recurring charges can be added to Consolidated Net Income in an aggregate amount that shall not exceed $500,000 in the applicable Measurement Period;

minus without duplication, all non-cash gains during such Measurement Period;

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provided that for purposes of the fiscal quarters ended on June 30, 2024, September 30, 2024, ~~and~~ December 31, 2024, March 31, 2025, June 30, 2025 and September 30, 2025, Consolidated EBITDA shall be deemed to be $~~5,139,954, $1,846,644 and $2,919,264,~~5,751,000, $320,000, $5,286,000, $6,038,000, $5,067,000 and $12,304,000 respectively.

“Consolidated Net Income” means, for any Measurement Period, the net income or loss of the Loan Parties for such Measurement Period determined on a consolidated basis in accordance with GAAP; provided that the following shall be excluded:

(a)            any gains or losses attributable to dispositions out of the ordinary course of business, and

(b)            the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of GAAP and the amortization of intangibles arising from the application of GAAP.

For the avoidance of doubt, only the cash proceeds of all Tax Credits paid to a Loan Party during such Measurement Period shall be included in Consolidated Net Income (and not, for the avoidance of doubt, any accrued Tax Credits or any Tax Credits for which the cash proceeds thereof have not been actually received by a Loan Party).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cyber-security Incident” has the meaning assigned to such term in Section 5.3(m) of this Agreement.

“Debt Prepayment Offer” has the meaning assigned to such term in Section 2.06(b)(iv).

“Debt Rating” means the debt rating of the Loans as determined from time to time by S&P or any other nationally recognized credit rating organization that is recognized as a nationally recognized statistical rating organization by the United States Securities and Exchange Commission, so long as such credit rating organization is approved as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners.

“Default” means any event, condition or circumstance that, with notice or lapse of time or both, would (unless cured or waived) become an Event of Default.

“Depositary Bank” means ~~Cornerstone Bank~~(a) in respect of CCS Project Company, Ethanol Project Company, and Operations Company, Huntington National Bank; and (b) in respect of Net-Zero North Holdco and RNG Project Company, JPMorgan Chase Bank, N.A.

“Discharge Date” means the date on which the Loan Parties’ Obligations (other than Obligations under the Financing Documents that survive termination of the Financing Documents, but as of such date of determination are not due and payable and for which no claims have been made) under this Agreement are paid in full in cash and the Commitments hereunder have been terminated.

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“Disposition” has the meaning assigned to such term in Section 2.06(b)(iii).

“Disposition Proceeds Prepayment Offer” has the meaning assigned to such term in Section 2.06(b)(iii).

“Disqualified Institution” means any Person listed on Exhibit I (the “Primary Disqualified Institution”) and any of such Primary Disqualified Institution’s Affiliates designated by the Borrower by written notice delivered to the Administrative Agent from time to time or otherwise reasonably identifiable as an Affiliate of a Primary Disqualified Institution solely on the basis of the similarity of such Affiliate’s name to the name of any entity set forth on the DQ List, but excluding any Bona Fide Debt Fund.

“Dollars” or “$” refers to the lawful currency of the United States of America. “DQ List” has the meaning assigned to such term in Section 10.04(j)(iii).

“ECF Prepayment Offer” has the meaning assigned to such term in Section 2.06(b)(v).

“ECF Sweep Amount” means, for each Quarterly Date, an amount equal to ECF Sweep Percentage for the applicable period multiplied by Net Cash Flow.

“ECF Sweep Percentage” means:

(a)             ~~, for any~~from the Closing Date through the Omnibus Amendment Effective Date, for each calendar quarter as certified by the Borrower in the most recent compliance certificate delivered in accordance with Section ~~5.10(f) (a~~5.10(f), (i) 100% if the Net LTM Leverage Ratio equals or exceeds 3.50 to 1.00 (or if Consolidated EBITDA is negative), (~~b~~ii) 75% if the Net LTM Leverage Ratio is less than 3.50 to 1.00 and greater than or equal to 2.50 to 1.00 and (~~c~~iii) 66% if the Net LTM Leverage Ratio is less than 2.50 to 1.00;

(b)             from the Omnibus Amendment Effective Date through December 31, 2026, for each calendar quarter, as certified by the Borrower in the most recent compliance certificate delivered in accordance with Section 5.10(f), (i) 50% if the Net LTM Leverage Ratio equals or exceeds 3.50 to 1.00 (or if Consolidated EBITDA is negative), (ii) 35% if the Net LTM Leverage Ratio is less than 3.50 to 1.00 and greater than or equal to 2.50 to 1.00 and (iii) 10% if the Net LTM Leverage Ratio is less than 2.50 to 1.00;

(c)             from December 31, 2026 through December 31, 2028, for each calendar quarter, as certified by the Borrower in the most recent compliance certificate delivered in accordance with Section 5.10(f), (i) 100% if the Net LTM Leverage Ratio equals or exceeds 3.50 to 1.00 (or if Consolidated EBITDA is negative), (ii) 75% if the Net LTM Leverage Ratio is less than 3.50 to 1.00 and greater than or equal to 2.50 to 1.00 and (iii) 50% if the Net LTM Leverage Ratio is less than 2.50 to 1.00; and

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(d)             for each calendar quarter after December 31, 2028, 100%. Notwithstanding the foregoing, the ECF Sweep Percentage shall be deemed to be 100% for any period in which the compliance certificate is not delivered within ten (10) days of when it would be required to be delivered pursuant to Section ~~5.10(f)~~5.10(f).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environment“ means soil, surface water and groundwater (including potable water, groundwater and wetlands), the land, surface or subsurface strata or sediment, indoor and ambient air, and natural resources such as flora and fauna or otherwise defined in any Environmental Law.

“Environmental Claim” means any action, suit, proceeding, notice, claim or demand by any Person seeking to enforce any obligation or responsibility arising under or relating to Environmental Law or alleging or asserting liability for investigatory costs, cleanup or other remedial costs, legal costs, environmental consulting costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties related to (a) the presence, or Release into the Environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such claim is made, or (b) any violation of, or alleged violation of, or liability arising under any Environmental Law. The term “Environmental Claim” shall include, without limitation any claim by any Person for damages, contribution, indemnification, cost recovery, compensation or injunctive relief or costs associated with any remediation plan, in each case, under any Environmental Law.

“Environmental Laws” means any and all Applicable Laws regulating or imposing liability or standards of conduct concerning or relating to pollution, Hazardous Materials, human health and safety, the protection of the Environment, natural resources or species and their habitat, including all Applicable Laws concerning the presence, use, manufacture, generation, transportation, Release, threatened Release, disposal, arrangement for disposal, dumping, discharge, treatment, storage, control, cleanup or handling of Hazardous Materials, and all Applicable Laws concerning the underground injection of carbon dioxide.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to any Pension Plan, (b) the failure by any Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such plan, whether or not waived, (c) the filing of a notice of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA), (e) the imposition or incurrence of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate, (f) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan, (g) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA, or (h) the imposition of a Lien upon the Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.10(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.10(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.10(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.10(e).

~~“Ethanol Project” has the meaning assigned to such term in the recitals.~~

“Ethanol/CCS Business Revenues” means, for any period (without duplication), all revenue received in the ordinary course of Business by or on behalf of the Ethanol/CCS Guarantors during such period, interest paid in respect of any Ethanol/CCS Operating Accounts including proceeds from any business interruption insurance and any other receipts otherwise arising or derived from or paid or payable to the Ethanol/CCS Guarantors under the Material Agreements to which an Ethanol/CCS Guarantor is a party and Tax Credit Monetization Agreements in respect of Ethanol Project or CCS Project Company to which Holdings is a party or otherwise in respect of the Business and the Real Property of the Ethanol/CCS Guarantors; provided that, for the avoidance of doubt, any amounts received by any Ethanol/CCS Guarantor that could require prepayment pursuant to any of Section 2.06(b)(i), (ii), (iii), (iv) or (vi) without consideration of any minimum threshold amounts therein shall not constitute Business Revenues. For the avoidance of doubt, Ethanol/CCS Business Revenues shall not include any RNG Business Revenues.

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“Ethanol ~~Project Company~~/CCS Guarantors” has the meaning assigned to such term in the preamble.

“Ethanol ~~Project Company~~ Operating Account” means the operating account of Ethanol Project Company maintained at the Depositary Bank with the account number “~~6000023322~~01894224088” and subject to a Collateral Account Control Agreement.

“Ethanol/CCS Operating Accounts” means the Ethanol Operating Account, the CCS Operating Account, and the Operations Company Operating Account.

“Ethanol/CCS Operating Budget” means a proposed annual operating plan and budget prepared by the Borrower with respect to the Borrower and Ethanol/CCS Guarantors in accordance with Section 5.20(a), of (a) anticipated Ethanol/CCS Business Revenues, (b) anticipated Borrower and Ethanol/CCS Operating Expenses, (c) anticipated Capital Expenditures relating to the Business of the Ethanol/CCS Guarantors and (d) anticipated payments in connection with any Permitted Indebtedness relating to the Business of the Ethanol/CCS Guarantors, in each case, detailed by month for the following calendar year, which annual operating plan and budget shall be substantially in the form of Exhibit D.

“Ethanol/CCS Operating Expenses” means any and all of the expenses paid or payable by or on behalf of the Ethanol/CCS Guarantors in relation to the operation and maintenance (except as set forth below) of the Real Property and the Business of the Ethanol/CCS Guarantors, including consumables, payments under any operating lease, taxes (including franchise taxes, property taxes, sales taxes and excluding income taxes), insurance (including the costs of premiums and deductibles and brokers’ expenses), amounts payable under any Permitted Hedging Arrangement (including Permitted Hedging Cash Collateral), fees and expenses to monetize Tax Credits pursuant to Tax Credit Monetization Agreements in accordance with this Agreement, costs and fees attendant to obtaining and maintaining in effect the Authorizations relating to the Real Property and the Business payable during such period, the Asset Manager Service Fee and Asset Manager Marketing Fee, in each case, to the extent permitted by Section 6.06(b), payments made to security, police services, and legal, accounting and other professional fees attendant to any of the foregoing items payable during such period and other expenses set forth in the Operating Budget, but exclusive of Restricted Payments, Capital Expenditures, and payments in respect of principal and interest in respect of the Obligations or any other Indebtedness. Ethanol/CCS Operating Expenses do not include non-cash charges, including, without limitation, depreciation, amortization, income taxes, non-cash taxes or other bookkeeping entries of a similar nature. For the avoidance of doubt, Ethanol/CCS Operating Expenses shall not include any Borrower Operating Expenses or RNG Operating Expenses.

“Ethanol/CCS Project Companies” has the meaning assigned to such term in the preamble.

“Ethanol Project” has the meaning assigned to such term in the recitals.

“Ethanol Project Company” has the meaning assigned to such term in the preamble.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Abandonment” means (a) the abandonment by Ethanol Project Company, CCS Project Company, the RNG Project Company, or Operations Company of all or a material portion of its activities to operate or maintain its existing business, which abandonment shall be deemed to have occurred if such Person fails to operate such business for a period of thirty (30) or more consecutive days; provided that any suspension or delay in operation of such business caused by a force majeure event or other events that are beyond the control of such Person shall not constitute an “Event of Abandonment” for a period of up to one hundred eighty (180) days, so long as, to the extent feasible during such force majeure event or other event, such Person is diligently attempting to restart the operation of such business during such period or (b) the written announcement by such Party of its intention to do any of the foregoing in clause (a).

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means any loss of, destruction of or damage to, or any Condemnation or other taking of any property of any Loan Party.

“Event of Loss Prepayment Offer” has the meaning assigned to such term in Section 2.06(b)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by net income or franchise Taxes in each case, imposed by the jurisdiction under the laws of which such recipient is organized, in which its principal office (or other fixed place of business) is located or, in the case of any Lender, in which its applicable lending office is located or in which such recipient has a present or former connection (other than a connection arising from such recipient having executed, delivered, become a party to, any Financing Document, or received payments, received or perfected a security interest under or performed its obligations under any Financing Document, engaged in any other transaction pursuant to or enforced any Financing Document or sold or assigned an interest in any Loan or any Financing Document), (b) any branch profits Taxes imposed by the jurisdictions listed in clause (a) of this definition, (c) any Taxes imposed as a result of the failure of any Agent, any Lender or any such other recipient to comply with Section 2.11(e), (d) Taxes imposed on any recipient as a result of any failure of any Lender to treat the Loan or the investment in the Borrower in accordance with the intended tax treatment in Section 2.01(e) or, for any recipient claiming the benefits of the exemption for portfolio interest under Section 871(h) of the Code, as a result of being a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) with respect to the Borrower (or the person that is considered the Borrower for U.S. federal income tax purposes, if the Loan Party hereunder is a “disregarded entity” (within the meaning of Treasury Regulations Section 301.7701-2), (e) in the case of an Agent or a Lender (other than an assignee pursuant to a request by Borrower under Section 2.13), any U.S. federal withholding Tax that is imposed on amounts payable to such Agent or Lender under the laws effective at the time such Agent or Lender becomes a party hereto (or designates a new lending office), except to the extent that such Agent’s or Lender’s assignor was entitled, at the time of assignment, or the Agent or Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 2.11(a), and (f) any U.S. federal withholding Taxes imposed under FATCA.

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“Extraordinary Material Agreement Proceeds” has the meaning assigned to such term in Section 2.06(b)(i).

“FATCA” means (1) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (2) any agreements entered into by the United States pursuant to Section 1471(b)(1) of the Code, and (3) any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Feedstock Suppliers” means (i) Rock River Jerseys, LLC, Winding Meadows Dairy, Inc., and Meadowvale Dairy, LLC, and (ii) any other Person that enters into a Feedstock Supply Agreement for the RNG Project.

“Feedstock Supply Agreements” means the Feedstock Supply Agreements between the RNG Project Company and each of the Feedstock Suppliers, each as originally executed and as it may from time to time be supplemented, modified, or amended in accordance with the terms thereof.

“Financial Model” means (i) with respect to the Closing Date, the projections of the Loan Parties’ operating results (on a quarterly basis over a period ending on the Maturity Date) delivered to the Lenders on or prior to the Closing Date pursuant to Section 4.01(d)~~.~~ and (ii) from and after the Omnibus Amendment Effective Date, the projections of the Loan Parties’ operating results (on a quarterly basis over a period ending on the Maturity Date) delivered to the Lenders on or prior to the Omnibus Amendment Effective Date.

“Financing Documents” means this Agreement, each Note (if requested by a Lender), the Agent Reimbursement Letter, the Initial Lender Loan Discount Letter, the First Incremental Lender Loan Discount Letter, the Board Observer Rights Agreement, the Security Documents, any intercreditor agreement, and each certificate, agreement, instrument, waiver, consent or document executed by a Loan Party to Agent or any Lender in connection with or pursuant to any of the foregoing.

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“First Incremental Lender Loan Discount Letter” means that certain Loan Discount Letter, dated as of the Omnibus Amendment Effective Date, by and among the Borrower and each First Incremental Loan Lender.

“First Incremental Loans” means the term loans made by the First Incremental Loan Lenders to the Borrower on the First Incremental Loan Funding Date pursuant to Section 2.01(a).

“First Incremental Loan Commitment” means, relative to any First Incremental Loan Lender, such Lender’s obligation to make First Incremental Loans pursuant to Section 2.15. The amount of each First Incremental Loan Lender’s First Incremental Loan Commitment is set forth on Part B of Annex I under the heading “First Incremental Loan Commitment”. The aggregate amount of First Incremental Loan Commitments as of the Omnibus Amendment Effective Date is equal to the First Incremental Loan Commitment Amount.

“First Incremental Loan Commitment Amount” means an aggregate principal amount of up to $70,000,000.

“First Incremental Loan Funding Date” means the Omnibus Amendment Effective Date.

“First Incremental Loan Funds Flow Memorandum” means the memorandum, in form and substance acceptable to the Administrative Agent and the First Incremental Loan Lenders in their sole discretion, detailing the proposed flow, and use, of the First Incremental Loan proceeds on the First Incremental Loan Funding Date.

“First Incremental Loan Lenders” means any lender that holds First Incremental Loans and/or First Incremental Loan Commitments.

“Fiscally Transparent Entity” means a Person or arrangement that is classified or treated, for U.S. federal income tax purposes, as a partnership, a “disregarded entity” (within the meaning of Treasury Regulations Section 301.7701-2), an S corporation (within the meaning of Section 1361(a)(1) of the Code) or a qualified subchapter S subsidiary (within the meaning of Section 1361(b)(3) of the Code).

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Flood Insurance Reform Act of 2004 and the Biggert-Waters Flood Insurance Reform Act of 2012, each as now or hereafter in effect or any successor statute thereto.

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“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Loan Party or any ERISA Affiliate with respect to employees employed outside the United States (as such term is defined in Section 3(10) of ERISA) (other than any arrangement with the applicable Governmental Authority).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Office” means the office specified from time to time by the Administrative Agent as its funding office by notice to Borrower and the Lenders.

“Funds Flow Memorandum” means the memorandum, in form and substance acceptable to the Administrative Agent and the Lenders in their sole discretion, detailing the proposed flow, and use, of the Loan proceeds on the Closing Date.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.

“Gevo Parent” means Gevo Inc., a Delaware corporation.

“Government Official” means any official of any Governmental Authority, including, without limitation, all officers or employees of a government department, agency, instrumentality or permitting agency.

“Governmental Authority” means any federal, regional, tribal, state or local government, or political subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question, including all agencies and instrumentalities of such governments and political subdivisions.

“Ground Lease Agreement” means (i) that Land Lease Agreement, dated as of January 7, 2020, between RNG Project Company and Rock River Jerseys, LLC, including all amendments thereto, (ii) Land Lease and Easement Agreement, dated as of September 19, 2019, between RNG Project Company and Terry Vann Maanen and Susan Van Maanen, including all amendments thereto, (iii) Land Lease and Easement Agreement, dated as of November 7, 2019, between RNG Project Company and Meadowvale Dairy, LLC, including all amendments thereto, and (iv) Ground Lease and Easement Agreement, dated October 15, 2020, between RNG Project Company and Colton Harthoorn and Kristi Harthoorn, including all amendments thereto, as the same may be supplemented, amended, amended and restated or otherwise modified from time to time.

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“Guarantee” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of such obligation of such other Person, the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

“Guaranteed Obligations” means, with respect to each Guarantor, the Obligations whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any debtor relief law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Guarantors” has the meaning assigned to such term in the preamble.

“Hazardous Material” means, but is not limited to, any solid, liquid, gas, odor, heat, sound, vibration, radiation or other substance or emission which is a contaminant, pollutant, dangerous substance, toxic substance, regulated substance, hazardous waste, subject waste, solid waste, hazardous material or hazardous substance which is or becomes regulated by Environmental Laws or which is classified as hazardous or toxic under Environmental Laws (including petroleum, gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls, asbestos, radon gas, mold, per- and polyfluoroalkyl substances, and urea formaldehyde foam insulation) or with respect to which liability or standards of conduct are imposed under any Environmental Laws.

“Highest Lawful Rate” means with respect to each Lender, the maximum nonusurious interest rate, if any, that may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender which are in effect at the relevant time.

“Holdings” has the meaning assigned to such term in the preamble.

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“Huntington Cash Collateral Account” means that certain “Cash Collateral Account” as defined in the Huntington Credit Agreement.

“Huntington Credit Agreement” means that certain Credit and Security Agreement, dated as of February 6, 2026, among The Huntington National Bank, the Ethanol Project Company, the CCS Project Company, the Operations Company and Net-Zero North Holdco.

“Huntington Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Omnibus Amendment Effective Date, between The Huntington National Bank, the Collateral Agent and the Administrative Agent.

“IA Asset Manager” means Gevo Asset Management, LLC.

“ICM License Agreement” means that certain license agreement dated as of September 9, 2005, by and between Red Trail Energy, LLC and ICM, Inc. as modified by that certain Consent to Assignment of License Agreement, dated as of October 24, 2024.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money and every reimbursement obligation with respect to letters of credit, bankers’ acceptances or similar facilities, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business and payable within ninety (90) days past the original invoice or billing date thereof, (d) liabilities under interest rate, commodity price or currency Swap Agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates, commodity prices and currency exchange rates, (e) the capitalized amount (determined in accordance with GAAP) of all payments due or to become due under all leases and agreements to enter into leases required to be classified and accounted for as a Capital Lease Obligation, (f) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds or collateral security, (g) Indebtedness of others described in clauses (a) through (f) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person and (h) all Indebtedness of others described in clauses (a) through (g) above guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s general partner interest in such partnership, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning assigned to such term in Section 10.03(b).

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any Financing Document other than Excluded Taxes and Other Taxes.

“Independent Auditor” means Deloitte or any “big four” accounting firm as selected by the Borrower and notified to the Administrative Agent, or such other firm of independent public accountants of recognized national standing in the United States selected by the Borrower and acceptable to the Administrative Agent, acting reasonably.

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“Initial Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan to the Borrower on the Closing Date pursuant to Section 2.01(a), in a principal amount not to exceed the amount set forth opposite such Lender’s name on Part A of Annex I under the heading “Initial Commitment”. The aggregate Initial Commitment was fully utilized on the Closing Date.

“Initial Lender” means any lender that holds Initial Loans and/or Initial Loan Commitments.

“Initial Lender Loan Discount Letter” means that certain Loan Discount Letter, dated as of the Closing Date, by and among Net-Zero North Holdco and each Initial Lender.

“Initial Loans” means the term loans made by the Initial Lenders to the Borrower on the Closing Date pursuant to Section 2.01(a).

“Interest Rate” means:

(a)            ~~“Interest Rate” means, as of any date of determination~~From the Closing date until the Omnibus Amendment Effective Date, the rate per annum set forth in the “Interest Rate” column below based upon the Net LTM Leverage Ratio as of last day of the immediately preceding Measurement Period for which computations pursuant to Section ~~5.10(f)~~5.10(f) have been delivered~~.~~:

Net LTM Leverage Ratio	Interest Rate
Greater than or equal to 3.00 to 1.00	11.50%
Less than 3.00 to 1.00 and greater than or equal to 1.50 to 1.00	10.75%
Less than 1.50 to 1.00	10.00%

~~The~~Such Interest Rate shall be adjusted quarterly and effective on the first calendar day of the month succeeding the applicable Adjustment Date based upon the Net LTM Leverage Ratio in accordance with the table above; provided, that if any compliance certificate is not delivered when required pursuant to Section ~~5.10(f)~~5.10(f), the “Interest Rate” shall be 11.50% until such compliance certificate is delivered in compliance with Section ~~5.10(f)~~5.10(f). The Interest Rate applicable from the Closing Date up to the next adjustment shall be 11.50%.

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(b)            From and after the Omnibus Amendment Effective Date, at any time, a rate per annum equal to 12.00%.

“Investment” means for any Person, (a) the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, debt securities, partnership or other ownership interests or other securities of, or any Property constituting an ongoing business, line of business, division or business unit of or constituting all or substantially all the assets of, or the making of any capital contribution to, any other Person, (b) the making of any advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold in the ordinary course of business), (c) the entering into of any Guarantee with respect to Indebtedness or other liability of any other Person, and (d) any other investment that would be classified as such on a balance sheet of such Person in accordance with GAAP.

“JPM Holdings Account” means the deposit account of Holdings ~~to be~~ maintained at JPMorgan Chase Bank, National Association ~~and confirmed by Holdings to the Administrative Agent as opened within 60 days of the Closing Date~~.

“Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or any other amounts under any lease of real or personal property, which lease would be classified as a lease in accordance with GAAP, including both amounts required to be capitalized and not required to be capitalized in accordance with GAAP on a balance sheet of such Person, and which, for the avoidance of doubt, shall include the obligations of any Loan Party pursuant to the Real Property Leases.

“Leased Real Property” means all real property leased, licensed, held pursuant to an easement, or otherwise occupied by any Loan Party, but excluding the Owned Real Property.

“Lender Equity Owner” means the OIC Persons that are members pursuant to the LLC Agreement.

“Lender” means (a) ~~any lender that holds Loans and/or Commitments and (b~~each Initial Lender, (b) each First Incremental Loan Lender and (c) each Person that shall become a Lender hereunder pursuant to an Assignment and Assumption that assumes Loans and/or Commitments, in each case, so long as such lender continues to hold such Loans and/or Commitments. For the avoidance of doubt, any reference herein or in any other Financing Document to a “Lender” or its rights or obligations hereunder or thereunder shall be a reference to such Lender in its capacity as a Lender hereunder and not as a Lender Equity Owner pursuant to the LLC Agreement.

~~“Lender Loan Discount Letter” means that certain loan discount letter, dated as of the date hereof, by and among Borrower and each Lender.~~

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“Lien” means any mortgage, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, collateral assignment or preference, priority or other security agreement, mandatory deposit arrangement, preferential arrangement or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, whether now existing or at any time hereafter arising or hereafter acquired (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of the relevant jurisdiction).

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings, dated as of January 31, 2025 among Gevo Asset, LLC and the OIC Persons party thereto~~.~~, as amended by (i) that certain Amendment to the Amended and Restated Limited Liability Company Agreement of Holdings, dated as of the Omnibus Amendment Effective Date, among Gevo Asset, LLC, the OIC Persons party thereto and New York Life Insurance Company, (ii) that certain Joinder Agreement, dated as of the Omnibus Amendment Effective Date, by and between OIC GEVO Co-Invest, L.P., a Delaware limited partnership, and Holdings and (iii) that certain Joinder Agreement, dated as of the Omnibus Amendment Effective Date, by and between New York Life Insurance Company and Holdings, and as the same may be further amended, restated, modified or supplemented from time to time.

“Loans” means the ~~term loans made by the Lenders to the Borrower pursuant to Section 2.01(a)~~Initial Loans and the First Incremental Loans.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loss Proceeds” means insurance proceeds, condemnation awards or other similar compensation, awards, damages and payments or relief (exclusive, in each case, of proceeds of business interruption, workers’ compensation, employees’ liability, automobile liability, builders’ all risk liability and general liability insurance) with respect to any Event of Loss.

“Material Adverse Effect” means, with respect to any Loan Party, a material adverse effect on: (a) the business, assets, properties (including the Real Property), operations or condition (financial or otherwise) of the Loan Parties, taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to perform their material obligations under the Financing Documents in accordance with the terms thereof; (c) the validity of, enforceability of the material rights or remedies of, or benefits available to the Secured Parties, taken as a whole, under the Financing Documents; or (d) the validity and perfection of the Secured Parties’ Liens in a material portion of the Collateral.

“Material Agreements” means (a) the RPMG Marketing Agreements, (b) the ICM License Agreement, (c) the Real Property Leases, (d) any contract between or among a Loan Party and an Affiliate (including the Carbon Sequestration Agreement, ~~the~~each Asset Management Agreement and ~~the~~each O&M Agreement), (e) any Tax Credit Monetization Agreement, (f) the Biorecro Agreement, (g) any contract, or series of related contracts, the breach, nonperformance, cancellation, or nonrenewal of which could reasonably be expected to have a Material Adverse Effect, (~~g~~h) a transition services agreement between Gevo North Dakota Operations, LLC and Seller, (i) each Ground Lease Agreement, (j) the Feedstock Supply Agreements, (k) the RNG Operating and Maintenance Agreement, (l) the RNG Offtake Agreement, (m) the BP Guaranty, (n) RNG Pipeline Interconnect Agreement, (o) the Firm Throughput Service Agreement between RNG Project Company and Northern Natural Gas Company dated October 28, 2025, (p) the Base Contract for the Sale and Purchase of Natural Gas dated October 29, 2025 between RNG Project Company and World Fuel Services, Inc., (q) the Novation Agreement dated November 6, 2025 among World Fuel Services, Inc., Agri-Energy LLC, and RNG Project Company and (~~h~~r) any Additional Material Agreement.

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~~“Material Agreements Prepayment Offer” has the meaning assigned to such term in Section 2.06(b)(i).~~

“Material Agreement Counterparty” means each Person (other than any Agent or any Lender or any Loan Party) from time to time party to any Material Agreement.

“Material Agreements Prepayment Offer” has the meaning assigned to such term in Section 2.06(b)(i).

“Maturity Date” means the date occurring on the fifth (5th) anniversary of the Closing Date or the prior Business Day if such date is not a Business Day.

“Measurement Period” means, the period consisting of the prior four consecutive fiscal quarters of Borrower ending on the most recent Quarterly Date, taken as one accounting period.

“Minimum Return” means, in respect of any Lender, an amount (if any) necessary to achieve a ~~1.30~~1.35 to 1.00 return on the aggregate original principal amount of all Loans (including the First Incremental Loans) advanced by such Lender hereunder (the calculation of which shall take into account the aggregate amount of all interest paid in respect of Called Principal on or prior to the date of prepayment or payment of the Minimum Return, but shall not include any amounts received by any applicable Lender or their affiliates or Related Funds pursuant to the LLC Agreement). For the avoidance of doubt, the Loan Discount (as defined in the Initial Lender Loan Discount Letter or the First Incremental Lender Loan Discount Letter, as applicable) shall be included in the numerator of such calculation.

“Minimum Return Event” has the meaning assigned to such term in Section 2.06(c)(iv) of this Agreement.

“Monthly Date” means the last Business Day of any month.

“Mortgage” means ~~a~~(i) that certain Fee Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Revenues, dated as of January 31, 2025, from the Ethanol Project Company, as mortgagor, to the Collateral Agent, as mortgagee, (ii) that certain Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Revenues, dated as of January 31, 2025, from the CCS Project Company, as mortgagor, to the Collateral Agent, as mortgagee, (iii) that certain Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Revenues, dated as of February 6, 2026, from RNG Project Company, as mortgagor, to the Collateral Agent, as mortgagee, pertaining to real property in Lyon County, State of Iowa (iv) that certain Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Revenues, dated as of February 6, 2026, from RNG Project Company, as mortgagor, to the Collateral Agent, as mortgagee pertaining to real property in Sioux County, State of Iowa, and (iv) any other mortgage, deed of trust, deed to secure debt or similar instrument from the applicable Loan Party, as mortgagor, to Collateral Agent, as beneficiary, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

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“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which the Borrower or any of its ERISA Affiliates contributes or is obligated to contribute, or with respect to which the Borrower or any of its ERISA Affiliates has or may have any liability.

“ND Asset Manager” means Gevo North Dakota Asset Management, LLC.

“Net Available Amount” means:

(a)            in the case of any receipt of termination payments, ordinary course settlement payments, liquidated damages, indemnity payments or other extraordinary payments under the Material Agreements, the aggregate amount of payments received by any Loan Party in respect of such event, net of (i) all reasonable costs and expenses incurred or reasonably anticipated to be incurred by any Loan Party in connection with the collection of such proceeds and (ii) federal, state, provincial, foreign and local Taxes (other than income taxes) reasonably estimated to be actually payable by the Loan Parties within the current or the immediately succeeding tax year in connection therewith to the extent such amounts were not already deducted in determining the amount of such proceeds;

(b)            in the case of any Event of Loss, the aggregate amount of Loss Proceeds received by any Loan Party in respect of such Event of Loss, net of (i) all reasonable and documented out-of-pocket costs and expenses (if any) and, if applicable, reasonable transaction costs (including reasonable legal and accounting fees and expenses), in each case, incurred or reasonably anticipated to be incurred by the applicable Loan Party in connection with the collection of such proceeds; and (ii) federal, state, provincial, foreign and local Taxes (other than income taxes) reasonably estimated to be actually payable by the Loan Parties within the current or the immediately succeeding tax year in connection therewith to the extent such amounts were not already deducted in determining the amount of such Loss Proceeds;

(c)            in the case of any Disposition, the aggregate amount received by any Loan Party in respect of such Disposition, net of (i) reasonable and documented out-of-pocket costs and expenses incurred or reasonably anticipated to be incurred by any Loan Party in connection with such Disposition, (ii) all amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset being disposed of in such Disposition, (iii) federal, state, provincial, foreign and local Taxes (other than income taxes) reasonably estimated to be actually payable by the Loan Parties within the current or the immediately succeeding tax year in connection therewith to the extent such amounts were not already deducted in determining the amount of such proceeds and (iv) a reasonable reserve determined by a financial officer (or any other officer performing equivalent duties thereof) of the applicable Loan Party in its reasonable business judgment and solely to the extent required under the applicable purchase agreement for any purchase price adjustments (including working capital adjustments or adjustments attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition) expressly contemplated by the purchase agreement relating to such Disposition; and

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(d)            in the case of any R&W Proceeds, the aggregate amount of R&W Proceeds, net of all reasonable and documented out-of-pocket costs and expenses (if any) and, if applicable, reasonable transaction costs (including reasonable legal, adviser and accounting fees and expenses), in each case, incurred or reasonably anticipated to be incurred by the applicable Loan Party in connection with the collection of such proceeds.

“Net Cash Flow” means, as of each Quarterly Date, the amount of funds available at priority seventh of the Borrower Revenue Account waterfall pursuant to ~~Section 5.18(b)(ii)(G)~~Section 5.18(d)(ii)(G).

“Net LTM Leverage Ratio” means, for any Measurement Period, the ratio of (a) (i) all Indebtedness ~~(other than any Indebtedness pursuant to the Permitted Working Capital Facility)~~ of any Loan Party less (ii) Cash Equivalent Investments in the Collateral Accounts as of the last date of such Measurement Period other than the proceeds of any voluntary equity contributions from a non-Loan Party to (b) the Consolidated EBITDA for such Measurement Period.

“Net-Zero North Holdco” has the meaning assigned to such term in the preamble.

“Net-Zero North Holdco Account” means the operating account of Net-Zero North Holdco maintained at the Depositary Bank with the account number “2907698876” and subject to a Collateral Account Control Agreement.

“Note” has the meaning assigned to such term in Section 2.05(b)(ii).

“NPL” means the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“O&M Agreement” means each ~~operation and maintenance agreement~~of (a) the Operation and Maintenance Agreement, dated January 31, 2025 between ~~each~~Ethanol Project Company and Operations Company and (b) the Operation and Maintenance Agreement, dated January 31, 2025 between CCS Project Company and Operations Company.

“Obligations” means all advances to, and debts (including interest accruing after the maturity of the Loans (including the First Incremental Loans) and interest accruing after the filing of a Bankruptcy), liabilities, obligations, Minimum Return, covenants and duties of, any Loan Party arising under any Financing Document, or otherwise with respect to any Loans, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any Bankruptcy, regardless of whether such interest and fees are allowed claims in such proceeding. For the avoidance of doubt, the “Obligations” shall not include any obligations of any Loan Party under the LLC Agreement.

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“Officer’s Certificate” means, with respect to any Loan Party, a certificate signed by an Authorized Representative of the applicable Loan Party.

“OIC Persons” has the meaning assigned to such term in Section 10.12.

“Omnibus Amendment Agreement” means that certain Omnibus Amendment Agreement, dated as February 6, 2026, by and among the Borrower, the Guarantors, each Lender party thereto, the Administrative Agent, the Sub-Administrative Agent and the Collateral Agent.

“Omnibus Amendment Distribution” means the cash contribution from the Borrower to Gevo Parent funded with proceeds of the First Incremental Loans in an aggregate amount set forth in the First Incremental Funds Flow Memorandum.

“Omnibus Amendment Effective Date” has the meaning assigned to such term in the Omnibus Amendment Agreement.

“Operating Accounts” ~~mean (a)~~means the Ethanol ~~Project Company~~ Operating Account, ~~(b)~~ the CCS ~~Project Company~~ Operating Account ~~and (c)~~, the Operations Company Operating Account, and the RNG Operating Account.

“Operating Budget” means ~~a proposed annual operating plan and budget prepared by the Borrower in accordance with Section 5.20(a), of (a) anticipated Business Revenues, (b) anticipated Operating Expenses, (c) anticipated Capital Expenditures and (d) anticipated payments in connection with any Permitted Indebtedness, in each case, detailed by month for the following calendar year, which annual operating plan and budget shall be substantially in the form of Exhibit D.~~the RNG Operating Budget and the Ethanol/CCS Operating Budget, as applicable.

~~“Operating Expenses” means any and all of the expenses paid or payable by or on behalf of the Loan Parties in relation to the operation and maintenance (except as set forth below) of the Real Property and the Business, including consumables, payments under any operating lease, taxes (including franchise taxes, property taxes, sales taxes and excluding income taxes), insurance (including the costs of premiums and deductibles and brokers’ expenses), amounts payable under any Permitted Hedging Arrangement (including Permitted Hedging Cash Collateral), fees and expenses to monetize Tax Credits pursuant to Tax Credit Monetization Agreements in accordance with this Agreement, costs and fees attendant to obtaining and maintaining in effect the Authorizations relating to the Real Property and the Business payable during such period, the “Service Fee” under and as defined under any Asset Management Agreement to the extent permitted by Section 6.06(b), payments made to security, police services, and legal, accounting and other professional fees attendant to any of the foregoing items payable during such period and other expenses set forth in the Operating Budget, but exclusive of Restricted Payments, Capital Expenditures, and payments in respect of principal and interest in respect of the Obligations or any other Indebtedness. Operating Expenses do not include non-cash charges, including, without limitation, depreciation, amortization, income taxes, non-cash taxes or other bookkeeping entries of a similar nature.~~

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“Operating Expenses” means the Borrower Operating Expenses, RNG Operating Expenses and Ethanol/CCS Operating Expenses, as applicable.

“Operations Company” has the meaning assigned to such term in the preamble.

“Operations Company Operating Account” means the operating account of Operations Company maintained at the Depositary Bank with  ~~the~~ account number “~~6000023355~~01894224127” and subject to a ~~Collateral Account~~ Control Agreement.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

~~“OIC Persons” has the meaning assigned to such term in Section 10.12.~~

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document. For the avoidance of doubt, “Other Taxes” shall not include any Excluded Taxes.

“Owned Real Property” means all real property owned in fee simple by a Loan Party.

“Participant” has the meaning assigned to such term in Section 10.04(f).

“Participant Register” has the meaning assigned to such term in Section 10.04(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV or Section 302 of ERISA, or Section 412 of the Code, and in respect of which any Loan Party or any ERISA Affiliate (i) is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (ii) has or may have any liability.

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“Permitted Contest Conditions” means, with respect to any Loan Party, a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any law, tax or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (a) such Loan Party diligently pursues such contest, (b) such Loan Party establishes adequate reserves with respect to the contested claim if and to the extent required by GAAP and (c) such contest (i) could not reasonably be expected to have a Material Adverse Effect and (ii) does not involve any material risk or danger of any criminal or unindemnified civil liability being incurred by the Administrative Agent or the Lenders.

“Permitted Hedging Arrangement” means commodity hedging arrangements which are entered into by a Loan Party not for speculative purposes and designed to protect against fluctuations in commodity prices so long as (a) it is entered into in accordance with the Risk Policy, (b) the aggregate amount of cash collateral or margining collateral under all such arrangements provided by any Loan Party shall not exceed $~~4,000,000~~6,750,000 at any one time (“Permitted Hedging Cash Collateral”) and (c) such Loan Party has, or is projected to have, reasonably sufficient liquidity to cover all reasonably anticipated payments thereunder when due and payable.

“Permitted Indebtedness” has the meaning assigned to such term in Section 6.02.

“Permitted Investments” means:

(a)            Investments existing on the Closing Date and identified in Schedule 6.02 under the heading “Closing Date Permitted Investments” and Investments existing on the Omnibus Amendment Effective Date and identified in Schedule 6.02 under the heading “Omnibus Amendment Effective Date Permitted Investments”;

(b)           Cash Equivalent Investments;

(c)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d)            Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(e)            Investments by the Borrower in Net-Zero North Holdco or RNG Holdco;

(f)             ~~(e)~~  Investments by ~~the Borrower~~Net-Zero North Holdco in any Ethanol/CCS Project Company or the Operations Company;

(g)           Investments by the RNG Guarantor in the RNG Project Company;

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(h)           ~~(f)~~ Investments by Holdings in Borrower;

(i)            ~~(g)~~ Investments consisting of endorsement of negotiable instruments for deposit or collection or other similar transactions in the ordinary course of business;

(j)            ~~(h)~~ Investments consisting of Capital Expenditures permitted under Section 6.18;

(k)           ~~(i)~~ Closing Date Equity Contributions; and

(l)            ~~(j)~~ Guarantees by any Loan Parties of leases (other than Capital Lease Obligations) or of other obligations, in each case, of another Loan Party that do not constitute Indebtedness, in each case entered into in the ordinary course of business.

“Permitted Lien” means, with respect to any Loan Party, any of the following:

(a)            Liens arising by reason of:

(i)             taxes, assessments or governmental charges either secured by a bond or which are not yet due, or which are being contested pursuant to the Permitted Contest Conditions;

(ii)            security, pledges or deposits in the ordinary course of business for payment of workmen’s compensation or unemployment insurance or other types of social security benefits; and

(iii)            good faith deposits or pledges incurred or created in connection with or to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety bonds or appeal bonds entered into in the ordinary course of business or under Applicable Law to the extent entered into or permitted to be entered into in the future pursuant to this Agreement.

(b)            Liens of mechanics, carriers, landlords, warehousemen, materialmen, laborers, repairmen’s, employees or suppliers or any similar Liens arising by operation of law incurred in the ordinary course of business with respect to obligations which are not due or, which are adequately bonded, and which are being contested pursuant to the Permitted Contest Conditions;

(c)            Liens arising out of judgments, orders or awards that have been adequately bonded, are fully covered by insurance or with respect to which a stay of execution has been obtained pending an appeal or proceeding for review pursuant to the Permitted Contest Conditions;

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(d)            non-monetary Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions, minor defects of title and other similar charges or encumbrances on the use of real property which are recorded against such real property and which, individually or in the aggregate, do not materially detract from the use of or value of the affected real property and do not materially interfere with the ordinary conduct of the business of such Loan Party;

(e)            Liens or the interests of lessors to secure Capital Lease Obligations and purchase money obligations permitted under Section 6.02(c); provided that such Lien encumbers only the specific goods or equipment so purchased, other customary related assets and the proceeds thereof;

(f)             Liens arising under ERISA and Liens arising under the Code with respect to an employee benefit plan (as defined in Section 3(2) of ERISA) that do not constitute an Event of Default under Section 7.01(i);

(g)            licenses or sub-licenses of intellectual property in the ordinary course of business, and restrictions under licenses of intellectual property entered into in the ordinary course of business, pursuant to which such Loan Party is a licensee;

(h)           Liens created under the Security Documents;

(i)             Liens ~~on inventory and accounts (in each case as defined in the UCC) securing the Permitted Working Capital Facility and subject to the intercreditor agreement in clause (d) of such definition;~~securing obligations under the Huntington Credit Agreement (as in effect on the Omnibus Amendment Effective Date) so long as such Liens are subject to the Huntington Intercreditor Agreement;

(j)             Liens or pledges of deposits of cash securing bonds or other surety obligations, in each case, not to exceed $~~500,000~~600,000, entered into in the ordinary course of business or under Applicable Law permitted under Section 6.02(b);

(k)            (A) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, in each case, granted in the ordinary course of business in favor of such creditor depositary institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System and no such deposit account is intended by any Loan Party to provide collateral to the depository institution and (B) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

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(l)             Liens or pledges of deposits of cash securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers or property, casualty or liability insurance in the ordinary course of business;

(m)           Permitted Hedging Cash Collateral securing a Permitted Hedging Arrangement;

(n)            Liens that extend, renew or replace in whole or in part a Lien referred to above; and

(o)            Liens listed on Schedule 6.03.

“Permitted Tax Distributions” means, for each taxable year (or a portion thereof) starting on or after the Closing Date in which the Borrower is considered a Fiscally Transparent Entity, distributions made by the Borrower to Holdings in amounts necessary to permit Holdings to make tax distributions pursuant to Section 9.02 of the LLC Agreement solely with respect to the net taxable income of the Holdings for such taxable year (or a portion thereof), computed in a manner consistent with Section 9.02 of the LLC Agreement.

~~“Permitted Working Capital Facility” means a working capital or letter of credit facility entered into by one or more of the Loan Parties; provided that (a) such Indebtedness is incurred to finance the working capital requirements or credit support requirements of the Loan Parties; (b) the aggregate principal amount of such facility shall be no greater than $20,000,000; (c) such facility is otherwise on terms reasonably satisfactory to the Administrative Agent; and (d) such facility is subject to an intercreditor arrangement reasonably acceptable to the Administrative Agent.~~

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, as amended by the Omnibus Amendment Agreement, dated as of the Omnibus Amendment Effective Date, by and among the Loan Parties and the Collateral Agent.

“Projects” has the meaning assigned to such term in the recitals.

“Project Companies” has the meaning assigned to such term in the preamble.

“Post-Default Rate” means a rate per annum which is equal to the sum of 2.00% per annum plus the Interest Rate.

“Prepayment Offer Deadline” has the meaning assigned to such term in Section 2.06(c)(iii).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible (including, for the avoidance of doubt, the Tax Credits).

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“Quarterly Date” means the last Business Day of March, June, September and December in each fiscal year, the first of which shall be the first such Business Day occurring after the Closing Date.

“R&W Policy Prepayment Offer” has the meaning assigned to such term in Section 2.06(b)(vi).

“R&W Proceeds” has the meaning assigned to such term in Section 2.06(b)(vi).

“Private Rating Letter” means a letter issued by a nationally recognized rating agency in connection with any private Debt Rating for the Loans, which (a) sets forth the Debt Rating for the Loans, (b) refers to the Private Placement Number, if any, issued by CUSIP Global Services in respect of the Loans provided hereunder, (c) addresses the likelihood of payment of both principal and interest on the Loans (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects such rating agency’s assessment of the Borrower’s ability to make timely payment of interest and ultimate repayment of principal on the Loans or a similar statement or (y) such letter is silent as to the rating agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Loans as may be required from time to time by the SVO or any similar organization having jurisdiction over any Lender, and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any similar organization having jurisdiction over any Lender.

“Real Property” means all Owned Real Property and Leased Real Property.

“Real Property Leases” means the agreements set forth under the heading “Real Property Leases” on Schedule 3.09 and any other documents, leases, subleases, rights of way, licenses, easement agreements or instruments pursuant to which any Loan Party holds a right or interest in Leased Real Property, together with all amendments, modifications and guaranties thereto.

~~“R&W Policy Prepayment Offer” has the meaning assigned to such term in Section 2.06(b)(vi).~~

~~“R&W Proceeds” has the meaning assigned to such term in Section 2.06(b)(vi)~~.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System.

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“Related Fund” means with respect to any Lender, any fund that invests in loans and is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, emanation, leaking, pumping, injection, deposit, dumping, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment, including, the movement through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Remedial Action” means any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, the treatment of discharges or seeps, containment, operation and maintenance or management in-place, control, abatement or other response actions to Hazardous Materials and any closure or post-closure measures, or reclamation activities associated therewith.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means at any time, Lenders having Aggregate Exposure Percentages of more than 50%.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means:

(a)            any dividend paid by any Loan Party (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by any Loan Party of, any portion of any membership interests in any Loan Party or any warrants, rights or options to acquire any such membership interests;

(b)           any payment of development, management or other fees, or of any other amounts (in cash, Property or obligations), by any Loan Party to a parent company or any Affiliate thereof except for such payments contemplated by the arrangements listed in Schedule 3.23 as in effect on the Closing Date;

(c)            any other payment (in cash, Property or obligations) to a parent company or Affiliate of the Loan Parties; and

(d)           any other payment (in cash, Property or obligations to a parent company of the Loan Parties) in respect of any Indebtedness subordinated to the Obligations hereunder.

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“Risk Policy” means that policy described on Schedule 6.14.

“RNG Bond Financing Agreement” means (a) that certain Indenture of Trust, dated as of July 10, 2025, by and between Iowa Finance Authority, as issuer, and UMB Bank, N.A., as trustee, and (b) that certain Bond Financing Agreement, dated as of July 10, 2025, by and between Iowa Finance Authority and RNG Project Company.

“RNG Business Revenues” means, for any period (without duplication), all revenue received in the ordinary course of Business by or on behalf of the RNG Guarantors during such period, interest paid in respect of any RNG Accounts including proceeds from any business interruption insurance and any other receipts otherwise arising or derived from or paid or payable to the RNG Guarantors under the Material Agreements and Tax Credit Monetization Agreements to which Holdings is a party in respect of the RNG Project Company or otherwise in respect of the Business and the Real Property of the RNG Guarantors; provided that, for the avoidance of doubt, any amounts received by any RNG Guarantor that could require prepayment pursuant to any of Section 2.06(b)(i), (ii), (iii), (iv) or (vi) without consideration of any minimum threshold amounts therein shall not constitute Business Revenues. For the avoidance of doubt, RNG Business Revenues shall not include any Ethanol/CCS Business Revenues.

“RNG Guarantors” has the meaning assigned to such term in the preamble.

“RNG Holdco” has the meaning assigned to such term in the preamble.

“RNG Offtake Agreement” means, collectively, (i) the Base Contract for Sale and Purchase of Natural Gas, dated July 22 2021, among RNG Project Company, BP Canada Energy Marketing Corp. and BP Products North America Inc., (ii) a Transaction Confirmation, dated August 2, 2021, and (iii) a Biogas Addendum to the Transaction Confirmation, dated July 22, 2021, among the RNG Project Company, BP Canada Energy Marketing Corp. and BP Products North America Inc. and (iv) any other agreement for the purchase and sale of biogas or natural gas produced by the RNG Project owned by the RNG Project Company or environmental attributes, RINs or LCFS relating thereto, including without limitation any purchase order to the same effect, as any such agreement may from time to time be supplemented, modified, or amended in accordance with the terms thereof and of this Agreement.

“RNG Operating Account” means the operating account of RNG Project Company maintained at the Depositary Bank with the account number “830768831” and subject to a Collateral Account Control Agreement.

“RNG Operating and Maintenance Agreement” means the Amended and Restated Operating and Maintenance Services Agreement, dated as of February 6, 2026, between RNG Project Company and Gevo Operations, LLC.

“RNG Operating Budget” means a proposed annual operating plan and budget prepared by the Borrower with respect to the RNG Guarantors in accordance with Section 5.20(a), of (a) anticipated RNG Business Revenues, (b) anticipated RNG Operating Expenses, (c) anticipated Capital Expenditures relating to the Business of the RNG Guarantors and (d) anticipated payments in connection with any Permitted Indebtedness relating to the Business of the RNG Guarantors, in each case, detailed by month for the following calendar year, which annual operating plan and budget shall be substantially in the form of Exhibit D.

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“RNG Operating Expenses” means any and all of the expenses paid or payable by or on behalf of the RNG Guarantors in relation to the operation and maintenance (except as set forth below) of the Real Property and the Business of the RNG Guarantors, including consumables, payments under any operating lease, taxes (including franchise taxes, property taxes, sales taxes and excluding income taxes), insurance (including the costs of premiums and deductibles and brokers’ expenses), amounts payable under any Permitted Hedging Arrangement (including Permitted Hedging Cash Collateral), fees and expenses to monetize Tax Credits pursuant to Tax Credit Monetization Agreements in accordance with this Agreement, costs and fees attendant to obtaining and maintaining in effect the Authorizations relating to the Real Property and the Business payable during such period, the Asset Manager Service Fee to the extent permitted by Section 6.06(b), payments made to security, police services, and legal, accounting and other professional fees attendant to any of the foregoing items payable during such period and other expenses set forth in the Operating Budget, but exclusive of Restricted Payments, Capital Expenditures, and payments in respect of principal and interest in respect of the Obligations or any other Indebtedness. RNG Operating Expenses do not include non-cash charges, including, without limitation, depreciation, amortization, income taxes, non-cash taxes or other bookkeeping entries of a similar nature. For the avoidance of doubt, RNG Operating Expenses shall not include any Borrower Operating Expenses or Ethanol/CCS Operating Expenses.

“RNG Pipeline Interconnect Agreement” means the Interconnect Operating and Reimbursement Agreement, dated as of June 7, 2021, between the RNG Project Company and Northern Natural Gas Co., as originally executed and as it may from time to time be supplemented, modified, or amended in accordance with the terms thereof.

“RNG Project Company” has the meaning assigned to such term in the preamble.

“RPMG” means RPMG Inc., a Minnesota corporation.

“RPMG Marketing Agreements” means (a) that certain corn oil marketing agreement, dated as of November 26, 2024, by and between RPMG and the Ethanol Project Company, (b) that certain distillers grains marketing agreement, dated as of November 26, 2024, by and between RPMG and the Ethanol Project Company and (c) that certain ethanol marketing agreement, dated as of November 26, 2024, by and between RPMG and the Ethanol Project Company.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

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“Sanctioned Country” means, at any time, a country or territory that is subject to comprehensive Sanctions. For the avoidance of doubt, as of the Closing Date, Sanctioned Countries include the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating from, organized under the laws of or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“Secured Obligations” has the meaning assigned herein to the term “Obligations”.

“Secured Parties” means (a) the Agents and (b) the Lenders.

“Security Documents” means the Pledge and Security Agreement, the Mortgages, the Consents to Assignment, the Collateral Account Control Agreements, all Uniform Commercial Code financing statements required by any Security Document and any other security agreement or instrument to be executed or filed pursuant hereto or any Security Document.

“Section 45Q Tax Credits” means any U.S. federal income tax credits arising under Section 45Q of the Code.

“Section 45Z Tax Credits” means any U.S. federal income tax credits arising under Section 45Z of the Code.

“Seller” has the meaning assigned to such term in the recitals.

“SEMS” means the Superfund Enterprise Management System maintained by the U.S. Environmental Protection Agency.

“Solvent” means, with respect to any Person on a particular date that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is not insolvent as defined under applicable Bankruptcy or insolvency laws; provided that unless otherwise provided under Applicable Law, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such date, represents the amount that can reasonably be expected to become an actual or matured liability.

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“Sub-Administrative Agent” means Orion Energy Partners TP Agent, LLC, in its capacity as sub-administrative agent for the Lenders hereunder, and any successor thereto pursuant to Article VIII.

“Subscription Agreement” means that certain Subscription Agreement, dated as of January 31, 2025, among Holdings, Gevo Asset, LLC and OIC Persons party thereto.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“SVO” means the Securities Valuation Office of the National Association of Insurance Commissioners or any successor to such office.

“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Tax Credits” means the Section 45Q Tax Credits and the Section 45Z Tax Credits.

“Tax Credit Monetization Agreement” means ~~any~~(i) that certain Tax Credit Transfer Agreement, dated as of June 30, 2025, by and between Holdings and Customers Bank, as amended (ii) that certain Tax Credit Transfer Agreement, dated as of October 30, 2025, by and between Holdings and Stifel Financial Corp., (iii) that certain Tax Credit Transfer Agreement, dated as of November 4, 2025, by and between Holdings and Capital Community Bancorporation, Inc. and (iv) any other agreement with respect to the sale, monetization or transfer of the Tax Credits in accordance with Section 6418 of the Code, entered into by any Loan Party as the seller of such Tax Credits with respect to any Project.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholdings) with respect to the Loans now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any taxes, levies, imposts, duties, deductions, charges or withholdings on interest payments on the Loans and on any payments made by any Loan Party to an Agent or Lender pursuant to an obligation of such Loan Party under any of the Financing Documents, and all interest, additions to tax or penalties, or similar liabilities with respect thereto.

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“Title Company” means Fidelity National Title Insurance Company or such other nationally-recognized title company as may be proposed by Borrower and reasonably acceptable to the Administrative Agent.

“Title Company” has the meaning assigned to such term in Section 4.01(n)(ii).

“Trade Date” has the meaning assigned to such term in Section 10.04(j)(i).

“Transaction Document” means each of the Financing Documents, the LLC Agreement, the Subscription Agreement and the Material Agreements.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.11(e)(ii)(B)(III).

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any filing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Security Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each applicable Financing Document and any filing statement relating to such perfection or effect of perfection or non-perfection.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unapproved Capital Expenditures” means any Capital Expenditures that are not included in the Operating Budget and made solely to the extent the following conditions are satisfied: (a) such Capital Expenditures are funded solely with (i) amounts in the Borrower Retained Revenue Account or (ii) cash equity contributions from a direct or indirect owner of a Loan Party that is not a Loan Party, (b) there is no Default or Event of Default that has occurred and continuing, (c) the application of such Capital Expenditures could not reasonably be expected to be material and adverse to the interests of any Loan Party or the Lenders and (d) such Capital Expenditures that materially change the asset are approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed, in consultation with an independent engineer engaged by the Administrative Agent (to the extent such engagement is reasonably necessary) for the purpose of reviewing such Capital Expenditures.

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“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” has the meaning assigned to such term in 10.16.

“Voluntary Carbon Credits” means voluntary carbon credits arising from the CCS Project and owned by the Ethanol Project Company, as certified by Puro.earth under ID 353054 (https://registry.puro.earth/projects/353054).

“Voting Stock” means, with respect to any Person, Capital Stock the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of a contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02          Terms Generally. Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement and the other Financing Documents:

(a)           the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)           whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)           the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d)           the word “will” shall be construed to have the same meaning and effect as the word “shall”;

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(e)           unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith;

(f)            any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Financing Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(g)           the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision;

(h)          all references herein to Articles, Sections, Appendices, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Appendices, Exhibits and Schedules to, this Agreement;

(i)            the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and

(j)            the word “or” is not exclusive.

Section 1.03           Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. If Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower’s compliance with such provision shall be determined on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in a manner satisfactory to the Borrower and the Administrative Agent. Notwithstanding any other provision contained herein, all obligations of any Person that were or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounting Standards Update 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Financing Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Financing Documents.

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Section 1.04          Divisions. Any reference herein or in any other Financing Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a Person, or an allocation of assets to a series of a Person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer or similar term, as applicable to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder and under any other Financing Document (and each division of any limited liability company that is a Subsidiary, Affiliate, joint venture or any other like term shall also constitute such a separate Person or entity hereunder or any other Financing Document).

ARTICLE II

THE CREDITS

Section 2.01           Loan.

(a)           Loan. Subject to the terms and conditions set forth herein (including, without limitation, the conditions set forth in Section 4.01), (i) each Initial Lender agrees to ~~(i)~~ make Loans to Borrower on the Closing Date, as requested by Borrower pursuant to Section 2.01(c), in an aggregate principal amount equal to $105,000,000 ~~and~~, (ii) each First Incremental Loan Lender agrees to make First Incremental Loans to Borrower on the First Incremental Loan Funding Date pursuant to Sections 2.01(c) and Section 2.15, in an aggregate principal amount equal to $70,000,000 and (iii) each Lender agreed to make other Loans to the extent the conditions in Section 2.15 are satisfied.

(b)           No Reborrowing. Amounts prepaid or repaid in respect of any Loans may not be reborrowed.

(c)           Notice of Loan Borrowing.

(i)             Borrower shall deliver to the Administrative Agent a Borrowing Request on a Business Day at least two (2) Business Days prior to the Closing Date requesting that the Initial Lenders make the Loans on the Closing Date and specifying the amount to be borrowed and the proposed Closing Date (which shall be a Business Day). Upon receipt of such Borrowing Request, the Administrative Agent shall promptly notify each Initial Lender thereof. The Borrowing Request shall be irrevocable.

(ii)            Borrower shall deliver to the Administrative Agent (i) a Borrowing Request on a Business Day at least three (3) Business Days prior to the proposed funding date of the First Incremental Loans, and (ii) a Borrowing Request on a Business Day at least twelve (12) Business Days prior to the proposed funding date of any other incremental term loans added to this Agreement, ~~and,~~in each case subject to Section 2.15, no Lender shall be under any obligation to make available any funds, in an aggregate principal amount for all Lenders to be agreed upon by the Loan Parties and the Lenders working together in good faith.

(d)           Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.01, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loans to be made as part of the requested borrowing.

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(e)           Tax Considerations. For U.S. federal income tax purposes, each of the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent agrees that it is their intention that, for U.S. federal, state and local income tax purposes, the Loans issued on the Closing Date and the First Incremental Loan Funding Date, will be treated as a debt instrument other than a “contingent payment debt instrument” (within the meaning of Treasury Regulations Section 1.1275-4),. The Borrower will provide any information reasonably requested from time to time by any Lender regarding the ~~issues~~issue price and amount and accrual of original issue discount with respect to the Loan for U.S. federal income tax purposes. Lenders may obtain such information by submitting a written request to the Borrower at the address specified in Section 10.01(a). Each of Borrower and the Lenders agrees to file income tax returns consistent with the intended tax treatment above unless otherwise required as a result of a change in applicable tax law (including any regulations issued by any taxing authorities, any rulings or similar guidance by any taxing authority) or a determination (within the meaning of Section 1313(a) of the Code or similar provision of state or local law). Notwithstanding the foregoing, the intended tax treatment above of the Loan shall apply only for U.S. federal, state and local income tax purposes. In addition, notwithstanding the foregoing, for all purposes (except for the purpose of this Section 2.01(c)), each Lender shall be treated as having lent the full amount of its pro rata portion of the principal amount of the Loan.

Section 2.02           [Reserved].

Section 2.03           Funding of the Loans.

(a)           ~~.~~ Subject to the satisfaction or waiver of the conditions set forth in Section 4.01, not later than 12:00 Noon, New York City time, on the Closing Date specified in the Borrowing Request, each Initial Lender shall make available to the Administrative Agent at the Funding Office an amount in Dollars and in immediately available funds equal to the Loan to be made by such Lender. Administrative Agent shall make available to Borrower the aggregate of the amounts made available to Administrative Agent by the Initial Lenders, in like funds as received by the Administrative Agent pursuant to the Funds Flow Memorandum.

(b)           Subject to the satisfaction or waiver of the conditions set forth in Section 6 of the Omnibus Amendment, not later than 12:00 Noon, New York City time, on the First Incremental Loan Funding Date specified in the Borrowing Request, each First Incremental Lender with a First Incremental Loan Commitment shall make available to the Administrative Agent at the Funding Office an amount in Dollars and in immediately available funds equal to the First Incremental Loan to be made by such First Incremental Lender. Administrative Agent shall make available to Borrower the aggregate of the amounts made available to Administrative Agent by such First Incremental Lenders, in like funds as received by the Administrative Agent pursuant to the First Incremental Loan Funds Flow Memorandum.

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Section 2.04           Termination and Reduction of the Commitments.

(a)           The parties hereto acknowledge and agree that the Initial Commitments were automatically reduced to zero and terminated on the Closing Date when the Initial Loans were made.

(b)            ~~.~~ At the close of business on the ~~Closing~~First Incremental Loan Funding Date, and upon the making of the requested First Incremental Loans on the ~~Closing~~First Incremental Loan Funding Date, the First Incremental Loan Commitments shall automatically and without notice be reduced to zero and terminated.

Section 2.05           Repayment of Loans; Evidence of Debt.

(a)           Promise to Repay at Maturity. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders, the unpaid principal amount of the Loans (including the First Incremental Loans) on the Maturity Date then outstanding. Borrower shall pay the Administrative Agent, for the benefit of all Lenders, the Minimum Return in cash on the earlier of (x) the Maturity Date and (y) the payment in full of the outstanding principal amount of the Loans (including upon an acceleration of the Obligations in respect of any Event of Default). The Minimum Return shall be fully earned as of the date hereof, shall not be subject to offset and shall not be refundable for any reason whatsoever. The foregoing payments shall be made in accordance with Section 2.12(a).

(b)           Evidence of Debt.

(i)             Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any obligations of the Borrower.

(ii)            The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a promissory note (a “Note”) substantially in the form of Exhibit B payable to such Lender in an amount equal to such Lender’s Loans evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid) with respect to each payment or prepayment of the principal of the Loans evidenced thereby; provided, that, notwithstanding any such notation or the absence thereof, the Administrative Agent’s determination of the principal amount of the Loans outstanding at any time shall be conclusive and binding on all parties absent manifest error; provided, further, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of the Borrower. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 10.04(b).

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Section 2.06           Prepayment of the Loans.

(a)           Optional Prepayments. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days’ prior written notice to the Administrative Agent stating the prepayment date and aggregate principal amount of the prepayment, to prepay any Loans in whole or in part, and subject to the requirements of this Section 2.06. Each such prepayment of the Loans may be made without premium or penalty, provided, that prepayment in full of all of the principal amount of the Loans pursuant to this Section 2.06(a) shall be accompanied by the Minimum Return. Each partial prepayment of any Loans under this Section 2.06(a) shall be in an aggregate principal amount at least equal to $1,000,000 and an integral multiple of $500,000 in excess thereof (or such lesser amount as may be necessary to prepay the aggregate principal amount then outstanding with respect to such Loans).

(b)           Mandatory Prepayments and Offers to Prepay.

(i)            Material Agreement. If any Loan Party receives any termination payment, damages (including liquidated damages), indemnity payments or other extraordinary payments under the Material Agreements (such payments, “Extraordinary Material Agreement Proceeds”), in excess of $500,000 in the aggregate per calendar year, the Loan Parties shall, within five (5) Business Days after the receipt of such Extraordinary Material Agreement Proceeds, offer to prepay the Loans with an amount equal to 100% of the Net Available Amount of such payments, pursuant to a written notice sent to the Administrative Agent and the Lenders describing in reasonable detail the event giving rise to the obligation under this Section 2.06(b)(i) to make such offer (each such offer to prepay referred to in this Section 2.06(b)(i), a “Material Agreements Prepayment Offer”).

(ii)            Event of Loss. With respect to any Event of Loss, if the Loss Proceeds received by the Loan Parties in respect of such Event of Loss shall be in excess of $500,000 in the aggregate per calendar year, then the Loan Parties shall, within five (5) Business Days after the receipt of such proceeds, offer to prepay the Loan with an amount equal to 100% of the Net Available Amount with respect to such Event of Loss, pursuant to a written notice sent to the Administrative Agent and the Lenders describing in reasonable detail the event giving rise to the obligation under this Section 2.06(b)(ii) to make such offer (each such offer to prepay referred to in this Section 2.06(b)(ii), an “Event of Loss Prepayment Offer”); provided that, upon written notice by the Borrower to the Administrative Agent not more than five (5) Business Days following receipt of the Net Available Amount of any Loss Proceeds, such Net Available Amount shall be excluded from the prepayment requirements of this clause if (A) the Borrower certifies to the Administrative Agent of its good faith intention to apply such Net Available Amount of the Loss Proceeds to the acquisition of other assets or properties consistent with the businesses permitted to be conducted pursuant to Section 5.02, (B) the Administrative Agent consents to the application of such Net Available Amount of the Loss Proceeds to the acquisition of such other assets or properties and (C) within one hundred-eighty (180) days from the date of receipt of such Net Available Amount of the Loss Proceeds, such Net Available Amount is applied (or committed) to such acquisition; provided further, that the amount of such Net Available Amount not so used or committed after one hundred-eighty (180) days shall be applied to a mandatory prepayment of the Loans pursuant to this Section 2.06(b)(ii).

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(iii)           Disposition of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Administrative Agent to any sale, transfer or other disposition of any assets or property other than any Event of Loss (herein, the “Disposition” and “Dispose” shall have the meaning correlative thereto) not otherwise permitted hereunder, in the event that the Net Available Amount of any Disposition of the Borrower shall exceed $500,000 in the aggregate per calendar year, then the Borrower shall, within five (5) Business Days after the receipt of such proceeds, offer to prepay the Loans ratably in an amount equal to 100% of the Net Available Amount of the Disposition on the Quarterly Date immediately following receipt by the Borrower of the relevant proceeds; provided that, upon written notice by the Borrower to the Administrative Agent not more than five (5) Business Days following receipt of the Net Available Amount of any Disposition, such Net Available Amount shall be excluded from the prepayment requirements of this clause if (A) the Borrower certifies to the Administrative Agent of its good faith intention to apply such Net Available Amount of the Disposition to the acquisition of other assets or properties consistent with the businesses permitted to be conducted pursuant to Section 5.02 and (B) within one hundred-eighty (180) days from the date of receipt of such Net Available Amount of the Disposition, such Net Available Amount is applied (or committed) to such acquisition; provided further, that the amount of such Net Available Amount not so used or committed after one hundred-eighty (180) days shall be applied to a mandatory prepayment of the Loans pursuant to this Section 2.06(b)(iii). Any such offer to prepay shall be made pursuant to a written notice sent to the Administrative Agent and the Lenders describing in reasonable detail the event giving rise to the obligation under this Section 2.06(b)(iii) to make such offer (each such offer to prepay referred to in this Section 2.06(b)(iii), a “Disposition Proceeds Prepayment Offer”).

(iv)           Incurrence of Debt. If any Loan Party issues or incurs any Indebtedness (other than Permitted Indebtedness), then Borrower shall, within one (1) Business Day of the receipt of the proceeds therefrom, offer to prepay the Loans with an amount equal to 100% of the proceeds of such Indebtedness, pursuant to a written notice sent to the Administrative Agent and the Lenders describing in reasonable detail the event giving rise to the obligation under this Section 2.06(b)(iv) to make such offer (each such offer to prepay referred to in this Section 2.06(b)(iv), a “Debt Prepayment Offer”).

(v)            Excess Cash Flow Sweep. On each Adjustment Date, the Borrower shall offer to prepay the Loans of each Lender in an amount equal to such Lender’s pro rata share of the ECF Sweep Amount pursuant to a written notice sent to the Administrative Agent with a detailed calculation as to the applicable Net Cash Flow and ECF Sweep Amount (which calculations shall be in form and substance reasonably satisfactory to the Administrative Agent) (each such offer to prepay referred to in this Section 2.06(b)(v), an “ECF Prepayment Offer”).

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(vi)          R&W Policy. With respect to any proceeds of any representation and warranty insurance policy in connection with an Acquisition received by any Loan Party or their Affiliates (“R&W Proceeds”), if the proceeds received by the Loan Parties or their Affiliates in respect of such policy are not applied in a manner to address the underlying cause of the receipt of such proceeds, as approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), then the Loan Parties shall, within five (5) Business Days of the receipt of such proceeds, offer to prepay the Loans with an amount equal to 100% of the Net Available Amount of such proceeds that are not so applied, pursuant to a written notice sent to the Administrative Agent and the Lenders describing in reasonable detail the event giving rise to the obligation under this Section 2.06(b)(vi) to make such offer (each such offer to prepay referred to in this Section 2.06(b)(vi) a “R&W Policy Prepayment Offer”).

(vii)          Huntington Credit Agreement. Notwithstanding anything to the contrary herein, the Ethanol/CCS Guarantors shall not be required to make the mandatory prepayment of the Loans pursuant to Section 2.06(b)(iii) to the extent the proceeds of such Net Available Amount are required to be applied (and are actually applied) to the loans or other obligations under the Huntington Credit Agreement as a mandatory prepayment thereunder in accordance with the terms thereof.

(c)           Terms of All Prepayments.

(i)            All partial prepayments of the Loans shall be applied on a pro rata basis to the Loans being prepaid of all Lenders.

(ii)            Each prepayment of Loans shall be accompanied by payment of all accrued interest on the amount prepaid, Minimum Return (to the extent applicable) and any additional amounts required pursuant to Section 2.11.

(iii)           No later than five (5) Business Days after receiving a Material Agreements Prepayment Offer, an Event of Loss Prepayment Offer, a Disposition Proceeds Prepayment Offer, a Debt Prepayment Offer, an ECF Prepayment Offer or a R&W Policy Prepayment Offer, (the expiration of such five (5) Business Day-period, the “Prepayment Offer Deadline”), each Lender shall advise the Borrower in writing whether it has elected to accept such prepayment offer, which it shall determine in its sole discretion. Each of the Lenders shall have the right, but not the obligation, to accept or reject its pro rata portion of such prepayment offer by the Borrower. The Borrower shall have no obligation to prepay any amounts in respect of any declining Lender’s pro rata portion of the prepayment offer. Any amount rejected by any Lender after receiving a Material Agreements Prepayment Offer, an Event of Loss Prepayment Offer, a Disposition Proceeds Prepayment Offer, a Debt Prepayment Offer, a R&W Policy Prepayment Offer, or an ECF Prepayment Offer shall be transferred to the Borrower Revenue Account (to the extent not already deposited therein); provided that any Lender which shall fail to so advise Borrower by the Prepayment Offer Deadline shall have been deemed to have accepted such prepayment offer. For the avoidance of doubt, with respect to any prepayment offer, Borrower shall prepay the applicable Loans no later than two (2) Business Days after the Lenders accept (or are deemed to accept) such prepayment offer pursuant to this Section 2.06(c)(iii).

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(iv)          It is understood and agreed that if the Obligations are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Minimum Return that would have applied if, at the time of such acceleration, Borrower had prepaid, refinanced, substituted or replaced any or all of the Loan as contemplated in Section 2.06(a) (any such event, a “Minimum Return Event”), will also be due and payable without any further action (including, without limitation, any notice requirements otherwise applicable to Minimum Return Events, if any) as though a Minimum Return Event had occurred and such Minimum Return shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Minimum Return payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Minimum Return shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) (ON BEHALF OF ITSELF AND THE OTHER LOAN PARTIES) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MINIMUM RETURN IN CONNECTION WITH ANY SUCH ACCELERATION. Each Loan Party expressly agrees (to the fullest extent that each may lawfully do so) that: (A) the Minimum Return is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Minimum Return shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Minimum Return; and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each Loan Party expressly acknowledges that its agreement to pay the Minimum Return to Lenders as herein described is a material inducement to Lenders to provide the Commitments and make the Loans. Borrower acknowledges, and the parties hereto agree, that each Lender has the right to maintain its investment in the Loans free from repayment by Borrower (except as herein specifically provided for) and that the provision for payment of a Minimum Return by Borrower, in the event that the Loans are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

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Section 2.07           Fees.

(a)           Agent Fees. The Borrower agrees to pay to each of the Administrative Agent and the Collateral Agent, for its own account, amounts payable in the amounts and at the times separately agreed upon in the Agent Reimbursement Letter.

(b)           Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error.

Section 2.08           Interest.

(a)           Loan. On and after the date of borrowing of such Loans, the outstanding principal amount of the Loans shall bear interest at a rate per annum equal to the Interest Rate.

(b)           Default Interest. If all or a portion of the principal amount of any Loans, interest in respect thereof or any other amount due under the Financing Documents shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or there shall occur and be continuing any other Event of Default, then, to the extent so elected by the Required Lenders and after the Borrower has been notified in writing by the Administrative Agent (or automatically upon the occurrence of an Event of Default pursuant to Section 7.01(f) hereof), the outstanding principal amount of the Loans (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum equal to the Post-Default Rate, from the date of such nonpayment or occurrence of such Event of Default, respectively, until such amount is paid in full (after as well as before judgment) or until such Event of Default is no longer continuing, respectively.

(c)           Payment of Interest. Accrued interest on the Loans shall be payable in arrears in cash on each Quarterly Date and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loans, accrued interest on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment.

(d)           Computation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The computation of interest shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e)            [Reserved.]

(f)            Miscellaneous. For the avoidance of doubt, (i) on each Quarterly Date prior to the Maturity Date, any interest on the Loans then due and payable shall be paid in cash in accordance with this Agreement and (ii) on the Maturity Date or in connection with any prepayment or repayment as provided herein, any interest on the Loans then due and payable shall be paid entirely in cash in accordance with this Agreement. The Agent’s determination of the principal amount of the Loans outstanding at any time shall be conclusive and binding, absent manifest error.

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Section 2.09           Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System under Regulation D or otherwise) against assets of, deposits with or for account of, or credit extended by, any Lender;

(ii)            subject any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder to any Taxes (other than Indemnified Taxes or Excluded Taxes) on its loan, loan principal, commitments or other obligations or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender any other condition not otherwise contemplated hereunder affecting this Agreement or the Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender, Agent or other recipient of making or maintaining any Loans (or of maintaining its obligation to make any such Loans) to the Borrower or to increase the cost to such Lender, Agent or other recipient or to reduce the amount of any sum received or receivable by such Lender, Agent or other recipient hereunder (whether of principal, interest or otherwise) then the Borrower will pay to such Lender, Agent or other recipient such additional amount or amounts as will compensate such Lender, Agent or other recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates from Lenders. A certificate of a Lender setting forth calculations in reasonable detail of the amount or amounts necessary to compensate such Lender or its respective holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) Business Days after receipt thereof.

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(d)           Delay in Requests. Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90)-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.10           [Reserved].

Section 2.11           Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Financing Document shall be made free and clear of and without withholding or deduction for any Taxes; provided that if such Loan Party or Agent shall be required by law to withhold or deduct any Taxes from such payments, then (i) to the extent such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section) the Administrative Agent, the Sub-Administrative Agent, the Collateral Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) such Loan Party shall make or shall cause to be made such withholdings and deductions and (iii) such Loan Party shall pay or shall cause to be paid the full amount withheld and deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)           Payment of Other Taxes by the Borrower. In addition, the Loan Parties shall timely pay or cause to be paid any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)           Indemnification by Borrower. Loan Parties shall jointly and severally indemnify or cause to be indemnified the Administrative Agent, the Sub-Administrative Agent, the Collateral Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section but without duplication of any amounts indemnified under Section 2.11(a)) paid or payable by the Administrative Agent, the Sub-Administrative Agent, the Collateral Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Collateral Agent or a Lender, or by the Administrative Agent or Sub-Administrative Agent on its own behalf or on behalf of the Collateral Agent or a Lender, shall be conclusive absent manifest error.

(d)           Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, the relevant Loan Party shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment satisfactory to the Administrative Agent, acting reasonably.

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(e)           Forms. (i) Any of the Administrative Agent, the Collateral Agent or any Lender (including any assignee Lender) that is legally entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested in writing by the Borrower or Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without or at a reduced rate of, withholding. In addition, any of the Administrative Agent, the Collateral Agent or any Lender, if reasonably requested in writing by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding tax. Upon the reasonable written request of the Borrower or the Administrative Agent, or if any form or certification previously delivered expires or becomes obsolete or inaccurate, any Lender shall update any such form or certification previously delivered pursuant to this Section 2.11(e), or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.11(e)(ii)(A), (e)(ii)(B) and (g)) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Lender who is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

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(I)            in the case of a Lender who is not a U.S. Person and who is claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          executed copies of IRS Form W-8ECI;

(III)         in the case of a Lender who is not a U.S. Person and who is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(IV)         to the extent a Lender who is not a U.S. Person is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(C)           any Lender who is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

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(f)            If the Administrative Agent, the Collateral Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.11, it shall pay over such refund to the Borrower, net of all of its out-of-pocket expenses (including Taxes with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, the Collateral Agent or any Lender, as the case may be, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Collateral Agent or any Lender, as the case may be, in the event the Administrative Agent, the Collateral Agent or any Lender, as the case may be, is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent, the Collateral Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent, the Collateral Agent or the Lender, as the case may be, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)           If a payment made to the Administrative Agent, the Collateral Agent or any Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Administrative Agent, Collateral Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Administrative Agent, Collateral Agent or Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)           Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

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Section 2.12          Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)           Payments by Borrower. Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Section 2.09 or Section 2.11, or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made, if to the Administrative Agent, at its offices at OIC Investment Agent, LLC (payment instructions: Bank Name: JPMorgan Chase Bank, N.A., Bank Address: 270 Park Avenue, New York, New York 10017, ABA/Routing No.: 021000021, Account Name: OIC Investment Agent, LLC, Account No.: 741813585, Swift No.: CHASUS33, Reference: Gevo), and if to the Sub-Administrative Agent, at its offices at Orion Energy Partners TP Agent, LLC (payment instructions: Bank Name: JPMorgan Chase Bank, N.A., Bank Address: 292 Madison Avenue, Suite 2500, New York, NY 10017, ABA/Routing No.: 021000021, Account Name: ORION ENERGY PARTNERS INVESTMENT TP AGENT, LLC - Third Party Account, Account No.: 742324681, Swift No.: CHASUS33, Reference: Gevo North Dakota) except as otherwise expressly provided in the relevant Financing Document and payments pursuant to Sections 2.11, 2.12 and 10.03, which shall be made directly to the Persons entitled thereto, in each case subject to the terms of this Agreement. The Administrative Agent and Sub-Administrative Agent shall notify the Borrower of the proportion of each payment that is to be made (i) to the Administrative Agent for the benefit of the Lenders and (ii) to the Sub-Administrative Agent, for the benefit of any Participant. Any such payments to the Administrative Agent and the Sub-Administrative Agent shall be made without duplication. The Administrative Agent or Sub-Administrative Agent, as applicable, shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the immediately preceding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period up to and including such immediately preceding Business Day, with the day(s) following such immediately preceding Business Day to be included in the calculation of interest for the following quarterly period in accordance with the terms hereof. All amounts owing under this Agreement or under any other Financing Document are payable in Dollars.

(b)           Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees, Minimum Return and other amounts (except for the amounts required to be paid pursuant to the following clause (ii)) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and such other amounts then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           Pro Rata Treatment. Except to the extent otherwise provided herein: (i) the Loans shall be made from the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.04 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective applicable Commitments; (ii) each payment or prepayment of principal of the Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them being paid or prepaid; and (iii) each payment of interest on the Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on the Loans then due and payable to the respective Lenders.

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(d)           Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment or recover any amount in respect of any principal of or interest on any of its Loans resulting in such Lender receiving a greater proportion of the aggregate amount of the Loans and accrued interest thereon then due than the proportion received by any other Lender, then, unless otherwise agreed in writing by the Lenders, the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(e)           Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)            Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03, 2.12(e) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.13          Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.11 then such Lender shall (i) file any certificate or document reasonably requested in writing by the Borrower and/or (ii) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender exercised in good faith, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as the case may be, in the future and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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Section 2.14          Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 2.15          Incremental Facilities. At the sole discretion of the Lenders (including any internal investment committee approvals), upon request of the Borrower and subject to the terms and conditions as determined by the Lenders in their sole discretion, the Lenders may, at any time, increase the total amount of the Loans outstanding or permit the Borrower to borrow additional loans up to an amount to be agreed upon by the Loan Parties and the Lenders working together in good faith (but subject to the foregoing sole discretion approval rights) pursuant to incremental term loan facilities added to this Agreement. Each Lender may participate in such incremental term loan facilities, but will not be required to participate. In connection therewith this Agreement and the other Financing Documents shall be amended as necessary to effectuate such increase or establish such incremental term loan facilities and the terms and conditions thereof, such amendments to be acceptable to the Borrower, the Lenders and the Administrative Agent.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to each Agent and the Lenders as of the Closing Date, the Omnibus Amendment Effective Date and on any other date that the representations herein are required to be made pursuant to the Financing Documents~~:~~ (it being acknowledged that any representation or warranty relating to the Business of the RNG Guarantors, the RNG Guarantors or Gevo Operating Holdings, LLC shall only be effective from and after the Omnibus Amendment Effective Date):

Section 3.01           Due Organization, Etc.

(a)            Each Loan Party is a limited liability company, limited partnership or corporation, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Loan Party has all requisite limited liability company, limited partnership, corporate or other organizational power and authority to own or lease and operate its assets and to carry on its business as now conducted and as proposed to be conducted and each Loan Party is duly qualified to do business and is in good standing in each jurisdiction where necessary in light of its business as now conducted and as proposed to be conducted (including performance of each project document to which it is party), except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. No filing, recording, publishing or other act by a Loan Party that has not been made or done is necessary in connection with the existence or good standing of such Loan Party.

(b)           The only member of each of Net-Zero North Holdco and RNG Holdco is the Borrower, which owns 100% of such Guarantor’s Capital Stock. The only member of each of the Ethanol Project Company, the CCS Project Company and the Operations Company is ~~the Borrower~~Net-Zero North Holdco, which owns 100% of such Guarantor’s Capital Stock. The only member of the RNG Project Company is RNG Holdco, which owns 100% of such Guarantor’s Capital Stock. The only member of Borrower is Holdings, which owns 100% of Borrower’s Capital Stock. All Capital Stock in the Borrower, each Project Company ~~and~~, the Operations Company, Net-Zero North Holdco and RNG Holdco is beneficially owned and controlled by ~~the~~ Holdings ~~or~~, the Borrower, Net-Zero North Holdco or RNG Holdco, as applicable, free and clear of all Liens other than the Liens of the Pledge and Security Agreement.

Section 3.02          Authorization, Etc. Each Loan Party has full corporate, limited liability company or other organizational powers, authority and legal right to enter into, deliver and perform its respective obligations under each of the Asset Purchase Agreement and the Transaction Documents to which it is a party and to consummate each of the transactions contemplated herein and therein, and has taken all necessary corporate, limited liability company, limited partnership or other organizational action to authorize the execution, delivery and performance by it of each of the Asset Purchase Agreement and the Transaction Documents to which it is a party. Each of the Asset Purchase Agreement and the Transaction Documents to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is in full force and effect and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by (i) Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) implied covenants of good faith and fair dealing.

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Section 3.03          No Conflict. The execution, delivery and performance by each Loan Party of each of the Transaction Documents to which it is a party and all other documents and instruments to be executed and delivered hereunder by it, as well as the consummation of the transactions contemplated herein and therein, do not and will not (a) conflict with the Organizational Documents of such Loan Party, (b) conflict with or result in a breach of, or constitute a default, in any material respect, under, any material agreement to which such Loan Party is a party or by which it is bound or to which such Loan Party’s property or assets are subject, (c) conflict with or result in a breach of, or constitute a default under, in any material respect, any Applicable Law, or (d) with respect to each Loan Party, result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of such Loan Party’s property or the Collateral.

Section 3.04          Approvals, Etc. Each Loan Party has obtained all material Authorizations by any Governmental Authority under existing Applicable Law as at the Closing Date required to be issued to, assigned to, or otherwise assumed by, such Loan Party and necessary for (a) the Business or the Real Property or (b) the execution, delivery and performance by such Loan Party of the Transaction Documents to which it is a party, and, in the case of the development, maintenance and operation of the Real Property, other than Authorizations that are not currently necessary and are obtainable in the ordinary course of business. Each Loan Party is in material compliance with each Authorization by a Governmental Authority currently in effect, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all the Authorizations required by any Governmental Authority under any Applicable Law for the Business are set forth in Schedule 3.04 hereto.

Section 3.05          Financial Statements; No Material Adverse Effect. As of the ~~Closing~~Omnibus Amendment Effective Date, each Loan Party has heretofore furnished to the Lenders the financial statements specified in Section 4.01(h) and Section 6 of the Omnibus Amendment Agreement, as applicable. Such financial statements furnished to the Lenders pursuant to Section 4.01(h)(i) and Section 6 of the Omnibus Amendment, present fairly in all material respects the financial condition, results of operations and cash flows of such Loan Party as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities (contingent or otherwise) of such Loan Party as of the dates thereof to the extent required by GAAP. Such financial statements were prepared in accordance with GAAP. ~~Since~~With respect to the Ethanol/CCS Guarantors, since September 30, 2024, no event, change or condition has occurred that has caused, or could be reasonably expected to cause, a Material Adverse Effect. With respect to the Borrower and the RNG Guarantors, since September 30, 2025, no event, change or condition has occurred that has caused, or could be reasonably expected to cause, a Material Adverse Effect.

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Section 3.06          Litigation. There is no pending or, to the knowledge of any Authorized Representative of any Loan Party, threatened (in writing) litigation, investigation, action or proceeding of or before any court, arbitrator or Governmental Authority (in the case of any of the foregoing not involving the Loan Parties, to the knowledge of any Authorized Representative of any Loan Party) (a) seeking to restrain or prohibit the consummation of the transactions contemplated by the Transaction Documents, (b) purporting to affect the legality, validity or enforceability of any of the Transaction Documents or (c) that affects the Business or any part of the Real Property, which in the case of this clause(c) could reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of any Authorized Representative of any Loan Party, threatened (in writing) litigation, investigation, action or proceeding of or before any court, arbitrator or Governmental Authority (in the case of any of the foregoing not involving the Loan Parties, to the knowledge of any Authorized Representative of any Loan Party) that affects the Business or any part of the real property that has not been disclosed to the Administrative Agent in writing on or prior to the Closing Date, with respect to the Ethanol/CCS Guarantors, and on or prior to the Omnibus Amendment Effective Date, with respect to the Borrower and the RNG Guarantors.

Section 3.07          Environmental Matters. Except as set forth on Schedule 3.07:

(a)           each of the Loan Parties, the Real Property and the Business is now and has been in compliance in all respects with all applicable Environmental Laws, except as could not be reasonably expected to have a Material Adverse Effect;

(b)           each of the Loan Parties or the Business, as applicable, (i) holds or otherwise has all necessary rights under all material Authorizations required under Environmental Law (each of which is in full force and effect) required for any of its current operations or for any property owned, leased or otherwise operated by it; (ii) is and has been in compliance in all respects with all Authorizations required under Environmental Law except as could not be reasonably expected to have a Material Adverse Effect; (iii) has submitted timely applications for the issuance or renewal of all such material Authorizations to the extent required to support ongoing or planned operations, which applications are reasonably expected to be granted prior to the time such Authorizations are required to be obtained; and (iv) has not received any written notice from any Governmental Authority that it intends to suspend, revoke or adversely amend any such Authorization. There are no actions or proceedings pending, or to the knowledge of any Loan Party threatened (in writing), challenging any application for the modification, amendment, issuance or renewal of any such Authorization;

(c)            (i) there are no past, pending or, to the knowledge of any Loan Party, threatened, Environmental Claims asserted against any Loan Party, the Real Property or the Business, including any consent decrees, orders, settlements or other agreements relating to compliance or liability with Environmental Law, except if adversely determined could not be reasonably expected to have a Material Adverse Effect and (ii) there are no existing facts, circumstances, conditions or occurrences that would reasonably be expected to give rise to any such Environmental Claims which if adversely determined could reasonably be expected to result in a Material Adverse Effect;

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(d)           there has been no Release of Hazardous Materials at, on, from or under the Real Property or any other real property formerly owned, leased or operated, except in each case in compliance with Environmental Law or incidental spills of motor vehicle fuels and lubricants in such quantities and circumstances as would not reasonably be expected to result in Environmental Claims, except as could not be reasonably expected to have a Material Adverse Effect;

(e)           all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from any property currently or, to the knowledge of any Loan Party, formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in liability to any Loan Party, except as could not be reasonably expected to have a Material Adverse Effect;

(f)            none of the properties currently or, to the knowledge of any Loan Party, formerly owned or operated by any Loan Party is listed or, to the knowledge of any Loan Party, proposed for listing on the NPL or on the SEMS or any analogous foreign, state, provincial, territorial or local list;

(g)           no Loan Party is undertaking, either individually or together with other potentially responsible parties, any Remedial Action at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except as could not be reasonably expected to have a Material Adverse Effect;

(h)           there have been no environmental investigations, studies, audits, reviews or other analyses conducted by any Loan Party in relation to the Business which disclose any potential basis for Environmental Claims, except as could not be reasonably expected to have a Material Adverse Effect;

(i)            each Loan Party has made available copies of all significant assessments, reports, correspondence and other documents in its possession, custody or control regarding compliance by any of the Loan Parties, or potential liability of any of the Loan Parties under Environmental Laws or Authorizations required under Environmental Law, including all phase I and phase II environmental site assessments; and

(j)            except for indemnities allocating liability in service agreements, none of the Loan Parties has assumed or retained, by contract or operation of law, any liabilities or obligations of any other Person pursuant to any Environmental Law, including any related to any Contamination or Remedial Action.

Section 3.08          Compliance with Laws and Obligations. Subject to Section 3.07, each Loan Party and the Business are in compliance in all respects with all Applicable Laws applicable to the Loan Parties and the Business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.09          Material Agreements. Each Material Agreement of the Loan Parties is listed on Schedule 3.09. The copies of each of the Asset Purchase Agreement and Material Agreements, and any amendments thereto provided or to be provided by any Loan Party to the Administrative Agent are, or when delivered will be, true and complete copies of such agreements and documents. No termination event has occurred under the Asset Purchase Agreement or any Material Agreement, the Asset Purchase Agreement and Material Agreement is in full force and effect, and no Loan Party has received any default, expiration, breach or termination notice pursuant to the Asset Purchase Agreement or any Material Agreement. Each Loan Party is in compliance in all material respects with all of the terms of the Asset Purchase Agreement and the Material Agreements to which it is a party. To the knowledge of any Authorized Representative of any Loan Party, none of Seller nor any Material Agreement Counterparty (excluding the Loan Parties) is in default of any of its obligations under the Asset Purchase Agreement or any Material Agreement other than defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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Section 3.10          Licenses. Each Loan Party owns, or is licensed to use, all patents, trademarks, permits, proprietary information and knowledge, technology, copyrights, licenses, franchises and formulas, or rights with respect thereto and all other intellectual property, used in or necessary for the Business and that are material to the performance by it of its obligations under the Transaction Documents to which it is a party, in each case, as to which the failure of such Loan Party to so own or be licensed could reasonably be expected to have a Material Adverse Effect, and the use thereof by such Loan Party does not infringe in upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11          Taxes. Except as specified on Schedule 3.11:

(a)           each Loan Party has timely filed or caused to be filed all material tax returns and reports required to have been filed by it and has paid or has caused to be paid all material taxes required to have been paid by it (whether or not shown as due on any tax returns), other than taxes that are being contested in accordance with the Permitted Contest Conditions;

(b)           each Loan Party is properly treated as a disregarded entity or a partnership for U.S. federal income tax purposes and has not filed an election pursuant to Treasury Regulation Section 301.7701-3(c) to be treated as an association taxable as a corporation;

(c)           Property held by any Loan Party is not the subject of any temporary tax abatement or any other temporary tax reduction;

(d)           each Project and the Business satisfies, or will satisfy, all prevailing wage and apprenticeship requirements under Sections 45Q(h)(3), 45Q(h)(4), 45Z(f)(6) and 45Z(f)(7) of the Code, as applicable;

(e)           each Tax Credit is an “eligible credit” within the meaning of Section 6418(f)(1) of the Code;

(f)            each Project Company (or, if such Project Company is disregarded for U.S. federal income tax purposes, its regarded owner) is an “eligible taxpayer” within the meaning of Section 6418(f)(2) of the Code;

(g)           each of the Ethanol Project and the RNG Project is a “qualified facility” within the meaning of Section 45Z(d)(4) of the Code (assuming no credit is allowed under Section 45Q of the Code) and is a “qualified facility” within the meaning of Section 45Q(d) of the Code and Treasury Regulations Section 1.45Q-2(g);

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(h)            (1) the ethanol produced in connection with the Ethanol Project Company is registered as a producer of clean fuel in accordance with Section 45Z(f)(1)(A)(i) of the Code, and (2) the renewable natural gas produced in connection with the RNG Project Company is registered as a producer of clean fuel in accordance with Section 45Z(f)(1)(A)(i) of the Code;

(i)             the fuel produced at the Ethanol Project and the RNG Project is produced in the United States within the meaning of Section 45Z(f)(1)(A)(ii) of the Code;

(j)             the facility associated with the Ethanol Project and the RNG Project was placed in service, for U.S. federal income tax purposes, prior to January 1, 2025;

(k)            the facility associated with the CCS Project constitutes a single process train within the meaning of Treasury Regulations Section 1.45Q-2(c)(3);

(l)             the CO2 captured and stored in connection with the CCS Project is “qualified carbon oxide” within the meaning of Section 45Q(c) of the Code and Treasury Regulations Section 1.45Q-2(a)(2);

(m)           no “recapture event” as defined in Treasury Regulations Section 1.45Q-5 with respect to the CO2 captured and stored in connection with the CCS Project has occurred;

(n)           the nameplate capacity for the CCS Project exceeds the capture threshold set forth in Section 45Q(d) of the Code; and

(o)           no Loan Party has entered into or is a party to a contract for the sale of Tax Credits under Section 6418 of the Code or otherwise.

Section 3.12           Full Disclosure.

(a)           None of the written reports, financial statements, certificates or other written information (other than Projections and information of a general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, as amended by the Omnibus Amendment Agreement or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to the financial information provided pursuant to Section 4.02(h)(ii) and (iii)~~,~~ and Section 6 of the Omnibus Amendment, and the representation and warranty set forth in this Section 3.12(a) is solely given to the knowledge of the Loan Parties.

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(b)           Statements, estimates, forecasts and projections regarding the Loan Parties and the future performance of the Real Property and the Business or other expressions of view as to future circumstances (including the Financial Model and the initial Operating Budget) that have been made available to any Secured Party by or on behalf of any Loan Party or any of its representatives or Affiliates (collectively, “Projections”) have been prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof; provided that it is understood and acknowledged that such Projections are based upon a number of estimates and assumptions and are subject to business, economic and competitive uncertainties and contingencies, that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material and that, accordingly, no assurances are given and no representations, warranties or covenants are made that any of the assumptions are correct, that such Projections will be achieved or that the forward-looking statements expressed in such Projections will correspond to actual results.

Section 3.13          Senior Obligations. The obligations of each Loan Party under the Financing Documents are the direct and unconditional general obligations of such Loan Party and rank senior in priority of payment and in all other respects with all other present or future unsecured and secured Indebtedness of such Loan Party other than Indebtedness under the ~~Permitted Working Capital Facility~~Huntington Credit Agreement, to the extent so consented to by the Administrative Agent.

Section 3.14          Solvency. Immediately after giving effect to the transactions to occur on the Closing Date (including the Acquisition) and the Omnibus Amendment Effective Date, the Loan Parties, on a consolidated basis, will be Solvent.

Section 3.15          Regulatory Restrictions on the Loans. No Loan Party is an “investment company” as defined in the Investment Company Act of 1940 of the United States (including the rules and regulations thereunder), as amended.

Section 3.16           Title; Sufficiency of Asset; Security Documents.

(a)            Except as set forth on Schedule 3.16, each Loan Party owns and has good, legal and marketable title to the Collateral free and clear of all Liens other than Permitted Liens;

(b)           the provisions of the Security Documents to which any Loan Party is a party that have been delivered on or prior to the date this representation is made are (and each other Security Document to which any Loan Party will be a party when delivered thereafter will be), effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable, except with respect to any Permitted Lien referred to in paragraph (i) of the definition of “Permitted Lien”, first-priority Lien on and security interest in all of the Collateral purported to be covered thereby, and all necessary recordings and filings have been (or, in the case of such other Security Documents, will be) made in all necessary public offices, and all other necessary and appropriate action has been (or, in the case of such other Security Documents, will be) taken, so that the security interest created by each Security Document is, except with respect to any Permitted Lien referred to in paragraph (i) of the definition of “Permitted Lien”, a first-priority perfected Lien on and security interest in all right, title and interest of such Loan Party in the Collateral purported to be covered thereby, prior and superior to all other Liens other than Permitted Liens and all necessary and appropriate consents to the creation, perfection and enforcement of such Liens have been (or, in the case of such other Security Documents), will be obtained from each of the parties to the Material Agreements;

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(c)           As of the ~~Closing~~Omnibus Amendment Effective Date, Schedule 1.01(c) sets forth a complete and accurate description of all Real Property and all Real Property Leases. Each Loan Party has (i) good and marketable fee title to its Owned Real Property, (ii) good and valid leasehold, easement or other interests to the Leased Real Property pursuant to the Real Property Leases to which it is party, and (iii) good and valid title to all of the other assets owned by such Loan Party and all of the Collateral, in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens.

(d)           the Loan Parties’ rights and interests in the Real Property constitute all of the real property rights and interests necessary (i) for the ownership, construction, installation, completion, operation and maintenance of the Projects and the Business in accordance in all material respects with all Applicable Laws and the Material Agreements, and (ii) for the continued operation of the Business of such Loan Party in the ordinary course. Except as set forth in Schedule 3.16(d), the Loan Parties are not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of or encumber any Real Property or any interest therein;

(e)            the Loan Parties’ rights and interests in their Property constitute all of the Property rights and interests necessary ownership and operation and maintenance of each Project in all material respects in accordance with the Material Agreements and the assumptions that form the basis of the Financial Model;

(f)            all Real Property Leases necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and, to the knowledge of any Authorized Representative of any Loan Party, there exists no breach, default or event or circumstance that, with the giving of notice or the passage of time or both, would give rise to a default under any such rights of way, license or easement that could reasonably be expected to have a Material Adverse Effect. All rental and other payments due under any rights of way, license, and/or easement by any Loan Party (and their predecessors in interest) have been duly paid in accordance with the terms thereof, except to the extent that a failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(g)           no eminent domain proceeding or taking has been commenced or, to the knowledge of any Authorized Representative of any Loan Party, is contemplated or threatened with respect to all or any portion of the Real Property.

Section 3.17           ERISA.

(a)           No ERISA Event has occurred or is reasonably expected to occur which has or could reasonably be expected to have a Material Adverse Effect. Each Pension Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Pension Plan has occurred resulting in any liability that has remained underfunded and no Lien against any Loan Party or any of its ERISA Affiliates in favor of the PBGC or a Pension Plan has arisen during the five-year period prior to the Closing Date. None of the Loan Parties or any of its ERISA Affiliates has incurred any liability in an amount which has or could reasonably be expected to have a Material Adverse Effect on account of a complete or partial withdrawal from a Multiemployer Plan.

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(b)           None of the Loan Parties or any ERISA Affiliate has incurred any obligation which has or could reasonably be expected to have a Material Adverse Effect on account of the termination or withdrawal from any Foreign Plan.

Section 3.18          Insurance. All insurance policies required to be obtained by the Loan Parties pursuant to Section 5.06 and under any Material Agreement, if any, have been obtained and are in full force and effect as required under Section 5.06 and all premiums then due and payable thereon have been paid in full. No Loan Party has received any notice from any insurer that any insurance policy has ceased to be in full force and effect or claiming that the insurer’s liability under any such insurance policy can be reduced or avoided.

Section 3.19           Business of the Loan Parties; Separate Legal Entities.

(a)            Each Loan Party’s business is the Business and the performance of its obligations under the Transaction Documents to which it is a party and, in each case, activities related thereto or incident thereto, and, except as set forth on Schedule 3.19, such Loan Party has not engaged in any business other than the Business and the performance of its obligations under the Transaction Documents to which it is a party and, in each case, activities related thereto and no Loan Party has any obligations or liabilities other than those arising out of or relating to the conduct of such business or activities related or incidental thereto.

(b)           No Loan Party has (i) commingled its assets with the any other Loan Party or any other Person, (ii) used its assets to pay the obligations of any other Loan Party, or (iii) held itself out to third parties as anything other than an entity legally separate from each other Loan Party and any other Person.

Section 3.20           Use of Proceeds. The proceeds the Loans have been used solely in accordance with, and solely for the purposes contemplated by, Section 5.13. No part of the proceeds of any Loans and other extensions of credit hereunder will be used, either directly or indirectly, by any Loan Party to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

Section 3.21           Membership Interests and Related Matters.

(a)           Other than as permitted under Section 6.04, no Loan Party has any Subsidiaries and, other than as contemplated herein, no Loan Party owns any equity interest in, or otherwise Controls any Voting Stock of or has any ownership interest in, any Person.

(b)           All of the membership interests in each Loan Party have been duly authorized and validly issued in accordance with its operating agreement and any other constitutive documents are fully paid and non-assessable and free and clear of all Liens other than Permitted Liens. No Loan Party has outstanding any securities convertible into or exchangeable for any of its membership interests in or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such membership interests (except as otherwise expressly provided for or permitted herein or in the Security Documents).

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Section 3.22           Permitted Indebtedness; Investments.

(a)           No Loan Party has created, incurred, assumed or suffered to exist any Indebtedness, other than Permitted Indebtedness.

(b)           All Indebtedness of the Loan Parties incurred pursuant to Section 6.02 is listed on Schedule 3.22(b).

(c)           None of the Loan Parties has made any Investments other than Permitted Investments.

Section 3.23         No Agreements with Affiliates. As of the ~~Closing~~Omnibus Amendment Effective Date, Schedule 3.23 sets forth any and all agreements, transactions or series of related transactions among, on one hand, one or more Loan Parties, and on the other hand, one or more Affiliates of a Loan Party (other than the Loan Parties).

Section 3.24          No Bank Accounts. No Loan Party maintains, or will cause any other Person to maintain, any accounts other than the Huntington Cash Collateral Account, the Collateral Accounts and the JPM Holdings Account.

Section 3.25          No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

Section 3.26          Asset Purchase Agreement. Other than as set forth in Schedule 3.26 and as of the Closing Date, no Loan Party has knowledge of any inaccuracy in any Seller representation or warranty under the Asset Purchase Agreement.

Section 3.27          Foreign Assets Control Regulations.

(a)           None of the Loan Parties, and none of their respective, principals, owners, officers or directors, or, to any of the Loan Parties’ knowledge, their respective Affiliates or agents (i) is a Sanctioned Person; or (ii) engages in any dealings or transactions in or with a Sanctioned Country except as authorized by applicable Sanctions; or (iii) engages in any dealings or transactions that are otherwise prohibited by Sanctions.

(b)           Each of the Loan Parties has implemented and currently maintains policies and procedures designed to ensure compliance with Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws.

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(c)            Each of the Loan Parties and their respective officers, directors, employees and, to the Loan Parties’ knowledge, agents are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(d)           No part of the proceeds of the Loans will be used, directly or indirectly, (i) in violation of the FCPA, Anti-Money Laundering Laws or Sanctions or (ii) to offer or make payments or to take any other action that would constitute a violation, or cause any Lender, Administrative Agent, Sub-Administrative Agent, Collateral Agent or their respective Affiliates to violate, Anti-Corruption Laws.

(e)            Each of the Loan Parties has disclosed all material facts known to it regarding (a) all claims, damages, liabilities, obligations, losses, penalties, actions, judgment, and/or allegations of any kind or nature that are asserted against, paid or payable by such Person or any of its Affiliates in connection with non-compliance with Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws by such Person, and (b) any investigations involving possible non-compliance with Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws by such Person or such Affiliate. No proceeding by or before any Governmental Authority involving any Loan Party with respect to Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws is pending or, to the knowledge of the Loan Parties, threatened.

ARTICLE IV

CONDITIONS

Section 4.01          Conditions to the Closing Date. The occurrence of the Closing Date, the effectiveness of this Agreement and the obligations of Administrative Agent and each Lender hereunder on the Closing Date are subject to the receipt by the Administrative Agent (except as set forth otherwise below) of each of the following documents, and the satisfaction of the conditions precedent set forth below, each of which must be satisfied to the reasonable satisfaction of the Administrative Agent and each Lender (unless waived in accordance with Section 10.02):

(a)            Execution of Financing Documents. The Financing Documents shall have been duly executed and delivered by the Persons intended to be parties thereto and shall be in full force and effect.

(b)           Corporate Documents. The following documents, each certified as of the Closing Date as indicated below:

(i)            copies of the Organizational Documents, together with any amendments thereto, of each ~~Loan Party~~of Holdings and the Ethanol/CCS Guarantors, and a certificate of good standing or its equivalent (if any) for the applicable jurisdiction for each such party (in each case such good standing certificate or its equivalent dated as of a recent date);

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(ii)           an Officer’s Certificate of each ~~Loan Party~~of Holdings and the Ethanol/CCS Guarantors dated as of the Closing Date, certifying:

(A)          that attached to such certificate is a true, correct and complete copy of the Organizational Documents referred in clause (i) above for such Person;

(B)           that attached to such certificate is a true, correct and complete copy of resolutions duly adopted by the board of directors, member(s), partner(s) or other authorized governing body of such Person authorizing the transactions contemplated by the Transaction Documents, and that such resolutions or other evidence of authority have not been modified, rescinded or amended and are in full force and effect;

(C)           that the certificate of incorporation, certificate of formation, charter or other Organizational Documents (as the case may be) referred in clause (i) above for such Person has not been amended since the date of the certification furnished pursuant to clause (i) above;

(D)          as to the incumbency and specimen signature of each officer, member or partner (as applicable) of such Person executing the Financing Documents to which such Person is or is intended to be a party (and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person); and

(E)           as to the qualification of such Person to do business in each jurisdiction where its operations require qualification to do business and as to the absence of any pending proceeding for the dissolution or liquidation of such Person.

(c)           Material Agreements. Delivery of a copy of each of the Asset Purchase Agreement and Material Agreement in effect on the Closing Date and any amendments thereto, in each case in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate by an Authorized Representative of ~~Borrower~~Net-Zero North Holdco certifying as of the Closing Date that each such copy of such Material Agreement is a true, complete and correct copy thereof and the Asset Purchase Agreement and each such Material Agreement is in full force and effect.

(d)           Financial Model and Operating Budget. Delivery of a copy of the Operating Budget for the remainder of calendar year 2025, showing in reasonable detail all projected Business Revenues and Operating Expenses, Capital Expenditures and other related items for the period covered on a quarterly basis, and the Financial Model, in each case, certified by ~~the Borrower~~Net-Zero North Holdco that such deliverables are the final forms and in form and substance reasonably satisfactory to the Administrative Agent.

(e)           Regulatory Information. Each Lender shall have received all documentation and other written information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(f)            Representations and Warranties. The representations and warranties of each of ~~the Loan Parties~~Holdings and the Ethanol/CCS Guarantors set forth in the Financing Documents to which it is a party shall be true and correct in all material respects on and as of the Closing Date (except where already qualified by materiality or Material Adverse Effect, in which case, in all respects) (except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall be true and correct in all materials respects as of such earlier date).

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(g)           No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on, or shall result from the transactions contemplated to occur on, the Closing Date.

(h)           Financial Statements. The Administrative Agent shall have received:

(i)            an unaudited consolidated pro forma balance sheet of ~~the Loan Parties~~Holdings and the Ethanol/CCS Guarantors dated the Closing Date;

(ii)           the unaudited consolidated financial statements of the Seller for the 2024 fiscal year; and

(iii)          the audited consolidated financial statements of the Seller for the 2024 fiscal year.

(i)            Lien Searches. The Administrative Agent shall have received copies of UCC, judgment lien, tax lien and litigation lien search reports, which reports will be dated a recent date reasonably acceptable to the Administrative Agent, listing all effective financing statements that name any ~~Loan Party and~~of Holdings and the Ethanol/CCS Guarantors or Seller as debtor and that are filed in the jurisdictions in which the UCC-1 financing statements and the fixture filings, none of which shall cover the Collateral except to the extent evidencing Permitted Liens.

(j)            Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.01.

(k)           Consents to Assignment. The Administrative Agent shall have received a Consent to Assignment in respect of the RPMG Marketing Agreements.

(l)            Security Documents. The security interests in and to the Collateral intended to be created under the Security Documents shall have been created in favor of the Collateral Agent for the benefit of the Secured Parties, are in full force and effect and the necessary notices, consents, acknowledgments, filings, registrations and recordings to preserve, protect and perfect the security interests in the Collateral that are required under any Financing Document to have been made prior to the Closing Date have been made immediately prior to the Closing Date such that the security interests granted in favor of the Collateral Agent for the benefit of the Secured Parties are filed, registered and recorded and will, except with respect to any Permitted Lien referred to in paragraph (i) of the definition of “Permitted Lien”, constitute a first priority, perfected security interest in the Collateral free and clear of any Liens, other than Permitted Liens, and all related recordation, registration and/or notarial fees of such Collateral have been paid to the extent required.

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(m)           Collateral Perfection Matters. The Administrative Agent shall have received:

(i)            appropriately completed UCC financing statements and fixture filings (Form UCC-1), which have been duly authorized for filing by the appropriate Person, naming ~~the Loan Parties~~each of Holdings and the Ethanol/CCS Guarantors as debtors and Collateral Agent as secured party, in form appropriate for filing under each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents, covering the applicable Collateral;

(ii)           appropriately completed copies of all other recordings and filings of, or with respect to, the Security Documents as may be requested by Collateral Agent and necessary to perfect the security interests purported to be created by the Security Documents;

(iii)          certificates representing the shares of Capital Stock that are pledged pursuant to the Pledge and Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly Authorized Representative of applicable Loan Parties; and

(iv)          evidence that all other actions reasonably requested by Collateral Agent and necessary to perfect and protect the security interests purported to be created by the Security Documents entered into on or prior to the Closing Date have been taken immediately prior to the Closing Date.

(n)           Real Estate Documents. The Administrative Agent shall have received:

(i)            Mortgages encumbering all of ~~the Loan Parties’~~Holdings’s, the Ethanol/CCS Guarantors’, and RNG Project Company’s interests in the Real Property;

(ii)           an ALTA mortgagee policy of title insurance (or marked unconditional and irrevocable commitment to issue such policy) with respect to Leased Real Property and Owned Real Property, in each case together with such endorsements as are reasonably required by the Administrative Agent to the extent available in the applicable jurisdiction at commercially reasonable rates (such policies and endorsements being hereinafter referred to collectively as a “Title Policy”), in each case which (a) is in an amount reasonably satisfactory to the Administrative Agent, (b) is issued by the Title Company, (c) is in form and substance reasonably satisfactory to the Administrative Agent, containing only such exclusions and exceptions to coverage as are acceptable to the Administrative Agent, and (d) insures the first-priority Lien of the Collateral Agent with respect to the applicable Loan Party’s interests in the applicable Leased Real Property or Owned Real Property;

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(iii)          survey(s) or zip map(s) of the Leased Real Property and Owned Real Property (including all easements and related rights of way comprising the Projects), in each case which is (a) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Leased Real Property or Owned Real Property is located, (b) dated not earlier than three (3) months prior to the date of delivery thereof, (c) certified to the Collateral Agent, and (d) in form and substance reasonably satisfactory to the Collateral Agent and Administrative Agent, and conforming to the standard of the applicable state surveyors association; provided, however, that a survey or zip map shall not be required to the extent that (x) an existing survey or zip map, together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Administrative Agent and the Title Company, and (y) on the basis thereof, the Title Company removes the general survey exception and provides all endorsements requested by the Administrative Agent to be included in the applicable Title Policy; and

(iv)          (a) a completed Flood Certificate with respect to the Leased Real Property and Owned Real Property, which Flood Certificate shall (I) be addressed to the Collateral Agent, (II) be completed by a company which has guaranteed the accuracy of the information contained therein, and (III) otherwise comply with the Flood Program; (b) evidence describing whether each community in which the applicable Owned Real Property is located participates in the Flood Program; (c) if the Flood Certificate delivered pursuant to clause (a) hereof states that any portion of the applicable Owned Real Property is located in a Flood Zone, the Loan Parties’ written acknowledgement to the Collateral Agent (I) as to the existence of such applicable Owned Real Property, and (II) as to whether the community in which such applicable Owned Real Property is located is participating in the Flood Program; and (d) if any improved portion of the applicable Owned Real Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the Loan Parties have obtained a policy of flood insurance that is in compliance with all applicable regulations of the Board of Governors of the Federal Reserve System.

(o)           Opinions of Counsel to the Loan Parties. The Administrative Agent shall have received written opinions (dated the Closing Date and addressed to the Administrative Agent, the Lenders and the Collateral Agent) of (i) Faegre Drinker Biddle & Reath LLP, special New York counsel to the Loan Parties and (ii) Crowley Fleck PLLP, special North Dakota counsel for the Loan Parties.

(p)           Insurance Deliverables.

(i)            ~~The Borrower~~Net-Zero North Holdco shall have obtained the insurance required to be in effect under Section 5.06 to the extent required as of the Closing Date, and ~~the Borrower~~Net-Zero North Holdco shall have furnished the Administrative Agent with certificates signed by the insurer or an agent authorized to bind the insurer, evidencing such insurance, identifying underwriters, the type of insurance, the insurance limits and the policy terms, and stating that such insurance is, in each case, in full force and effect and such other matters reasonably requested by the Administrative Agent.

(ii)           The Administrative Agent shall have received reasonably satisfactory evidence that ~~the Borrower~~Net-Zero North Holdco has in place insurance required to be in effect under Section 5.06.

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(q)           LLC Agreement. The Administrative Agent shall have received a copy of the LLC Agreement, executed and delivered by each of the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent, and which shall be in full force and effect.

(r)            Establishment of Accounts. The Administrative Agent shall have received evidence that each of the Collateral Accounts shall have been established.

(s)           [Reserved.]

(t)            Fees and Expenses. ~~The Borrower~~Net-Zero North Holdco has arranged for non-refundable payment on the Closing Date (including arrangement for payment out of the proceeds of Loan to be made on the Closing Date in accordance with Section 5.13) of all reasonable and documented out-of-pocket fees and expenses then due and payable pursuant to the Financing Documents (it being acknowledged and agreed that ~~the Borrower~~Net-Zero North Holdco and/or its Affiliates have deposited with the Secured Parties $100,000 prior to the Closing Date which shall be taken into account and applied to such fees and expenses including any fees and expenses payable to the Title Company).

(u)           Funds Flow Memorandum. The Administrative Agent shall have received the Funds Flow Memorandum, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(v)           Solvency Certificate. The Lenders shall have received a solvency certificate of the chief financial officer or president of ~~the Borrower~~Net-Zero North Holdco, certifying that, ~~the Loan Parties~~Holdings and the Ethanol/CCS Guarantors are, on a consolidated basis, and after giving effect to the transactions to occur on the Closing Date (including the Acquisition), will be, Solvent.

(w)          Acquisition. The Acquisition shall have been, or concurrently with the funding of the Loans on the Closing Date shall be, consummated in accordance with the terms set forth in the Asset Purchase Agreement (including all payoff letters required by Section 6.2(e) of the Asset Purchase Agreement have been executed and delivered and are in full force effect, in each case, to the reasonable satisfaction of the Administrative Agent), without, except as provided in Schedule 4.01(w), giving effect to any amendment, modification, consent or waiver of any term thereof or any condition to either Ethanol/CCS Project Company’s obligation to consummate the Acquisition thereunder without the prior written consent of the Administrative Agent and copies of all material documentary conditions precedent to the closing of the Acquisition shall have been provided to the Administrative Agent.

(x)            Closing Date Equity Contribution. The Closing Date Equity Contributions shall have been, or concurrently with the funding of the Loans on the Closing Date shall be, made in accordance with the definition thereof.

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(y)           Borrower and Guarantor Certificates. An Officer’s Certificate (the statements made in which certificate shall be true on and as of the Closing Date) from each ~~Loan Party~~of Holdings and the Ethanol/CCS Guarantors certifying as to: (A) the representations and warranties made by such Loan Party in this Agreement and the other Financing Documents to which it is a party being true and correct in all material respects when made and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (B) the absence of any event occurring and continuing (or an event that would occur as a result of the making of the Loan) that constitutes a Default or an Event of Default and (C) the satisfaction (or waiver by the Administrative Agent) of all conditions precedent to the Closing Date set forth in this Section 4.01.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party hereby agrees that, from and after the Closing Date (it being acknowledged that any covenant relating to the Business of the RNG Guarantors, the RNG Guarantors or Gevo Operating Holdings, LLC shall only be effective from and after the Omnibus Amendment Effective Date):

Section 5.01          Corporate Existence; Etc. Each Loan Party shall at all times preserve and maintain in full force and effect (a) its existence as a corporation, a limited partnership or a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization and (b) its qualification to do business and its good standing in each jurisdiction in which the character of properties owned by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary unless the failure to maintain such qualification could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 5.02           Conduct of Business; Distributions to the Borrower.

(a)            ~~.~~ Each Loan Party shall operate, maintain and preserve or cause to be operated, maintained and preserved, the Business and the Real Property in accordance in all material respects with the requirements of the Material Agreements to which it is a party and in compliance, in all material respects, with Applicable Laws and Authorizations by Governmental Authorities and the terms of its insurance policies.

(b)            No less frequently than monthly, each of the Ethanol/CCS Guarantors and RNG Guarantors shall distribute to the Borrower all Business Revenues, insurance proceeds or other amounts received not otherwise owing, required or permitted to be applied in accordance with the Ethanol/CCS Operating Budget, the RNG Operating Budget, Financing Documents, Huntington Credit Agreement or Material Agreements.

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Section 5.03          Compliance with Laws and Obligations. Each Loan Party shall comply in all material respects with Environmental Laws and all other Applicable Laws and Authorizations by Governmental Authorities. Each Loan Party shall comply with and perform its respective contractual obligations in all material respects, and enforce against other parties their respective contractual obligations in all material respects, under each Material Agreement and the Asset Purchase Agreement to which it is a party. Each Loan Party shall comply with and not violate applicable Sanctions, Anti-Money Laundering Laws, the FCPA or any other Anti-Corruption Laws or undertake or cause to be undertaken any Anti-Corruption Prohibited Activity. Without limiting the generality of the foregoing, each Loan Party shall (i) obtain, maintain in full force and effect and comply in all material respects with the terms and conditions of all Authorizations issued pursuant to Environmental Law, (ii) take reasonable precautions to prevent any Release or threatened Release of Hazardous Materials (other than such Releases that are in compliance with Environmental Laws and applicable Authorizations) or any Contamination of any Real Property, whether owned or leased, of any Loan Party, (iii) take precautions against the imposition, attachment, filing or recording of any Lien or other encumbrance authorized by Environmental Laws (other than Permitted Liens) to be imposed, attached or be filed or recorded against the Real Property or any other Property owned or leased by any of them, (iv) perform or pay for performance of any Remedial Actions necessary to (A) respond to any material Environmental Claim or to comply in any material respect with any Environmental Law or (B) to manage material Contamination at, in, on, under, emanating to or from or otherwise affecting the Real Property of any Loan Party and (v) maintain adequate reserves and make adequate provisions in their respective capital expenditure budgets and financial reserves to cover any known or reasonably anticipated liability or costs of compliance with Environmental Laws and any Environmental Claims.

Section 5.04           Governmental Authorizations. Each Loan Party shall: (a) obtain and maintain in full force and effect (or where appropriate, promptly renew in a timely manner), or cause to be obtained and maintained in full force and effect all Authorizations (including all Authorizations required by Environmental Law) required by any Governmental Authority under any Applicable Law that are necessary for the Business and such Loan Party’s business and operations in all material respects and the execution, delivery and performance by such Loan Party of the Transaction Documents to which it is a party, in each case, at or before the time the relevant Authorization becomes necessary for such purposes and (b) preserve and maintain all other Authorizations required by any Governmental Authority for the Business in all material respects.

Section 5.05          Maintenance of Title. Each Loan Party shall maintain (a) good title to the material property owned by such Loan Party free and clear of Liens, other than Permitted Liens; (b) legal and valid and subsisting leasehold interests to the material properties leased by such Loan Party, free and clear of Liens, other than Permitted Liens (provided, that, in the case of the Liens disclosed on Schedule 3.16, each Loan Party shall cause such Liens to be removed no later than ninety (90) days after the ~~Closing~~Omnibus Amendment Effective Date); and (c) legal and valid possessory rights to the material properties possessed and not otherwise held in fee or leased by such Loan Party.

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Section 5.06           Insurance.

(a)            Each Loan Party shall maintain with financially sound and reputable insurance companies the types of insurance required pursuant to Schedule 3.18 in the amounts and on the terms and conditions specified therein. All such insurance shall, (a) to the extent the applicable insurer will agree based on the commercially reasonable efforts of the Borrower, provide that no cancellation thereof shall be effective until at least ten (10) days (or, to the extent reasonably available, thirty (30) days) after receipt by the Collateral Agent of written notice thereof (the Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy), insurance certificate with respect thereto or other evidence thereof to the Administrative Agent and Collateral Agent) and (b) name the Collateral Agent as loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the Loan Parties and applied in accordance with this Agreement), as applicable. On the ~~Closing~~Omnibus Amendment Effective Date and from time to time thereafter the Loan Parties shall deliver to the Administrative Agent upon its reasonable request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

(b)           The Loan Parties shall use reasonable efforts to cause Loss Proceeds of the insurance policies provided or obtained by or on behalf of the Loan Parties to be paid by the respective insurers directly to the Borrower Revenue Account. If any Loss Proceeds that are required under the preceding sentence to be paid to the Borrower Revenue Account are received by the Loan Parties or any other Person, such Loss Proceeds shall be received in trust for the Collateral Agent, shall be segregated from other funds of the recipient, and shall be forthwith paid into the Borrower Revenue Account, in the same form as received (with any necessary endorsement).

(c)            If any improvements located on the Owned Real Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Program, then Borrower shall on and after the date that such Real Property is required to be subject to a Mortgage, (i) to the extent required pursuant to the Flood Program, maintain, or cause to be maintained, with a financially sound and reputable insurer (determined at the time such insurance is obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Program and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.07           Keeping of Books. Each Loan Party shall maintain an accounting and control system, management information system and books of account and other records, which together adequately reflect truly and fairly in all material respects the financial condition of such Loan Party and the results of operations in accordance with GAAP and all Applicable Laws.

Section 5.08           Access to Records. Each Loan Party shall permit (i) officers and designated representatives of the Administrative Agent to visit and inspect the Real Property accompanied by officers or designated representatives of such Loan Party and (ii) officers and designated representatives of the Administrative Agent to examine and make copies of the books of record and accounts of such Loan Party (provided that such Loan Party shall have the right to be present) and discuss the affairs, finances and accounts of such Loan Party with the chief financial officer, the chief operating officer and the chief executive officer of such Loan Party (subject to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract), in each case, with at least seven (7) Business Days advance notice to such Loan Party and during normal business hours of such Loan Party; provided that, such Loan Party shall not be required to reimburse the Administrative Agent for more than one (1) inspection per year as long as no Event of Default has occurred.

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Section 5.09           Payment of Taxes, Etc.

(a)           Each Loan Party shall pay and discharge, before the same shall become delinquent: (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property to the extent required under the Transaction Documents to which such Loan Party is a party or under Applicable Law and (ii) all material lawful claims that, if unpaid, might become a Lien (other than a Permitted Lien of the type referenced in clause (a)(i) of the definition of “Permitted Lien”) upon its property; provided that such Loan Party shall not be required to pay or discharge any such tax, assessment, charge or claim for so long as such Loan Party satisfies the Permitted Contest Conditions in relation to such tax, assessment, charge or claim.

(b)           Each Loan Party shall maintain its status as a “pass through” entity for federal and state income tax purposes at all times, and shall not make any elections or take other actions inconsistent with such status; provided, that Holdings shall maintain its status as a partnership for federal and state income tax purposes.

Section 5.10           Financial Statements; Other Reporting Requirements. The applicable Loan Parties shall furnish to the Administrative Agent:

(a)            commencing with the first full month after the ~~Closing~~Omnibus Amendment Effective Date, as soon as available and in any event within thirty (30) days after the end of each month, a monthly unaudited consolidated financial statements of ~~the Loan Parties~~each of (i) Holdings and the Borrower, (ii) the RNG Guarantors and (iii) the Ethanol/CCS Guarantors, including the unaudited consolidated balance sheet as of the end of such month and the related unaudited statements of income, retained earnings and cash flows for such monthly period and for the portion of such fiscal year ending on the last day of such period, all in reasonable detail;

(b)           commencing with the first full fiscal quarter after the ~~Closing~~Omnibus Amendment Effective Date, as soon as available and in any event within sixty (60) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements of ~~the Loan Parties~~each of (i) Holdings and the Borrower, (ii) the RNG Guarantors and (iii) the Ethanol/CCS Guarantors, including the unaudited consolidated balance sheet as of the end of such quarterly period and the related unaudited statements of income, retained earnings and cash flows for such quarterly period and for the portion of such fiscal year ending on the last day of such period, all in reasonable detail;

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(c)            commencing with the fiscal year ending on December 31, 2025, as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, (i) audited consolidated financial statements for such fiscal year for ~~the Loan Parties~~Gevo Parent, including therein the consolidated balance sheet as of the end of such fiscal year and the related statements of income, retained earnings and cash flows for such year, (ii) a comparison of actual performance of ~~the Loan Parties~~Holdings with the projected performance set out in the Operating Budget for the relevant fiscal year, and (iii) the respective directors’ and auditors’ reports, all in reasonable detail and accompanied by an audit opinion thereon by the Independent Auditor, which opinion shall state that said financial statements present fairly, in all material respects, the financial position of ~~the Loan Parties~~Gevo Parent, as the case may be, at the end of, and for, such fiscal year in accordance with GAAP;

(d)            commencing with the fiscal year ending on December 31, 2025, as soon as available and in any event within one hundred eighty (180) days after the end of each fiscal year, audited consolidated financial statements for such fiscal year for Holdings, including therein the consolidated balance sheet as of the end of such fiscal year and the related statements of income, retained earnings and cash flows for such year, and the respective directors’ and auditors’ reports, all in reasonable detail and accompanied by an audit opinion thereon by the Independent Auditor, which opinion shall state that said financial statements present fairly, in all material respects, the financial position of Holdings, as the case may be, at the end of, and for, such fiscal year in accordance with GAAP, provided that, the financial statements pursuant to this subsection (d) shall no longer be required to be delivered to the Administrative Agent so long as Holdings shall deliver to the Administrative Agent (x) at least annually and (y) promptly upon any change in such rating, a Private Rating Letter;

(e)            ~~(d)~~ commencing with the first full month after the ~~Closing~~Omnibus Amendment Effective Date, as soon as available and in any event within thirty (30) days after the end of each month, a report in the form of Exhibit E, which includes detailed information on financial performance and other business key performance indicators;

(f)            ~~(e)~~ commencing with the first fiscal quarter after the ~~Closing~~Omnibus Amendment Effective Date, as soon as available and in any event within thirty (30) days after the end of each fiscal quarter, a certificate of an Authorized Representative in the form attached hereto as Exhibit H setting forth a computation of Consolidated EBITDA and the Net LTM Leverage Ratio in detail reasonably satisfactory to the Administrative Agent, in each case determined for the Measurement Period occurring as of the immediately preceding Quarterly Date;

(g)           ~~(f)~~ at the time of the delivery of the financial statements under subsections (b) and (c) above, a certificate of an Authorized Representative of such Loan Party (i) certifying to the Administrative Agent and the Lenders that such financial statements fairly present in all material respects the financial condition and results of operations of such Loan Party and its Affiliates on the dates and for the periods indicated in accordance with GAAP, subject, in the case of interim financial statements, to the absence of footnotes and normally recurring year-end adjustments and (ii) certifying to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

(h)           ~~(g)~~ within sixty (60) days after each annual policy renewal date, a certificate of an Authorized Representative of the Borrower certifying that the insurance requirements of Section 5.06 have been implemented and are being complied with by the Loan Parties and on or prior to the expiration of each policy required to be maintained pursuant to Section 5.06, certificates of insurance with respect to each renewal policy and each other insurance policy required to be in effect under this Agreement that has not previously been furnished to the Administrative Agent under this Agreement. If at any time requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent a duplicate of any policy of insurance required to be in effect under this Agreement;

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(i)            ~~(h)~~ promptly after Administrative Agent’s request therefor, such other information regarding the business, assets, operations or financial condition of the Loan Parties as the Administrative Agent may reasonably request;

(j)            ~~(i)~~ within forty-five (45) days following the end of each fiscal quarter, an environmental, social and governance report in respect of the applicable fiscal year in the form attached hereto as Exhibit F; ~~and~~

(k)           ~~(j)~~ commencing with the first full month after the ~~Closing~~Omnibus Amendment Effective Date, as soon as available and in any event within thirty (30) days after the end of each month, a summary of obligations, including the aggregate amount of cash collateral or margining collateral, under all Permitted Hedging Arrangements, as well as listing of all outstanding transactions under all Permitted Hedging Arrangements (including volumes hedged, tenor, price, counterparty and then current mark-to-market exposure thereunder), if any~~.~~; and

(l)            concurrently with delivery under the Huntington Credit Agreement, each periodic or other material report (including borrowing base certificates) and each material notice (including any notice of default) delivered to lenders or agents, or by lenders or agents to one or more Loan Parties, under such Huntington Credit Agreement.

Section 5.11           Notices. The Loan Parties shall promptly (and in any event within five (5) Business Days) upon an Authorized Representative of any Loan Party obtaining knowledge thereof, give notice to the Administrative Agent of:

(a)            notice of the occurrence of any (i) any force majeure claim, (ii) amendment or waiver request, (iii) indemnity claim, (iv) material dispute, or (v) event of default or a material breach or default, in each case, under any of the Material Agreements;

(b)           details of any change of Applicable Law that could reasonably be expected to have a Material Adverse Effect;

(c)           (i) any material notice or communication given to or received (A) from creditors of any Loan Party generally or ~~including under the Permitted Working Capital Facility or~~ (B) in connection with any Material Agreement; and (ii) any material notice, approval, or communication (A) given to or received from any Governmental Authority or (B) delivered in connection with the Acquisition or the Asset Purchase Agreement, any Tax Credit Monetization Agreement or any documents memorializing tax credit sequestration agreements or sales relating thereto, in each case of clauses (i) and (ii) above, excluding for the avoidance of doubt immaterial communications such as operational or scheduling matters;

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(d)            notice received by it with respect to the cancellation of, adverse change in, material modification in, or default under, any insurance policy required to be maintained in accordance with Section 5.06;

(e)            the filing or commencement of any litigation, investigation, action or proceeding of or before any court, arbitrator or Governmental Authority against or affecting any Loan Party, the Real Property or the Business that (i) if adversely determined, would reasonably be expected to result in liability to any Loan Party in an aggregate amount exceeding $~~500,000~~600,000 or be materially adverse to the interests of the Loan Parties or (ii) which relates to a material Authorization necessary for the Business, the Real Property or the execution, delivery and performance by a Loan Party of the Transaction Documents to which it is a party;

(f)            the occurrence of a Default or an Event of Default;

(g)           any amendment of any Material Agreement, and true and complete copies of any Material Agreements executed after the Closing Date;

(h)           any Environmental Claim by any Person against, or with respect to the activities of, the Loan Parties, the Real Property or the Business and any alleged material violation of or non-compliance with any Environmental Laws or any material Authorizations required by Environmental Laws applicable to any Loan Party or the Business that, in each case, could reasonably be expected to have a Material Adverse Effect;

(i)             the occurrence of any ERISA Event in excess of $~~500,000~~600,000, together with a written notice setting forth the nature thereof and the action, if any, that such Loan Party or ERISA Affiliate proposes to take with respect thereto; ~~and~~

(j)            the sale, lease, transfer or other Disposition of, in one transaction or a series of transactions, all or any part of its property in excess of $~~500,000~~600,000 per year in the aggregate in the ordinary course of business;

(k)           the occurrence of a Bankruptcy of any Loan Party, Gevo Parent or Material Agreement Counterparty;

(l)            any agreement or transaction (or series of related transactions) entered into with an Affiliate of a Loan Party with a value in excess of $~~500,000~~600,000 over the term of such agreement or transaction (or series of related transactions)~~.~~; and

(m)          any attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with any Loan Party’s information system operations, data or networks that could reasonably be expected to result in any material liability or material loss being imposed on a Loan Party or its assets (a “Cyber-security Incident”) and shall promptly provide any information reasonably requested by the Administrative Agent in respect of such Cyber-security Incident, including copies of any notices relating to such Cyber-security Incident provided to customers, employees, Governmental Authority, or any other Person and any notice, request, claim, complaint, correspondence or other communication received from any Governmental Authority or other Person relating to such Cyber-security Incident.

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Section 5.12          Scheduled Calls. Upon the request of the Administrative Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each calendar month), the Borrower shall arrange to have a telephonic conference call with the Lenders to discuss the status of the Loan Parties and the affairs, finances and accounts of the Loan Parties, in each case, which telephonic conference call shall be coordinated with the Administrative Agent during normal business hours upon reasonable prior notice to the Lenders.

Section 5.13           Use of Proceeds.

(a)            The proceeds of the Initial Loans shall be used solely (i) together with the Closing Date Equity Contributions, in accordance with the Funds Flow Memorandum, including to fund the purchase price under the Asset Purchase Agreement, to pay fees, commissions and expenses in connection with the transactions occurring under the Financing Documents and ~~to otherwise be deposited in the Borrower Revenue Account and~~ (ii) to otherwise be deposited in the Borrower Revenue Account to be applied in accordance with Section 5.18 and Section 5.20.

(b)            The proceeds of the First Incremental Loans shall be used solely to repay all outstanding indebtedness under the bonds issued under the RNG Bond Financing Agreement, to fund the Omnibus Amendment Distribution, to pay fees, commissions and expenses in connection with the transactions occurring under the Financing Documents, and to otherwise be applied in accordance with the First Incremental Funds Flow Memorandum (including that certain sources and uses table attached thereto).

(c)            ~~(b)~~ The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

Section 5.14          Security. The Loan Parties shall preserve and maintain the security interests granted under the Security Documents and undertake all actions which are necessary or appropriate to: (a) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), subject to the terms of the Huntington Intercreditor Agreement, and (b) preserve and protect the Collateral and protect and enforce the Loan Parties’ rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation~~.~~; provided, however, that the Loan Parties may sell Voluntary Carbon Credits pursuant to carbon dioxide removal sales agreements (“Acceptable Carbon Dioxide Removal Sales Agreements”), in the amount of $1,500,000 individually per year and $3,000,000 in the aggregate per year and, upon receipt of the respective cash consideration with respect to such Voluntary Carbon Credits, release the security interests granted under the Security Documents solely with respect to such sold Voluntary Carbon Credits by filing the appropriate uniform commercial code financing statement without the consent of the Collateral Agent or the other Secured Parties.

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Section 5.15          Further Assurances.

(a)           The Loan Parties shall execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the reasonable request of any Agent all such instruments and documents as are necessary or appropriate to carry out the intent and purpose of the Financing Documents (including filings, recordings or registrations required to be filed in respect of any Security Document or assignment thereto) necessary to maintain, to the extent permitted by Applicable Law, the Collateral Agent’s perfected security interest in the Collateral (subject to Permitted Liens) to the extent and in the priority required pursuant to the Security Documents.

(b)           Notwithstanding anything otherwise contained herein, if, after the date of this Agreement any Loan Party acquires Real Property of any value (other than office leases) material or necessary to the operation of any Project or the Business, Borrower shall notify the Administrative Agent of such acquisition and if requested by the Administrative Agent, Borrower shall, or shall cause such Loan Party to, within sixty (60) days of such acquisition (or such longer period as the Administrative Agent may reasonably agree) deliver a Mortgage on such Real Property and the other items described in Section 4.01(n) (as well as opinions related to such Mortgage, as described in Section 4.01(o)).

Section 5.16          Security in Newly Acquired Property and Revenues. Without limiting any other provision of any Financing Document, if any Loan Party shall at any time (a) acquire any interest in a single item of property with a value of at least $1,000,000 or any interest in revenues that could aggregate during the term of the agreement under which such receivables arise to over $1,000,000; or (b) acquire interests in property in a single transaction or series of transactions not otherwise subject to the Lien created by the Security Documents having a value of at least $1,000,000 in the aggregate, in each case not otherwise covered by the Security Documents, promptly upon such acquisition, such Loan Party shall (i) promptly (and in any event within five (5) Business Days thereof) provide written notice thereof to the Administrative Agent and (ii) execute, deliver and record a supplement to the Security Documents or other documents, as the Administrative Agent may reasonably request, subjecting such interest to the Lien created by the Security Documents.

Section 5.17          Material Agreements. Each Loan Party shall (a) duly and punctually perform and observe all of its material covenants and obligations contained in each Material Agreement and the Asset Purchase Agreement to which it is a party, (b) take all reasonable and necessary action to prevent the termination or cancellation of any Material Agreement and the Asset Purchase Agreement in accordance with the terms of such Material Agreement or otherwise (except for the expiration of any Material Agreement and the Asset Purchase Agreement in accordance with its terms and not as a result of a breach or default thereunder) and (c) enforce against the relevant Material Agreement Counterparty or Seller each material covenant or obligation of such Material Agreement or Asset Purchase Agreement, as applicable, in accordance with its terms.

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Section 5.18          Collateral Accounts.

(a)           General. The Loan Parties shall at all times maintain the Collateral Accounts.

(i)            At all times the RNG Guarantors shall deposit and maintain, or cause to be deposited and maintained, all RNG Business Revenues, insurance proceeds and other amounts received solely into the RNG Operating Account in accordance with this Section 5.18. The RNG Guarantors shall not deposit, or cause to be deposited, any RNG Business Revenues, insurance proceeds or other amounts received into the Ethanol/CCS Operating Accounts.

(ii)          ~~(a) General. The Loan Parties shall at all times maintain the Collateral Accounts.  At all times each Loan Party~~Except for such amounts otherwise required to be deposited in the Huntington Cash Collateral Account pursuant to the Huntington Credit Agreement, at all times the Ethanol/CCS Guarantors shall deposit and maintain, or cause to be deposited and maintained, all Ethanol/CCS Business Revenues, insurance proceeds and other amounts received solely into the ~~Collateral~~respective Ethanol/CCS Operating Accounts in accordance with this Section 5.18 ~~and request or make only such payments and transfers out of the Collateral Accounts as permitted herein.~~. The Ethanol/CCS Guarantors shall not deposit, or cause to be deposited, any Ethanol/CCS Business Revenues, insurance proceeds or other amounts received into the RNG Operating Account.

(b)            Ethanol/CCS Operating Accounts.

(i)            Deposits into the Ethanol/CCS Operating Accounts. Except for such amounts otherwise required to be deposited in the Huntington Cash Collateral Account pursuant to the Huntington Credit Agreement, (A) the Ethanol Project Company shall deposit into the Ethanol Operating Account any Ethanol/CCS Business Revenues or other cash revenue paid to the Ethanol Project Company, (B) the CCS Project Company shall deposit into the CCS Operating Account any Ethanol/CCS Business Revenues or other cash revenue paid to the CCS Project Company and (C) the Operations Company shall deposit into the Operations Company Operating Account any Ethanol/CCS Business Revenues or other cash revenue paid to the Operations Company.

(ii)           Withdrawals from the Ethanol/CCS Operating Accounts.

(A)          Amounts in the Ethanol/CCS Operating Accounts may be withdrawn and transferred from time to time to pay Ethanol/CCS Operating Expenses and Capital Expenditures of the Ethanol/CCS Guarantors (other than Unapproved Capital Expenditures) (in each case in amounts that are consistent with the then-current Ethanol/CCS Operating Budget (other than amounts allocated as payable for corn on a monthly basis in accordance with Section 5.20(d)) or as otherwise permitted in accordance with Section 5.20(d)).

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(B)          If on any Monthly Date, the aggregate amounts on deposit in the Ethanol/CCS Operating Accounts exceed the sum (without duplication) of the Ethanol/CCS Operating Expenses and Capital Expenditures of the Ethanol/CCS Guarantors (other than Unapproved Capital Expenditures) due and payable in the next 30 days, in each case, in amounts that are consistent with the then-current Ethanol/CCS Operating Budget or as otherwise permitted in accordance with Section 5.20(d), such Ethanol CCS Guarantor shall cause the transfer of such excess amount to the Borrower Revenue Account on such Monthly Date.

(c)           RNG Operating Account.

(i)            Deposits into the RNG Operating Account. The RNG Project Company shall deposit into the RNG Project Company Operating Account any RNG Business Revenues or other cash revenue paid to the RNG Project Company.

(ii)           Withdrawals from the RNG Operating Account.

(A)          Amounts in the RNG Operating Account may be withdrawn and transferred from time to time to pay RNG Operating Expenses and Capital Expenditures of the RNG Guarantors (other than Unapproved Capital Expenditures) (in each case in amounts that are consistent with the then-current RNG Operating Budget (other than as otherwise permitted in accordance with Section 5.20(d)).

(B)          If on any Monthly Date, the aggregate amounts on deposit in the RNG Operating Account exceed the sum (without duplication) of the RNG Operating Expenses and Capital Expenditures of the RNG Guarantors (other than Unapproved Capital Expenditures) due and payable in the next 30 days, in each case, in amounts that are consistent with the then-current RNG Operating Budget or as otherwise permitted in accordance with Section 5.20(d), the RNG Project Company shall cause the transfer of such excess amount to the Borrower Revenue Account on such Monthly Date.

(d)           ~~(b)~~ Borrower Revenue Account.

(i)            The Loan Parties shall deposit into the Borrower Revenue Account (A) any proceeds of the Loans which are intended to be deposited into the Borrower Revenue Account pursuant to the Funds Flow Memorandum delivered on the Closing Date and the First Incremental Loan Funds Flow Memorandum delivered on the Omnibus Amendment Effective Date, (B) any Business Revenues or other cash revenue paid to any Loan Party that are not deposited in the Huntington Cash Collateral Account or an Operating Account, (C) at the Loan Party’s discretion, any cash equity contributions to a Loan Party from a direct or indirect owner of a Loan Party that is not a Loan Party, (D) all amounts required to be transferred to the Borrower Revenue Account pursuant to Section 5.18(b)(ii)(B) and Section 5.18(c)(ii)(B) and (D) all other amounts received by any Loan Party and not required or permitted to be deposited into the Huntington Cash Collateral Account or another Collateral Account pursuant to this Agreement. Any amounts in the Huntington Cash Collateral Account (a) that are not required to pay or prepay the Revolving Loans (as defined in the Huntington Credit Agreement) or excess funds in accordance with Sections 2.5 and 4.3 of the Huntington Credit Agreement or (b) which do not constitute Working Capital Lender Priority Collateral (as defined in the Huntington Intercreditor Agreement), shall automatically be swept to the Borrower Revenue Account in accordance with Section 4.3(f) of the Huntington Credit Agreement and the applicable treasury management agreements applicable thereto.

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(ii)           Amounts in the Borrower Revenue Account may be withdrawn and transferred for application in the following order of priority:

(A)          First, (1) to be applied to all Borrower Operating Expenses then due and payable and (2) to reserve for and make available for application and withdrawal to pay Operating Expenses and Capital Expenditures, in an amount equal to the greater of (x) thirty (30) days of consolidated Operating Expenses and Capital Expenditures (other than Unapproved Capital Expenditures) ~~due and payable or becoming due or (2) to be transferred to the applicable Operating Accounts, allocated between such account(s) as determined by the Borrower for payment of Operating Expenses and Capital Expenditures (other than Unapproved Capital Expenditures), provided the aggregate amount transferred to the Operating Accounts pursuant to this clause, together with the amounts then on deposit in or credited to the Operating Accounts, shall not exceed the sum (without duplication) of the Operating Expenses and Capital Expenditures (other than Unapproved Capital Expenditures) due and payable in the next 60 days (including Operating Expenses and Capital Expenditures owing from a prior month), in each case, in amounts that are consistent~~calculated in accordance with the then-current Operating ~~Budget~~Budgets of the Loan Parties or as otherwise permitted in accordance with Section 5.20(d)~~;~~ and (y) Ten Million Dollars ($10,000,000) of aggregate liquidity, calculated as the sum of (i) unrestricted cash and Cash Equivalent Investments of the Loan Parties held in the Collateral Accounts and the Cash Collateral Account and Loan Account (each, as defined in the Huntington Credit Agreement) and (ii) availability under the Borrowing Base (as defined in the Huntington Credit Agreement), to the extent Borrower (as defined in the Huntington Credit Agreement) is then able to satisfy the conditions precedent to the making of credit extensions under the Huntington Credit Agreement; provided, that in all events, the Loan Parties shall maintain no less than Five Million Dollars ($5,000,000) of liquidity (as calculated above) in the form of unrestricted cash and Cash Equivalent Investments on deposit in the aggregate across the Collateral Accounts and the Cash Collateral Account and Loan Account (each, as defined in the Huntington Credit Agreement);

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(B)          Second, on each Quarterly Date, to the Administrative Agent (for the account of the Secured Parties) an amount equal to all accrued and unpaid interest and fees on the Loans scheduled to be due and payable on such Quarterly Date occurring within the calendar quarter in which such Quarterly Date occurs;

(C)          Third, on each Quarterly Date, to the Administrative Agent (for the account of the Secured Parties) an amount equal to the principal amount of any Loans scheduled to be due and payable on such Quarterly Date (if any) occurring within the calendar quarter in which such Quarterly Date occurs;

(D)          Fourth, ~~(1)~~ on each Quarterly Date to any other person to whom a payment in respect of accrued and unpaid interest and/or principal amount of any Permitted Indebtedness (other than Indebtedness incurred in connection with the ~~Permitted Working Capital Facility~~Huntington Credit Agreement) then due and payable within the calendar quarter in which such Quarterly Date occurs ~~and (2) on each Quarterly Date or such other date as determined by Borrower, to any other person to whom accrued and unpaid interest and/or principal is outstanding under the Permitted Working Capital Facility;~~

(E)           Fifth, on each Quarterly Date, subject to satisfaction of the conditions in Section 6.06(a) as certified in the Officer’s Certificate for such Quarterly Date, to Gevo Parent (or its designee) an amount not exceeding the Permitted Tax Distribution with respect to such Quarterly Date;

(F)           Sixth, as needed, to the Administrative Agent (for the account of the Secured Parties) to make any optional prepayments of the Loans in accordance with Section 2.06(a) or any mandatory prepayments of the Loans in accordance with Section 2.06(b) (other than Section 2.06(b)(v));

(G)          Seventh, (1) prior to March 31, 2026, as and when required by Section 2.06(b)(v), and (2) from and after the Adjustment Date relating to the fiscal quarter ending March 31, 2026, as required by Section 2.06(b)(v), within three (3) Business Days after the corresponding Adjustment Date, transfer to Administrative Agent (for the account of the Secured Parties) an amount equal to the ECF Sweep Amount that is accepted for mandatory prepayment by Lenders pursuant to Section 2.06(b)(v) and Section 2.06(c)(iii) as of such applicable Adjustment Date; and

(H)          Eighth, (1) prior to March 31, 2026, on each Quarterly Date, and (2) from and after the Adjustment Date relating to the fiscal quarter ending March 31, 2026, within three (3) Business Days after each Adjustment Date, after giving effect to the transfers specified above, any amounts remaining on deposit in the Borrower Revenue Account less any amount equal to the amount of any ECF Prepayment Offer rejected by any Lender in accordance with Section 2.06(c)(iii) shall be deposited in the Borrower Retained Revenue Account;.

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~~(c)           Operating Accounts.~~

~~(i)           Deposits into the Operating Accounts. Borrower shall deposit in one or more Operating Accounts (A) any Business Revenues selected by the Borrower to be deposited in the Operating Account, (B) any amounts transferred from the Borrower Revenue Account in accordance with clause~~ (A) ~~of Section 5.18(b)(ii), (C) at the Loan Party’s discretion, any cash equity contributions to a Loan Party from a direct or indirect owner of a Loan Party that is not a Loan Party, (D) any proceeds of the Loans which are intended to be deposited into the Operating Accounts pursuant to the Funds Flow Memorandum delivered on the Closing Date, (E) any proceeds of Indebtedness in respect of Permitted Indebtedness, and (F) the proceeds from any Cash Equivalent Investments made from such Operating Account.~~

(ii)          ~~Withdrawals from the Operating Accounts~~

~~(A)          Amounts in the Operating Accounts may be withdrawn and transferred from time to time to pay Operating Expenses and Capital Expenditures (other than Unapproved Capital Expenditures) (in each case in amounts that are consistent with the then-current Operating Budget (other than amounts allocated as payable for corn on a monthly basis in accordance with Section 5.20(d)) or as otherwise permitted in accordance with Section 5.20(d)).~~

~~(B)          If on any Monthly Date, the aggregate amounts on deposit in the Operating Accounts exceed the greater of: (1) ten million dollars ($10,000,000) and (2) the sum (without duplication) of the Operating Expenses and Capital Expenditures (other than Unapproved Capital Expenditures) due and payable in the next 60 days, in each case, in amounts that are consistent with the then-current Operating Budget or as otherwise permitted in accordance with Section 5.20(d), Borrower shall cause the transfer of such excess amount to the Borrower Revenue Account on such Monthly Date.~~

(e)            ~~(d)~~ Borrower Retained Revenue Account.

(i)            Deposits into the Borrower Retained Revenue Account. Borrower shall deposit in the Borrower Retained Revenue ~~Accounts~~Account (A) at its discretion, any cash equity contributions to a Loan Party from a direct or indirect owner of a Loan Party that is not a to Loan Party and (B) any amounts transferred from the Borrower Revenue Account in accordance with clause (H) of Section 5.18(bd)(ii).

(ii)           Withdrawals from the Borrower Retained Revenue Account. Amounts in the Borrower Retained Revenue Account may be withdrawn and transferred from time to time (A) to pay Unapproved Capital Expenditures or (B) so long as there is no Default or Event of Default, to be distributed to Holdings and applied in accordance with the LLC Agreement. Amounts in the Borrower Retained Revenue Account may also be applied at the discretion of the Borrower to any amounts contemplated by Section 5.18(bd)(ii).

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(f)            ~~(e)~~ Extraordinary Receipts.

(i)    Deposits of Extraordinary Receipts.

(A)          Borrower shall deposit, and shall use all reasonable efforts to cause third parties that would otherwise make payments directly to Borrower to deposit, into the Borrower Revenue Account (1) the Net Available Amount of any Extraordinary Material Agreement Proceeds, (2) the Net Available Amount of any Event of Loss, (3) the Net Available Amount of any Disposition with respect to the RNG Guarantors (or series of related Dispositions with respect to the RNG Guarantors), (4) the proceeds of any Indebtedness (other than Permitted Indebtedness) and (5) R&W Proceeds (such amounts described in this clause (A), “Extraordinary Receipts”).

(B)          If Borrower receives any Extraordinary Receipts described in clause (A)(1), (2) or (3) above in an amount less than $~~500,000~~600,000 in the aggregate per annum, in each case, with respect to the receipt of Extraordinary Material Agreement Proceeds, Net Available Amount of any Event of Loss or Net Available Amount of any Dispositions, Borrower shall be permitted to transfer such Extraordinary Receipts to the Borrower Revenue Account to be applied as permitted under Section 5.18(bd).

(C)          If Borrower receives Net Available Amounts of any Extraordinary Receipts described in clause (A)(2) or clause (A)(3) above in an amount equal to or in excess of $~~500,000~~600,000 in the aggregate per annum, in each case, with respect to receipt of Net Available Amount of any Disposition or Event of Loss (as applicable), Borrower shall either use such Net Available Amount (or amount, as applicable) for permitted reinvestment or to prepay the Loans in accordance with Section 2.06(b).

(D)          If Borrower receives any Extraordinary Receipts described in clause (A)(1) above in an amount in excess of $~~500,000~~600,000 in the aggregate per annum, in each case, with respect to the receipt of Extraordinary Material Agreement Proceeds, then Borrower shall use such proceeds to repay the Loans in accordance with Section 2.06(b).

(E)           If Borrower receives any Extraordinary Receipts described in clauses (A)(4) or (A)(5) above, Borrower shall use such proceeds to repay the Loans in accordance with Section 2.06(b).

(ii)   Transfers of Extraordinary Receipts. If any excess amounts of any Net Available Amount reinvested in accordance with Section 5.18(ef)(i)(C) above remain not used to committed after one hundred-eighty (180) days, such amount shall be applied to repay the Loans in accordance with Section 2.06(b).

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(iii)  Notwithstanding anything to the contrary in this Section 5.18, if funds are deposited in the Borrower Revenue Account in accordance with this Section 5.18(ef) such funds can be withdrawn and applied in accordance with Section 5.18(ef) without regard to Section 5.18(bd).

(g)           ~~(f)~~ Transfers of Proceeds. To the extent that the Loan Parties receive any proceeds that are required to be deposited into one Collateral Account (or in the case of the Huntington Cash Collateral Account, use commercially reasonable efforts to cause such amounts to be transferred) but are deposited into a different account, the Loan Parties shall promptly initiate transfers to move such proceeds into the correct Collateral Account as required by this Agreement.

(h)           ~~(g)~~ Holdings; JPM Holdings Account. Notwithstanding any provision contained herein or any other Financing Document to the contrary, (i) solely for purposes of this Section 5.18, Holdings shall not constitute a “Loan Party” and (ii) Holdings shall not be required to enter into a deposit account control agreement with respect to the JPM Holdings Account.

Section 5.19          Intellectual Property. The Loan Parties shall own, or be licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary for the conduct of the Business, in each case, as to which the failure of such Loan Party to so own or be licensed could reasonably be expected to have a Material Adverse Effect, and the use thereof by such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20           Budget and Updated Model.

(a)           Submission of Budget. The Borrower shall, (I) on or before the Closing Date, deliver to the Administrative Agent a draft of its proposed Ethanol/CCS Operating Budget for the remaining 2025 fiscal year pursuant to Section 4.01(d) ~~and~~, (II) ~~not later than one (1) day prior to the beginning of~~on or before the Omnibus Amendment Effective Date, (i) deliver to the Administrative Agent an Ethanol/CCS Operating Budget for the 2026 fiscal year, (ii) an RNG Operating Budget for the 2026 fiscal year pursuant to Section 6 of the Omnibus Amendment Agreement and (iii) an updated Financial Model and (III) each fiscal year following the ~~Closing Date~~Omnibus Amendment Effective Date (commencing with the fiscal year beginning in 2027), the Borrower shall submit to the Lenders (i) a draft of its proposed Ethanol/CCS Operating Budget and RNG Operating Budget for such fiscal year and (ii) a draft of its updated Financial Model on ~~a quarterly basis over the next such fiscal year and~~ an annual basis ~~thereafter~~, for a period ending no sooner than the later of the Maturity Date. Any such Operating Budget and/or updated Financial Model submitted by the Borrower pursuant to this Section 5.20(a) shall not be effective until approved by the Administrative Agent in accordance with Sections 5.20(b) or (c) below. It being understood with respect to any Financial Model delivered under this Agreement that such Financial Model was prepared in good faith based on assumptions, estimates, methods and tests believed by the Borrower to be reasonable at the time such Financial Model was prepared and information believed by the Borrower to have been accurate based upon the information available to the Borrower at the time such Financial Model was furnished to the Administrative Agent, and Borrower is not aware of any facts or information that would lead it to believe that such Financial Model is incorrect or misleading in any material respect, it being understood that such Financial Model (a) speaks as to future events and not to be viewed as speaking to facts, (b) is subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and (c) no assurance can be given that the Financial Model will be realized and the actual results may differ in a material way.

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(b)           Approval of Budget. Each Operating Budget delivered pursuant to Section 5.20(a) shall not be effective until approved by the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed. In the event that, pursuant to the immediately preceding sentence, ~~the~~any Operating Budget is not approved by the Administrative Agent or the Borrower has not submitted a proposed Operating Budget in accordance with the terms and conditions herein, an operating budget including the greater of (x) 103% of the relevant costs set forth in ~~the~~such Operating Budget for the immediately preceding calendar year and (y) the amounts specified in the Financial Model delivered on the ~~Closing~~Omnibus Amendment Effective Date for such calendar year (or any updated Financial Model approved by the Administrative Agent), in any case, shall apply until ~~the~~such Operating Budget for the then current fiscal year is approved. Copies of each final Operating Budget adopted shall be furnished to the Administrative Agent promptly upon its adoption.

(c)           Intra-year Adjustments to Operating Budget. Operating Expenses and Capital Expenditures shall be made in accordance with such Operating Budget, except as set forth in this Section 5.20(c). Borrower may from time to time adopt an amended Operating Budget for the remainder of any calendar year to which the amended Operating Budget applies, and such amended Operating Budget shall be effective as the Operating Budget for the remainder of such calendar year upon the consent of the Administrative Agent to such amendment, such consent not to be unreasonably withheld, conditioned or delayed.

(d)           Compliance. Notwithstanding the foregoing and without necessitating any such amendment, Loan Parties may exceed the aggregate annual Operating Expenses and Capital Expenditures set forth in any Operating Budget by an amount not to exceed ten percent (10%) of the aggregate budgeted amount of Operating Expenses and Capital Expenditures for the applicable fiscal year; provided further, the Loan Parties may exceed such ten (10%) aggregate fiscal year variance solely to the extent such exceedance relates solely to the cost of purchasing corn and the aggregate amount of such corn costs do not exceed twenty (20%) percent of the aggregate amount of corn costs set forth in the Operating Budget for the applicable fiscal year.

Section 5.21           Post-Closing. The Loan Parties shall:

(a)           cause endorsements satisfying the insurance requirements in Section 5.06 to be delivered to the Administrative Agent within ninety (90) days of the Closing Date in form and substance reasonably satisfactory to the Administrative Agent;

(b)           cause the Authorizations listed on the “Exceptions” portion of Schedule 3.04 to be obtained by ninety (90) days of the Closing Date;

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(c)           cause the closing set for the Acquisition containing the documentary conditions precedent to the Acquisition to be delivered to the Administrative Agent within thirty (30) days of the Closing Date;

(d)           cause the form of operating report contemplated by Section 5.10(~~d~~f) to be delivered to the Administrative Agent within sixty (60) days of the Closing Date in form and substance reasonably satisfactory to the Administrative Agent; and

(e)            use commercially reasonable efforts to obtain within sixty (60) days following the Closing Date a fully-executed and acknowledged Assignment of Easements (the “Easements Assignment”) from Roughrider Electric Cooperative, Inc. (“Roughrider”), assigning those easements granted by Roughrider in favor of Net-Zero Richardton, LLC (as successor-in-interest to Red Trail Energy, LLC) in that certain Plat for the South 8 Industrial Park Addition recorded on January 17, 2025 as Instrument No. 3185649 and, upon receipt of the Easements Assignment from Roughrider, record the same in the real property records of Stark County, North Dakota.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party hereby agrees that~~:~~, from and after the Closing Date (it being acknowledged that any covenant relating to the Business of the RNG Guarantors, the RNG Guarantors or Gevo Operating Holdings, LLC shall only be effective from and after the Omnibus Amendment Effective Date):

Section 6.01          Subsidiaries; Equity Issuances. No Loan Party shall (a) form or have any Subsidiary other than, with respect to the Ethanol/CCS Guarantors, as in existence ~~in~~ on the Closing Date and with respect to the RNG Guarantors, as in existence on the Omnibus Amendment Effective Date, in each case, as described in Section 3.01(b) or (b) own, or otherwise Control any Capital Stock in, any other Person.

Section 6.02          Indebtedness. No Loan Party shall create, incur, assume or suffer to exist any Indebtedness, other than (without duplication) (each of the following, “Permitted Indebtedness”):

(a)            Indebtedness incurred under the Financing Documents;

(b)           unsecured Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $~~1,000,000~~1,200,000;

(c)            Lease Obligations to the extent incurred in the ordinary course of business (and Indebtedness incurred to finance any such obligations); provided that (i), except with respect to Capital Lease Obligations, the aggregate principal amount of each such lease or purchase money obligation, the capitalized portion of each such lease or purchase money obligation and the remaining payment obligations with respect to each operating lease do not at any one time exceed $~~2,500,000~~3,000,000 in the aggregate for all Loan Parties and (ii) in the case of Capital Lease Obligations, not to exceed an aggregate outstanding amount of $~~250,000~~300,000 for all Loan Parties at any time, and, in each case, any such obligation’s collateral is limited to solely the equipment or asset being financed therewith;

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(d)           Indebtedness incurred in connection the ~~Permitted Working Capital Facility~~Huntington Credit Agreement, not to exceed an aggregate principal amount equal to the Maximum Borrowing Amount (as defined in the Huntington Intercreditor Agreement);

(e)           (i) current accounts payable not more than ninety (90) days past due or which are being contested in accordance with the Permitted Contest Conditions, interest thereon, regulatory bonds, surety obligations and accrued expenses incurred, in the ordinary course of business and (ii) accounts payable more than ninety (90) days past due in an amount not to exceed $~~2,000,000~~2,500,000 at any one time in the aggregate for all Loan Parties;

(f)            ~~Indebtedness between the Loan Parties; provided that all such Indebtedness shall be fully subordinated in priority and payment to the Obligations on terms that are reasonably acceptable to the Administrative Agent;~~[Reserved];

(g)           obligations in respect of rights-of-way, easements and servitudes, in each case, to the extent permitted hereunder;

(h)           Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, incurred in the ordinary course of business, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(i)            Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards or other similar cash management services, in each case, incurred in the ordinary course of business and in an aggregate amount outstanding at any time not to exceed $~~250,000~~300,000;

(j)             Indebtedness listed on Schedule 6.02; and

(k)           other unsecured Indebtedness of the Loan Parties in an aggregate amount outstanding at any time not to exceed $~~1,000,000~~1,200,000.

Section 6.03          Liens, Etc. No Loan Party shall create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties of any character (including accounts receivables) whether now owned or hereafter acquired, or assign any accounts or other right to receive income, other than Permitted Liens.

Section 6.04           Investments. No Loan Party shall make any Investments other than Permitted Investments.

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Section 6.05         Principal Place of Business; Business Activities.

(a)            Each of the Borrower and the Guarantors shall maintain its principal place of business at the address specified in Section 10.01 and shall not change such principal place of business unless it has given at least thirty (30) days’ prior notice thereof to the Administrative Agent and the Collateral Agent, and each Loan Party has taken all steps then required pursuant to the Pledge and Security Agreement to ensure the maintenance and perfection of the security interests created or purported to be created thereby. Each Loan Party shall maintain at its principal place of business originals or copies of its principal books and records.

(b)           No Loan Party shall at any time conduct any activities other than those related to the Business and the performance of its obligations under the Material Agreements, the Asset Purchase Agreement and any business or business activities incidental or related thereto.

Section 6.06         Restricted Payments. No Loan Party shall declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment other than:

(a)            (i) so long as no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment and the Administrative Agent has received reasonably detailed calculations of the amount of any such Restricted Payments that are Permitted Tax Distribution proposed to be made (which calculations shall be in form and substance reasonably satisfactory to the Administrative Agent) or (ii) the Administrative Agent has approved such Restricted Payment, Permitted Tax Distributions;

(b)           the ~~services fee~~service fees and marketing fees payable to ~~the~~any Asset Manager under the Asset Management ~~Agreement~~Agreements up to the Asset Manager ~~Services~~Service Fee or the Asset Manager Marketing Fee, as applicable;

(c)            payments to ~~either~~any Ethanol/CCS Project Company under the Carbon Sequestration Agreement;

(d)            payments to ~~either~~any Ethanol/CCS Project Company or the Operations Company under the O&M Agreement;

(e)            payments to RNG Project Company or Gevo Operations, LLC under the RNG Operating and Maintenance Agreement;

(f)            dividends or distributions by the Ethanol/CCS Guarantors to Net-Zero North Holdco;

(g)            ~~(e)~~ dividends or distributions by the RNG Project ~~Companies or the Operations~~ Company to the ~~Borrower; and~~RNG Holdco;

(h)            dividends or distributions by Net-Zero North Holdco or RNG Holdco to the Borrower;

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(i)            ~~(f) Dividends~~dividends or distributions by the Borrower or Holdings solely pursuant to and to the extent permitted by Section 5.18(d)(~~ii~~i).; and

(j)            the Omnibus Amendment Distribution.

Section 6.07         Fundamental Changes; Asset Dispositions and Acquisitions. No Loan Party shall:

(a)           (i) in one transaction or a series of transactions, merge into, amalgamate with or consolidate with any other Person, (ii) except with respect to Permitted Investments, acquire all or any substantial part of the assets or any class of stock or other ownership interests of, any other Person, or (iii) sell, transfer or otherwise dispose of all or substantially all of its assets to any other Person;

(b)           change its legal form, liquidate, wind up, or dissolve;

(c)            make or agree to make any amendment to its Organizational Documents to the extent that such amendment would reasonably be expected to be materially adverse to the interests of the Agents or the Lenders under the Financing Documents;

(d)           other than the Acquisition pursuant to the Asset Purchase Agreement, purchase, acquire or lease any assets other than the purchase or lease of assets reasonably required for the Business to the extent permitted by Section 6.18;

(e)           except with respect to any leases permitted pursuant to Section 6.02(c), with respect to any Loan Party, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its property in excess of $~~1,000,000~~1,200,000 per year in the aggregate other than: (i) sales or other Dispositions of worn out or defective equipment, or other equipment no longer used or useful to the Business that is, in each case, promptly replaced by such Loan Party with suitable substitute equipment of substantially the same character and quality and at least equivalent useful life and utility to the extent required by the Business or for performance under the Material Agreements to which it is a party; provided that if the aggregate fair market value of all such Dispositions exceeds $~~1,000,000~~1,200,000 in any fiscal year, the Administrative Agent and the Collateral Agent shall have received a certificate of an Authorized Representative of the Borrower certifying that such assets are worn out, defective or no longer used or useful in the Business prior to the consummation of any such Disposition, ~~and~~ (ii) sales or other Dispositions of equipment or other property (including iron) in the ordinary course of the business of such Loan Party and (iii) sales or other Dispositions of Voluntary Carbon Credits pursuant to Acceptable Carbon Dioxide Removal Sales Agreements as permitted by the last proviso to Section 5.14;

(f)            sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the equity interests of any Loan Party; and

(g)           pay any Operating Expenses or Capital Expenditures unless such payment is in accordance with the then-current Operating Budget (subject to Section 5.20(d)) or is an Unapproved Capital Expenditure paid for in accordance with the definition thereof.

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Section 6.08         Accounting Changes. No Loan Party shall change its fiscal year.

Section 6.09         Amendment or Termination of Material Agreements; Other Restrictions on Material Agreements. No Loan Party shall:

(a)            (i) enter into, terminate or cancel or consent to or accept any entry, cancellation or termination of, (ii) amend, modify or supplement in any material respect, (iii) grant any consent under (including the approval of any assignment thereof) or approval under, (iv) pay any claim arising pursuant to, (v) waive any default under a provision of or waive, fail to enforce, forgive, compromise, settle, adjust or release any right, interest or entitlement, howsoever arising, under, or in respect of, or (vi) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in, in each case any Material Agreement ~~or~~, Asset Purchase Agreement or Loan Document (as defined in the Huntington Credit Agreement); in each preceding case, without first obtaining the written approval of the Required Lenders in their sole discretion; provided that the expiration of a Material Agreement ~~or~~, the Asset Purchase Agreement or Loan Document in accordance with its terms shall not constitute a termination of such contract nor require the approval of the Required Lenders.

(b)            enter into an Additional Material Agreement without the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Administrative Agent.

(c)            amend, modify or supplement in any material respect any part of its interest in any Tax Credit Monetization Agreement without first obtaining the written approval of the Required Lenders in their sole discretion.

If applicable, the Required Lenders and the Administrative Agent shall use good faith efforts to respond to each request pursuant to this Section 6.09 as soon as practicable.

Section 6.10         Transactions with Affiliates. No Loan Party shall directly or indirectly enter into any transaction or series of related transactions with an Affiliate of such Loan Party, except for (i) transactions set forth on Schedule 3.23 hereto, (ii) Restricted Payments permitted under Section 6.06 and (iii) transactions in the ordinary course of such Loan Party’s (and such Affiliate’s) business and upon fair and reasonable terms no less favorable to such Loan Party than it would obtain in comparable arm’s-length transactions with a Person acting in good faith which is not an Affiliate; provided, solely with respect to the foregoing clause (iii), any transaction or series of related transactions with any Affiliate on or after the ~~Closing~~Omnibus Amendment Effective Date that are not set forth on Schedule 3.23 shall require the consent of the Administrative Agent.

Section 6.11         Collateral Accounts. No Loan Party shall open or maintain, or instruct any other Person to open or maintain, any securities accounts, deposit accounts, lockbox accounts or other bank accounts other than the Collateral Accounts ~~and~~, the JPM Holdings Account and any margin account opened in relation to a Permitted Hedging Arrangement, and shall not enter into any agreement with respect to the Collateral Accounts or any other accounts other than the Collateral Account Control Agreements, the Asset Based Lending Restricted Account Agreement between the Ethanol Company and The Huntington National Bank, and such customary account opening agreements.  No Loan Party shall change (or permit any other Person to change) the name or account number of any Collateral Account or close any Collateral Account, in each case, without the prior written consent of the Collateral Agent. No amounts may be transferred or withdrawn from any Collateral Account other than in accordance with and as permitted by Section 5.18.

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Section 6.12         Guarantees. No Loan Party shall assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for Indebtedness or obligations of any other Person except as otherwise permitted under the terms of the Financing Documents.

Section 6.13         Hazardous Materials. No Loan Party shall cause any Releases of Hazardous Materials in, at, on or under the Real Property except to the extent such Release (a) is otherwise in compliance in all material respects with all Applicable Laws and applicable insurance policies or (b) could not otherwise reasonably be expected to have a Material Adverse Effect.

Section 6.14        No Swap Agreements. No Loan Party shall enter into any Swap Agreement, commodity hedging arrangement, foreign currency trading or other speculative transactions other than any Permitted Hedging Arrangement.

Section 6.15         Change of Auditors. No Loan Party shall, without the prior written consent of the Administrative Agent, change its Independent Auditor.

Section 6.16        Purchase of Capital Stock. No Loan Party shall, nor shall it permit any party to, purchase, redeem or otherwise acquire any of such Loan Party’s issued Capital Stock (other than in connection with OIC Persons’ acquisition of the Capital Stock of Holdings in accordance with the LLC Agreement) or otherwise reduce its Capital Stock; provided that the foregoing shall in no way be construed to limit such Loan Party’s ability to make Restricted Payments.

Section 6.17         Withdrawals from the Collateral Accounts. No Loan Party shall make any withdrawals from the Collateral Accounts that are not in accordance with the applicable Operating Budget or the Financial Model or as otherwise contemplated in the Financing Documents.

Section 6.18         Capital Expenditures. No Loan Party will make any Capital Expenditures other than Capital Expenditures permitted by Section 6.07(g).

Section 6.19         Governmental Authorizations. No Loan Party shall enter into any amendment, supplement or other modification of any Authorization required by any Governmental Authority under any Applicable Law for the Business or any Loan Party’s business and operations generally (including those Authorizations set forth on Schedule 3.04 hereto) without the prior written consent of the Administrative Agent in its sole and absolute discretion, other than any such amendment, supplement or other modification that would not reasonably be expected to be materially adverse to the interests of the Lenders under the Financing Documents or any Loan Party.

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Section 6.20         Special Purpose Companies.

(a)            Holdings shall not engage in any business or own any assets (or have any liabilities (contingent or otherwise), other than: (a) ownership of the Capital Stock of the Borrower, (b) activities and contractual rights incidental to maintenance of its corporate existence, (c) performance of its obligations under this Agreement or any of the other Financing Documents to which it is a party, (d) the performance of its rights and obligations, if any, under its Organizational Documents ~~and~~, (e) holding any Cash Equivalent Investments received by it as a distribution from any of its Subsidiaries for the purpose of making further distributions with such Cash Equivalent Investments as contemplated by Section 6.06, and (f) entering into any Tax Credit Monetization Agreements, any insurance policies associated therewith, and any other agreements ancillary thereto, or in connection therewith.

(b)            Operations Company shall not engage in any business or own any assets (including relating to either Project) or have any liabilities (contingent or otherwise), other than: (a) employ employees and otherwise provide the services in accordance with the O&M Agreement, (b) activities and contractual rights incidental to maintenance of its corporate existence, (c) performance of its obligations under this Agreement or any of the other Financing Documents to which it is a party, (d) the performance of its rights and obligations, if any, under its Organizational Documents and (e) holding any Cash Equivalent Investments for the purpose of making further distributions with such Cash Equivalent Investments as contemplated by Section 6.06.

Section 6.21           Huntington Loan Documents. No Loan Party shall make any payments in respect of the Huntington Credit Agreement, other than automatic payments made in accordance with Sections 2.4, 2.9 and 2.11 of the Huntington Credit Agreement, scheduled principal amounts (including amounts required by Section 2.5 of the Huntington Credit Agreement), scheduled interest, or scheduled fees without the prior written consent of the Administrative Agent.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01         Events of Default. If any of the following events (“Events of Default”) shall occur (it being acknowledged that any Event of Default relating to the Business of the RNG Guarantors, the RNG Guarantors or Gevo Operating Holdings, LLC shall only be effective from and after the Omnibus Amendment Effective Date):

(a)            the Borrower shall fail to pay any principal of any Loans when and as the same shall become due and payable, whether at the due date thereof  or, in the case of payments of principal due pursuant to Section 2.06(b), at a date fixed for prepayment thereof, or otherwise; or

(b)            any Loan Party shall fail to pay, when the same shall be due and payable, (i) any interest on any Loan and such failure is not cured within five (5) Business Days or (ii) any fee or any other amount (other than an amount referred to in clause (a) or (b)(i) of this Article) payable under this Agreement or under any other Financing Document when and as the same shall become due and payable, and, in the case of this clause (b)(ii) only, such failure shall continue unremedied for a period of ten (10) Business Days after the occurrence thereof; or

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(c)            any representation or warranty made by or deemed made by any Loan Party in this Agreement or any other Financing Document, or in any certificate or other document furnished to any Secured Party by or on behalf of such Loan Party in accordance with the terms hereof or thereof shall prove to have been incorrect in any material respect as of the time made or deemed made, confirmed or furnished; provided that such misrepresentation or such incorrect statement shall not constitute an Event of Default if (i) such condition or circumstance is not reasonably expected to result in a Material Adverse Effect and (ii) the facts or conditions giving rise to such misstatement are cured in such a manner as to eliminate such misstatement within ten (10) Business Days after obtaining notice of such Default; or

(d)           any Loan Party shall fail to observe or perform any covenant or agreement, as applicable, contained in:

(i)           Sections 5.01 (as to existence), 5.11(f), 5.13 or Article VI; or

(ii)          (A)  Sections 5.10(a), 5.10(b) ~~or~~, 5.10(c), 5.10(d) (unless no longer required pursuant to the terms of such section), 5.10(e) ~~or~~, 5.10(f), or 5.10(g) or the first sentence of Section 5.18(a) and such failure has continued unremedied for a period of ten (10) Business Days after the occurrence thereof or (B) Section 5.06 and such failure has continued unremedied for a period of fifteen (15) Business Days after the occurrence thereof; or

(iii)        Section 5.10(h) and such failure has continued unremedied for thirty (30) days after the occurrence thereof; or

(e)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Financing Document (other than those specified in clause (a), (b), (c) or (d) of this Section) and such failure shall continue unremedied for a period of thirty (30) days; provided that, if (A) such failure is not reasonably susceptible to cure within such thirty (30) days, (B) such Loan Party is proceeding with diligence and good faith to cure such Default and such Default is susceptible to cure and (C) the existence of such failure has not resulted in a Material Adverse Effect, such thirty (30) day period shall be extended as may be necessary to cure such failure, such extended period not to exceed sixty (60) days in the aggregate (inclusive of the original thirty (30) day period); or

(f)            a Bankruptcy occurs with respect to any Loan Party or Gevo Parent; or

(g)           a final non-appealable judgment or order for the payment of money is entered against any Loan Party in an amount exceeding $~~5,000,000~~7,500,000 (exclusive of judgment amounts covered by insurance or bond where the insurer or bonding party has admitted liability in respect of such judgment), and such judgment remains unsatisfied without any procurement of a stay of execution for a period of sixty (60) days or more after the date of entry of judgment; or

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(h)            (i) any Security Document (A) is revoked, terminated or otherwise ceases to be in full force and effect (except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)), or the enforceability thereof shall be challenged in writing by any Loan Party, (B) ceases to provide (to the extent permitted by law and to the extent required by the Financing Documents) a first priority perfected Lien (except with respect to any Permitted Lien referred to in paragraph (i) of the definition of “Permitted Lien” for so long as such Lien is a Permitted Lien, in which case a second priority perfected Lien) on the assets purported to be covered thereby in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or (C) becomes unlawful or is declared void or (ii) any Financing Document (A) is revoked, terminated or otherwise ceases to be in full force and effect (except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)), or (B) becomes unlawful or is declared void; or

(i)             an ERISA Event has occurred which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(j)            a Change of Control has occurred; or

(k)            funds on deposit in any Collateral Account are used or withdrawn other than for the purposes specified or as expressly permitted in the Financing Documents; or

(l)

(i)           Any Loan Party shall be in default in any material respect under any Material Agreement to which it is a party for a period of thirty (30) days beyond any applicable period of grace or cure period set forth in such agreement (without giving effect to any extension given to the Collateral Agent under any applicable Consent to Assignment with respect thereto); provided that, if (A) such Loan Party is proceeding with diligence and in good faith to cure such default, (B) the existence of such default has not had and could not, after considering the nature of the cure, be reasonably expected to give rise to a Material Adverse Effect and (C) the Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower to the effect of clauses (A) and (B) above stating what action such Loan Party is taking to cure such default, then such thirty (30) day period shall be extended to such date, not to exceed ninety (90) total days. as shall be necessary for the Borrower to diligently cure such default;

(ii)         any Material Agreement Counterparty shall be in breach of, or in default under, any Material Agreement, beyond any applicable period of grace or cure period set forth in such agreement, and (x) such breach or default could reasonably be expected to have a Material Adverse Effect and (y) the circumstances giving rise to the applicable breach or default are not remedied within ninety (90) days;

(iii)         any Material Agreement to which a Loan Party is a party shall terminate in breach of Section 6.09 or shall be declared null and void (except upon fulfillment of such party’s obligations thereunder or the scheduled expiration of the term of such Material Agreement); or

(iv)        any provision of any Material Agreement to which a Loan Party is a party shall for any reason cease to be valid and binding on any party thereto (other than any Loan Party), other than any such failure to be valid and binding which could not reasonably be expected to have a Material Adverse Effect;

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provided that no Event of Default shall have occurred under this Section 7.01(l) if the Borrower shall have replaced the applicable Material Agreement with a replacement agreement which is in form and substance acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed) within ninety (90) days.

(m)           any Authorization by a Governmental Authority necessary for the execution, delivery and performance of any material obligation under the Transaction Documents is terminated or ceases to be in full force or is not obtained, maintained, or complied with, unless such failure (i) could not reasonably be expected to result in a Material Adverse Effect during the cure period under the following clause (ii) and (ii) is remedied within ninety (90) days after the occurrence thereof; or

(n)            an uninsured Event of Loss or a Condemnation, in each case with respect to a material portion of the property of the Loan Parties in excess of $~~5,000,000~~7,500,000 in value, shall occur; or

(o)	an Event of Abandonment shall occur; or

(p)	[Reserved];

(q)            any Loan Party shall (i) default in making any payment of any principal, interest or premium of any Indebtedness (including ~~any Permitted Working Capital Facility~~the Huntington Credit Agreement, but excluding the Loans and other Obligations) on the scheduled or original due date with respect thereto, in each case, beyond any grace periods applicable thereto; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (including ~~any Permitted Working Capital Facility~~the Huntington Credit Agreement, but excluding the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case, beyond any grace periods applicable thereto, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with or without the giving of notice, the lapse of time or both, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee) to become payable; provided that a default, event or condition described in clause (i) or (ii) of this clause (q) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this clause (q) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $~~5,000,000~~6,000,000; provided, that a breach or default by any Loan Party with respect to ~~any Permitted Working Capital Facility~~the Huntington Credit Agreement of the type described in clause (ii) of this clause (q) shall not constitute an Event of Default if such breach or default is remedied within 30 days after the occurrence thereof unless the agent and/or lenders thereunder have accelerated any of the Indebtedness thereunder; provided, further that clause (ii) of this clause (q) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; or

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(r)             any Loan Party shall enter into any Tax Credit Monetization Agreement or file an election under Section 6417 of the Code without the prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Administrative Agent or any owner or affiliate of any Loan Party shall enter into any agreement relating to tax credits for any Project other than (1) insurance in respect of such tax credits and (2) any guaranty by Gevo Parent of Holdings obligations under a Tax Credit Monetization Agreement; or

then, and in every such event (other than an event with respect to a Loan Party described in clause (f) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; and (ii) declare the Loans and all other amounts due under the Financing Documents (including the Minimum Return) then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder or under the Financing Documents (including the Minimum Return), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; and in case of any event with respect to a Loan Party described in clause (f) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the Financing Documents (including the Minimum Return), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (i) and (ii) above, each Secured Party shall be, subject to the terms of the Pledge and Security Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Financing Documents to which it is a party or any Applicable Law.

Section 7.02         Application of Proceeds. If an Acceleration Event shall have occurred, and so long as it continues, proceeds of any collection, sale or other realization of all or any part of the Collateral (including any amount in the Collateral Accounts) shall be applied in the following order of priority:

(a)            first, to any fees, costs, charges, expenses and indemnities then due and payable to Administrative Agent and Collateral Agent under any Financing Document pro rata based on such respective amounts then due to such Persons;

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(b)            second, to the respective outstanding fees, costs, charges, expenses and indemnities then due and payable to the other Secured Parties under any Financing Document pro rata based on such respective amounts then due to such Persons;

(c)            third, to any accrued but unpaid interest on the Obligations owed to the Secured Parties pro rata based on such respective amounts then due to the Secured Parties;

(d)            fourth, to any principal amount of the Obligations owed to the Secured Parties pro rata based on such respective amounts then due to the Secured Parties;

(e)            fifth, to any other unpaid Obligations then due and payable to Secured Parties, pro rata based on such respective amounts then due to the Secured Parties; and

(f)             sixth, after final payment in full of the amounts described in clauses first through fifth above and the Discharge Date shall have occurred, to the Borrower or as otherwise required by Applicable Law.

It is understood that the Loan Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in clauses first through fifth above.

ARTICLE VIII

THE AGENTS

Section 8.01        Appointment and Authorization of the Agents.

(a)            Each of the Lenders hereby irrevocably appoints each Agent to act on its behalf as its agent hereunder and under the other Financing Documents and authorizes each Agent in such capacity, to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each Agent, by executing this Agreement, hereby accepts such appointment. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and none of the Loan Parties shall have rights as a third party beneficiary of any of such provisions.

(b)            Each Agent is hereby authorized to execute, deliver and perform each of the Financing Documents to which such Agent is intended to be a party. Each Agent hereby agrees, and each Lender hereby authorizes such Agent, to enter into the amendments and other modifications of the Security Documents (subject to Section 10.02(b)).

(c)            The Administrative Agent hereby delegates to the Sub-Administrative Agent its right to receive any and all payments of principal, interest, fees or premium hereunder to the extent such right has been transferred by a Lender to a Participant pursuant to Section 10.04(f) as contemplated by Section 2.12(a). For the avoidance of doubt, the Administrative Agent does not transfer any of its other rights hereunder or under the other Financing Documents.

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Section 8.02         Rights as a Lender. Each Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 8.03         Duties of Agent; Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, no Agent (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that such Agent is required to exercise as directed by the Required Lenders, and (c) shall, except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable decision. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to such Agent. The Administrative Agent and Sub-Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent and Sub-Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 8.04         Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Section 8.05        Delegation of Duties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities as well as activities as each Agent.

Section 8.06        Withholding of Taxes by the Administrative Agent; Indemnification. To the extent required by any Applicable Law, the Administrative Agent and the Sub-Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Taxes. If any Governmental Authority asserts a claim that the Administrative Agent or Sub-Administrative Agent did not properly withhold Taxes from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent or Sub-Administrative Agent, as applicable, of a change in circumstance which rendered the exemption from, or reduction of, withholding Taxes ineffective or for any other reason, or if the Administrative Agent or Sub-Administrative Agent, as applicable, reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall promptly indemnify the Administrative Agent or Sub-Administrative Agent, as applicable, fully for all amounts paid, directly or indirectly, by the Administrative Agent or Sub-Administrative Agent as Taxes or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender shall severally indemnify the Administrative Agent or Sub-Administrative Agent, as applicable, within ten (10) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Person (but only to the extent that the Borrower has not already indemnified the Administrative Agent or Sub-Administrative Agent, as applicable, for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Person’s failure to comply with the provisions of Section 10.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Person, in each case, that are payable or paid by the Administrative Agent or Sub-Administrative Agent in connection with any Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or Sub-Administrative Agent, shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and Sub-Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Financing Document or otherwise payable by the Administrative Agent or Sub-Administrative to the Lender from any other source against any amount due to the Administrative Agent under this Section 8.06.

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Section 8.07      Resignation of Agent. Each Agent may resign at any time upon thirty (30) days’ notice by notifying the Lenders and the Borrower, and any Agent may be removed at any time by the Required Lenders (with a prior written notice to the Borrower). Upon any such resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation or after the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender with an office in New York, New York, an Affiliate of a Lender or a financial institution with an office in New York, New York having a combined capital and surplus that is not less than $250,000,000; provided that in no event shall any successor Agent be a Disqualified Institution. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section 8.07). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation or removal hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

Section 8.08      Non-Reliance on Agent or Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Affiliates of any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Affiliates of any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.09       No Other Duties; Etc. The parties agree that ~~neither the Administrative Agent nor the Collateral Agent~~none of the Agents shall have any obligations, liability or responsibility under or in connection with this Agreement and the other Financing Documents and that none of the Agents shall have any obligations, liabilities or responsibilities except for those expressly set forth herein and in the other Financing Documents. The Collateral Agent shall have all of the rights (including indemnification rights), powers, benefits, privileges, exculpations, protections and immunities granted to the Collateral Agent under the other Financing Documents, all of which are incorporated herein mutatis mutandis.

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Section 8.10         Erroneous Payments.

(a)            If the Administrative Agent or Sub-Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent or Sub-Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent or Sub-Administrative Agent) received by such Payment Recipient from the Administrative Agent, Sub-Administrative Agent or any of ~~its~~their Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent or Sub-Administrative Agent, as applicable, pending its return or repayment as contemplated below in this Section 8.10 and held in trust for the benefit of the Administrative Agent or Sub-Administrative Agent, as applicable, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent or Sub-Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent or Sub-Administrative Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent or Sub-Administrative Agent, as applicable) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or Sub-Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or Sub-Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent or Sub-Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Payment Recipient, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent or Sub-Administrative Agent (or any of ~~its~~their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent or Sub-Administrative Agent (or any of ~~its~~their respective Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent or Sub-Administrative Agent (or any of ~~its~~their respective Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)           it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent or Sub-Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

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(ii)          such Payment Recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent or Sub-Administrative Agent, as applicable, of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent or Sub-Administrative Agent pursuant to this Section 8.10(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent or Sub-Administrative Agent pursuant to this Section 8.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.10(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender and Secured Party hereby agrees that, to the extent it fails to return any Erroneous Payment to the Administrative Agent or Sub-Administrative Agent, as applicable, pursuant to, and within the time periods required by, clauses (a) or (b) above, the Administrative Agent ~~(or its~~or Sub-Administrative Agent (or their respective Affiliates) is authorized at any time and from time to time thereafter, to the fullest extent permitted by law, to net, set off and apply any and all deposits of such Lender or Secured Party (general or special, time or demand, provisional or final) at any time held by or on behalf of the Administrative Agent or Sub-Administrative Agent (or its Affiliate, including by branches and agencies of the Administrative Agent or Sub-Administrative Agent, wherever located) for the account of such Lender or Secured Party against any such amounts.

(d)

(i)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent or Sub-Administrative Agent, as applicable, for any reason, after demand therefor by the Administrative Agent or Sub-Administrative Agent, as applicable, in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent or Sub-Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent or Sub-Administrative Agent, as applicable, may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent or Sub-Administrative Agent, as applicable, in such instance)), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to any electronic platform approved by the Administrative Agent or Sub-Administrative Agent, as applicable, as to which the Administrative Agent or Sub- Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to Borrower or the Administrative Agent or Sub-Administrative Agent, (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent or Sub-Administrative Agent, as applicable, as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent or Sub-Administrative Agent, as applicable, as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent ~~and~~or Sub-Administrative Agent, as applicable, and Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent or Sub-Administrative Agent, as applicable, will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

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(ii)          Subject to Section 10.04 (but excluding, in all events, any assignment consent or approval requirements (whether from Borrower or otherwise)), the Administrative Agent or Sub-Administrative Agent, as applicable, may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loans (or portion thereof), and the Administrative Agent or Sub-Administrative Agent, as applicable, shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent or Sub-Administrative Agent, as applicable, on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent or Sub-Administrative Agent, as applicable) and (y) may, in the sole discretion of the Administrative Agent or Sub-Administrative Agent, as applicable, be reduced by any amount specified by the Administrative Agent or Sub-Administrative Agent in writing to the applicable Lender from time to time.

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(e)            The parties hereto agree that (x) irrespective of whether the Administrative Agent or Sub-Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent or Sub- Administrative Agent, as applicable, shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Financing Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Financing Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent or Sub-Administrative Agent, as applicable, under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party; provided that this Section 8.10(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent or Sub-Administrative Agent, as applicable,; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent or Sub-Administrative Agent, as applicable, from Borrower for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or Sub-Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)           Each party’s obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of the Administrative Agent or Sub-Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Document.

ARTICLE IX

GUARANTY

Section 9.01         Guaranty.

(a)            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the full and punctual payment and performance (whether at stated maturity, upon acceleration or otherwise) of all Guaranteed Obligations, in each case as primary obligor and not merely as surety and with respect to all such Guaranteed Obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. This is a guaranty of payment and not merely of collection.

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(b)            All payments made by a Guarantor under this Article IX shall be payable in the manner required for payments by the Borrower hereunder, including: (i) the obligation to make all such payments in Dollars, free and clear of, and without deduction for, any Taxes (including withholding taxes), (ii) the obligation to pay interest at the Post-Default Rate and the Minimum Return and (iii) the obligation to pay all amounts due under the Loan in Dollars.

(c)            Any term or provision of this guaranty to the contrary notwithstanding the aggregate maximum amount of the Guaranteed Obligations for which such Guarantor shall be liable under this guaranty shall not exceed the maximum amount for which such Guarantor can be liable without rendering this guaranty or any other Financing Document, as it relates to such Guarantor, void or voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer.

Section 9.02         Guaranty Unconditional. The Guaranteed Obligations shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)            any extension, renewal, settlement, compromise, waiver or release in respect of any obligations of any Loan Party under the Financing Documents and/or any Commitments under the Financing Documents, by operation of law or otherwise (other than with respect to any such extension, renewal, settlement, compromise, waiver or release agreed in accordance with the terms hereunder as expressly applying to the Guaranteed Obligations),

(b)            any modification or amendment of or supplement to this Agreement or any other Financing Document (other than with respect to any modification, amendment or supplement agreed in accordance with the terms hereunder as expressly applying to the Guaranteed Obligations),

(c)	any release, impairment, non-perfection or invalidity of any Collateral,

(d)            any change in the corporate existence, structure or ownership of any Loan Party or any other Person, or any event of the type described in Sections 5.01, 6.01 or 6.07 with respect to any Person,

(e)            the existence of any claim, set-off or other rights that the Guarantors may have at any time against any Loan Party, any Secured Party or any other Person, whether in connection herewith or with any unrelated transactions,

(f)            any invalidity or unenforceability relating to or against any Loan Party for any reason of any Financing Document, or any provision of Applicable Law purporting to prohibit the performance by any Loan Party of any of its obligations under the Financing Documents (other than any such invalidity or unenforceability with respect solely to the Guaranteed Obligations),

(g)            the failure of any Material Agreement Counterparty to make payments owed to any Loan Party, or

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(h)            any other act or omission to act or delay of any kind by any Loan Party, any Secured Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 9.02, constitute a legal or equitable discharge of the obligations of any Loan Party under the Financing Documents, other than discharge of obligations to occur on the Discharge Date.

Section 9.03         Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Guaranteed Obligations shall remain in full force and effect until the Discharge Date. If at any time any payment made under this Agreement or any other Financing Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization or similar event of any Loan Party or any other Person or otherwise, then the Guaranteed Obligations with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 9.04         Waiver by the Guarantors.

(a)            Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law: (i) notice of acceptance of the guaranty provided in this Article IX and notice of any liability to which this guaranty may apply, (ii) all notices that may be required by Applicable Law or otherwise to preserve intact any rights of any Secured Party against any Loan Party, including any demand, presentment, protest, proof of notice of non-payment, notice of any failure on the part of any Loan Party to perform and comply with any covenant, agreement, term, condition or provision of any agreement and any other notice to any other party that may be liable in respect of the Guaranteed Obligations (including any Loan Party) except any of the foregoing as may be expressly required hereunder, (iii) any right to require the enforcement, assertion or exercise by any Secured Party of any right, power, privilege or remedy conferred upon such Person under the Financing Documents or otherwise and (iv) any right to require that any Secured Party exhaust any right, power, privilege or remedy, or mitigate any damages resulting from any Default or Event of Default, under any Financing Document, or proceed to take any action against any Collateral or against any Loan Party or any other Person under or in respect of any Financing Document or otherwise, or protect, secure, perfect or ensure any Lien on any Collateral.

(b)            Each Guarantor agrees and acknowledges that the Administrative Agent and each holder of any Guaranteed Obligations may demand payment of, enforce and recover from any Guarantor or any other Person obligated for any or all of such Guaranteed Obligations in any order and in any manner whatsoever, without any requirement that the Administrative Agent or such holder seek to recover from any particular Guarantor or other Person first or from any Guarantor or other Persons pro rata or on any other basis.

Section 9.05         Subrogation. Upon any Guarantor making any payment under this Article IX, each Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such obligation; provided that such Guarantor shall not enforce any payment by way of subrogation, indemnity, contribution or otherwise, or exercise any other right, against any Loan Party (or otherwise benefit from any payment or other transfer arising from any such right) so long as any obligations under the Financing Documents (other than on-going but not yet incurred indemnity obligations) remain unpaid and/or unsatisfied.

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Section 9.06        Acceleration. All amounts subject to acceleration under this Agreement shall be payable by each Guarantor hereunder immediately upon demand by the Administrative Agent.

Section 9.07         Limited Recourse Against Holdings. Notwithstanding any provision contained in this Agreement (including this Article IX) or any other Financing Document to the contrary, the obligations of Holdings under, and recourse against Holdings for, the Guaranteed Obligations shall be limited to the Collateral pledged by Holdings pursuant to the Pledge and Security Agreement.

Section 9.08       Applicability to RNG Guarantors. This Article IX shall only be effective to the RNG Guarantors from and after the Omnibus Amendment Effective Date.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. Except as otherwise expressly provided herein or in any Financing Document, all notices and other communications provided for hereunder or thereunder shall be (i) in writing (including email) and (ii) sent by email or overnight courier (if for inland delivery) or international courier (if for overseas delivery) to a party hereto at its address and contact number specified below, or at such other address and contact number as is designated by such party in a written notice to the other parties hereto:

(a)	a Loan Party:

345 Inverness Dr. S

Building C, Suite 310 Englewood, CO 80112

Attn: ~~Chris Ryan~~Legal Department

Email: ~~cryan~~ legal@gevo.com

~~With copy to:~~

~~legal@gevo.com~~

(b)	Administrative Agent and Collateral Agent:

OIC Investment Agent, LLC

292 Madison Avenue, Suite 2500

New York, NY 10017

Attention: Ethan Shoemaker, Mark Friedland, Jon Saelinger and John Kim

Email: Ethan@OIC.com; Mark@OIC.com, Jon@OIC.com,

John@OIC.com, Team_Gevo@OIC.com

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(c)	Sub-Administrative Agent

Orion Energy Partners TP Agent, LLC

292 Madison Avenue, Suite 2500

New York, NY 10017

Attention: Ethan Shoemaker, Mark Friedland, Jon Saelinger and John Kim

Email: Ethan@OIC.com; Mark@OIC.com, Jon@OIC.com,

John@OIC.com, Team_Gevo@OIC.com

(d)	~~(c)~~ If to a Lender, to it at its address set forth in its Administrative Questionnaire.

All notices and communications shall be effective when received by the addressee thereof during business hours on a Business Day in such Person’s location as indicated by such Person’s address in paragraphs (a) to (c) above, or at such other address as is designated by such Person in a written notice to the other parties hereto.

Section 10.02       Waivers; Amendments.

(a)            No Deemed Waivers; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between any Loan Party, or any of the Borrower’s Affiliates, on the one hand, and any Agent or Lender on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender to any other or further action in any circumstances without notice or demand.

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(b)            Amendments. No amendment or waiver of any provision of this Agreement or any other Financing Document (other than any Security Document, each of which may only be waived, amended or modified in accordance with such Security Document), and no consent to any departure by the Borrower shall be effective unless in writing signed by the Required Lenders (or, to the extent that the Administrative Agent is an Affiliate of each Required Lender, the Administrative Agent) and the Borrower and acknowledged by the Administrative Agent; provided that no such amendment, waiver or consent shall: (i) postpone any date fixed by this Agreement or any other Financing Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; (ii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Financing Document, without the written consent of each Lender directly affected thereby; (iii) change the pro rata agreements in Section 2.12(c), Section 2.12(d), Section 5.18 or Section 7.02 without the consent of each Lender affected thereby; (iv) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or (v) release or (other than as expressly permitted herein or in the Pledge and Security Agreement) share any material portion of the Collateral without the written consent of each Lender; and provided further that (A) no amendment, waiver or consent shall, without the written consent of the relevant Agent in addition to the Lenders required above, affect the rights or duties of ~~such~~the Administrative Agent or Collateral Agent under this Agreement or any other Financing Document and (B) any separate fee agreement between the Borrower and the Administrative Agent in its capacity as such or between the Borrower and the Collateral Agent in its capacity as such may be amended or modified by such parties. The consent of the Sub-Administrative Agent shall not be required for any amendment or waiver of any provision of this Agreement or any other Financing Document unless such amendment or waiver directly and adversely affects the rights or duties of the Sub-Administrative Agent under this Agreement or any other Financing Document. Notwithstanding anything herein to the contrary, the Loan Parties and the Agents may (but shall not be obligated to) amend or supplement any Security Document without the consent of any Lender to cure any ambiguity, defect or inconsistency which is not material, or to make any change that would provide any additional rights or benefits to the Lenders.

Notwithstanding anything to the contrary in any Financing Document, Borrower, the Administrative Agent and the Collateral Agent may, without the need to obtain consent of any other Lender, enter into an amendment to this Agreement and the other Financing Documents to (i) correct or cure any ambiguities, errors, omissions, mistakes, inconsistencies or defects jointly identified by Borrower and the Administrative Agent, (ii) to effect administrative changes of a technical or immaterial nature, or (iii) to fix incorrect cross-references or similar inaccuracies in this Agreement or the applicable Financing Document.

Section 10.03       Expenses; Indemnity; Etc.

(a)            Costs and Expenses. The Borrower agrees to pay or reimburse each of the Agents and the Lenders for: (i) all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders (including the reasonable fees and expenses of Latham & Watkins LLP, New York counsel to the Administrative Agent and the Collateral Agent, North Dakota counsel to the Administrative Agent and the Collateral Agent (and such other counsel that the Agents may select from time to time), and experts engaged by the Agents or the Lenders from time to time in connection with (A) the negotiation, preparation, execution, delivery and performance of this Agreement and the other Financing Documents and the extension of credit under this Agreement (whether or not the transaction contemplated hereby and thereby shall be consummated) or (B) any amendment, modification or waiver of any of the terms of this Agreement or any other Financing Documents), (ii) all reasonable costs and expenses of the Lenders (including payment of the fees provided for herein) and the Agents (including reasonable counsels’ fees and expenses and reasonable experts’ fees and expenses) in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting from such Default or Event of Default or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the obligations of the Loan Parties under this Agreement or any other Financing Document and (B) the enforcement of this Section 10.03 or the preservation of their respective rights, (iii) all costs, expenses, Taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein ~~and~~, (iv) all reasonable costs and expenses incurred in connection with obtaining a Private Rating Letter for the Loans provided hereunder and (v) all reasonable and documented costs and expenses of the experts and consultants engaged by the Agents or the Lenders; provided, that, in each case of clauses (i) – (~~iv~~v) above, the Borrower’s obligations thereunder with respect to legal fees and expenses shall be limited to the actual, reasonable and documented fees and charges and disbursements of one firm of outside counsel to the Agents, the Lenders and their respective Affiliates taken as a whole and, if reasonably necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole.

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(b)            Indemnification by the Loan Parties. Each Loan Party agrees to indemnify and hold harmless each of the Agents and the Lenders and their affiliates and their respective directors, officers, employees, advisors, agents, attorneys-in-fact, members, controlling persons, and their respective successors and assigns (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities and expenses (other than Excluded Taxes, Indemnified Taxes and Other Taxes), joint or several, to which such Indemnified Party may become subject related to or arising out of any transaction contemplated by the Financing Documents or the execution, delivery and performance of the Financing Documents or any other document in any way relating to the Financing Documents and the transactions contemplated by the Financing Documents (including, for avoidance of doubt, any liabilities arising under or in connection with Environmental Law) and will reimburse any Indemnified Party for all expenses (including reasonable and documented counsel fees and expenses) as they are incurred in connection therewith. No Loan Party shall be liable under the foregoing indemnification provision to an Indemnified Party to the extent that any loss, claim, damage, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party’s gross negligence or willful misconduct. Each Loan Party also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, or any of its security holders or creditors related to or arising out of the execution, delivery and performance of any Financing Document or any other document in any way relating to the Financing Documents or the other transactions contemplated by the Financing Documents, except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court to have resulted directly and primarily from such Indemnified Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable decision. To the extent permitted by Applicable Law, no Loan Party shall assert and each Loan Party hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Financing Document or any agreement or instrument contemplated hereby, any Loans or the use of the proceeds thereof. Each Loan Party agrees, on a joint and several basis, to reimburse each Indemnified Party for all reasonable expenses (including reasonable fees and disbursements of one counsel for all Indemnified Parties) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or expense in respect of which indemnification is payable hereunder (whether or not such Indemnified Party is a party to such proceeding).

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(c)            Indemnification by Lenders. To the extent that the Borrower fails to pay any amount required to be paid to any Agent, their affiliates or agents under paragraph (a) or (b) of this Section, each Lender severally agrees to pay ratably in accordance with the aggregate principal amount of the Loans held by the Lender to such Agent, affiliate or agent such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, affiliate or agent in its capacity as such.

(d)           Settlements; Appearances in Actions. The Borrower agrees that, without each Indemnified Party’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Indemnified Party under this Section (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action or proceeding. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against an Indemnified Party for which the Borrower may be responsible under this Section 10.03, the Agents and Lenders agree (at the expense of the Borrower) to execute such instruments and documents and cooperate as reasonably requested by the Borrower in connection with the Borrower’s defense, settlement or compromise of such claim, action or proceeding.

Section 10.04       Successors and Assigns.

(a)            Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (f) of this Section) and, to the extent expressly contemplated hereby, the Indemnified Parties referred to in Section 10.03(b) and the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)            Assignments by Lenders. Any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); provided that:

(i)          except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender or an Approved Fund, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000 unless the Borrower and the Administrative Agent otherwise consent;

(ii)          except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, the Borrower and the Administrative Agent must each give its prior written consent to such assignment, in each case not to be unreasonably withheld, conditioned or delayed (and, in the case of the Borrower, deemed to be given if the Borrower has not responded within five (5) Business Days of any request for consent);

(iii)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iv)        except in the case of an assignment to an Affiliate, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(v)         the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this clause (b) shall not be required if any Event of Default has occurred and is continuing and shall be deemed given if the Borrower has not responded to a request for such consent within five (5) Business Days of the request. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

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(c)            Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)            Limitations on Rights of Assignees. An assignee Lender shall not be entitled to receive any greater payment under Sections 2.11 or 2.12 than the assigning Lender would have been entitled to receive with respect to the interest assigned to such assignee (based on the circumstances existing at the time of the assignment), unless the Borrower’s prior written consent has been obtained therefor.

(f)            Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Financing Documents (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section provided that such Participant agrees to be subject to the provisions of Section 2.13 as if it were an assignee under paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing Documents held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such participation complies with this Section 10.04 and that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations (or any amended or successor version thereof). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(g)            Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such Participant is made with the Borrower’s prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.11 unless the Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender (it being understood that the documentation required under Section 2.11(e) shall be delivered to the participating Lender).

(h)	Certain Pledges.

(i)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, the European Central Bank or any other central bank or similar monetary authority in the jurisdiction of such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided further that any payment in respect of such pledge or assignment made by any Loan Party to or for the account of the pledging or assigning Lender in accordance with the terms of this Agreement shall satisfy such Loan Party’s obligations hereunder in respect of such pledged or assigned Loans to the extent of such payment.

(ii)         Notwithstanding any other provision of this Agreement, any Lender may, without informing, consulting with or obtaining the consent of any other Party to the Financing Documents and without formality under any Financing Documents, assign by way of security, mortgage, charge or otherwise create security by any means over, its rights under any Financing Document to secure the obligations of that Lender to any Person that would be a permitted assignee (without the consent of the Borrower or any Agent) pursuant to Section 10.04(b) including (A) to the benefit of any of its Affiliates and/or (B) within the framework of its, or its Affiliates, direct or indirect funding operations.

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(i)            No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loans held by it hereunder to any Loan Party or any Affiliate of the Borrower without the prior written consent of each other Lender.

(j)	Disqualified Institutions.

(i)           No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and/or assign all or a portion of its rights and obligations under this Agreement (including through a participation), to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). Any assignment or participation in violation of this Section 10.04(j)(i) shall not be void, but the other provisions of this Section 10.04(j) shall apply. The Borrower shall deliver notices of any designation or removal of a Disqualified Institution to the Administrative Agent.

If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of Section 10.04(j)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (i) purchase or prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loan or such participation in such Loan, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (ii) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.04(j)), all of its interest, rights and obligations under this Agreement to one or more permitted assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(ii)          Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (i) will not (x) have the right to receive information, reports or other materials provided to Lenders by any Loan Party, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (ii) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Financing Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Debtor Relief Plan, each Disqualified Institution party hereto hereby agrees (A) not to vote on such Debtor Relief Plan, (B) if such Disqualified Institution does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (A), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (C) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (B).

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(iii)         The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Borrower (the “DQ List”) to each Lender requesting the same.

Section 10.05      Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.11, 2.12, 10.03, 10.13, 10.14 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Financing Documents to which a Loan Party is party constitute the entire contract between and among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or scanned electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07       Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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Section 10.08       Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and any of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing, by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or denominated in a currency other than Dollars. The rights of each Lender or any such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09       Governing Law; Jurisdiction; Etc.

(a)            Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY DISPUTE OF CLAIMS ARISING IN CONNECTION THEREWITH SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)            Submission to Jurisdiction; Consent to Service of Process. Any legal action or proceeding with respect to this Agreement or any other Financing Document to which a Loan Party is a party shall, except as provided in clause (d) below, be brought in the courts of the State of New York, or of the United States District Court for the Southern District of New York, in each case, seated in the County of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each party hereto hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such party at the address specified for such party in Section 10.01 and agrees that such service of process is sufficient to confer personal jurisdiction over such party in any such court, and otherwise constitutes effective and binding service in every respect.

(c)            Waiver of Venue. Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to the Projects, the Business, this Agreement or any other Financing Document to which it is a party brought in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York, in each case, seated in the County of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(d)            Rights of the Secured Parties. Nothing in this Section 10.09 shall limit the right of the Secured Parties to refer any claim against a Loan Party to any court of competent jurisdiction where any Collateral is located, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e)            WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)             Service of Process. Each Loan Party hereby appoints Capitol Services, Inc. with offices at the date of this Agreement at 1218 Central Avenue, Suite 100, Albany NY 12205 as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in the Borough of Manhattan, The City of New York. Each Loan Party agrees that service of process in respect of it upon such agent, together with written notice of such service given to it as provided in Section 10.01, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Loan Party agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each Loan Party agrees to designate a new agent in the Borough of Manhattan, The City of New York, on the terms and for the purposes of this Section 10.09. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted or required by Applicable Law. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 10.01.

Section 10.10       Reserved.

Section 10.11      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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Section 10.12       Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, board members (and members of committees thereof), current or prospective limited partners, equity holders, agents, consultants, Persons providing administration and settlement services and other professional advisors, including accountants, auditors, legal counsel, investment advisers or managers (to the extent providing investment advice relating to the transactions contemplated by this Agreement) and other advisors with a need to know (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any applicable regulatory or supervisory body or authority (including, without limitation, the National Association of Insurance Commissioners, the SVO or any similar organization, and any nationally recognized rating agency that requires access to information about any Lender’s investment portfolio) by applicable laws or regulations or by any subpoena, oral question posed at any deposition, interrogatory or similar legal process (including, for the avoidance of doubt, to the extent requested in connection with any pledge or assignment pursuant to Section 10.04(h)); provided that the party from whom disclosure is being required shall give notice thereof to the Borrower as soon as practicable (unless restricted from doing so and except where disclosure is to be made to a regulatory or supervisory body or authority during the ordinary course of its supervisory or regulatory function), (iii) to any other party to this Agreement, (iv) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (v) with the consent of the Borrower, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower, (vii) in connection with a judicial or non-judicial foreclosure or exercising any of their respective rights and remedies under the Financing Documents, including those exercisable upon the occurrence and continuance of an Event of Default, or any action or proceeding relating to this Agreement or any other Financing Document or (viii) to any Person with whom the Borrower, each Guarantor, an Agent or a Lender has entered into (or potentially may enter into), whether directly or indirectly, any transaction under which payments are to be made or may be made by reference to, one or more Financing Documents and/or the Borrower and/or each Guarantor or to any of such Person’s Affiliates, representatives, agents or professional advisors. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or the Business, other than any such information that is available to the Agents or any Lender on a nonconfidential basis prior to disclosure by the Borrower or each Guarantor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the Administrative Agent, Sub-Administrative Agent, the Lenders, their respective affiliates and advisors and investors in funds managed by the foregoing Persons (collectively, the “OIC Persons”) are subject to compliance obligations mandated by various regulators, governmental agencies and taxation authorities; and in satisfaction of those compliance obligations, the OIC Persons may disclose Information in response to a broad information request not specifically targeted at Borrower, as required by such regulators, governmental agencies, and taxation authorities without notice to the Borrower and without obtaining assurances that information will be treated confidentially; and such disclosure shall not be a violation of this Agreement.

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Section 10.13      Non-Recourse. Anything herein or in any other Financing Document to the contrary notwithstanding, the obligations of the Loan Parties under this Agreement and each other Financing Document to which each Loan Party is a party, and any certificate, notice, instrument or document delivered pursuant hereto or thereto, are obligations solely of such Loan Party and do not constitute a debt, liability or obligation of (and no recourse shall be made with respect to) any of their respective Affiliates (other than the Loan Parties), or any shareholder, partner, member, officer, director or employee of the Gevo Parent or such Affiliates (collectively, the “Non-Recourse Parties”). No action under or in connection with this Agreement or any other Financing Document to which each Loan Party is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any Secured Party against any Non-Recourse Party. Notwithstanding any of the foregoing, it is expressly understood and agreed that nothing contained in this Section shall in any manner or way (i) restrict the remedies available to any Agent or Lender to realize upon the Collateral or under any Financing Document, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and security interests and possessory rights created by or arising from any Financing Document or (ii) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any Financing Document to which such Non-Recourse Party is a party.

Section 10.14       No Third Party Beneficiaries. The agreement of the Lenders to make the Loans to the Borrower on the terms and conditions set forth in this Agreement, is solely for the benefit of the Loan Parties, the Agents and the Lenders and no other Person (other Material Agreement Counterparty, contractor, subcontractor, supplier, workman, carrier, warehouseman or materialman furnishing labor, supplies, goods or services to or for the benefit of the Business) shall have any rights under this Agreement or under any other Financing Document or Material Agreement as against the Agent or any Lender or with respect to any extension of credit contemplated by this Agreement.

Section 10.15       Reinstatement. The obligations of the Borrower under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in Bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Bankruptcy, insolvency or similar law.

(a)            Waiver of Immunity. To the extent that a party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity, to the fullest extent permitted by law, in respect of its obligations under this Agreement and the other Financing Documents.

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Section 10.16       Acknowledgment Regarding Any Supported QFCs. To the extent that the Financing Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Section 10.16, the following terms have the following meanings:

(i)           “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such part.

(ii)	“Covered Entity” means any of the following:

(A)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(B)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

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(C)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

(iii)            “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)            “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.17       USA PATRIOT Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 10.18       Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States and the laws of any State whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Financing Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Financing Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Loans (or, to the extent that the principal amount of the Loans shall have been or would thereby be paid in full, refunded by such Lender to Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Loans (or, to the extent that the principal amount of the Loans shall have been or would thereby be paid in full, refunded by such Lender to Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of Loans until payment in full so that the rate or amount of interest on account of any Loan hereunder does not exceed the maximum amount allowed by such applicable law.

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(b)           If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 10.18 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 10.18.

Section 10.19       Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

~~Section 10.20       Permitted Working Capital Facility Intercreditor Agreement. Each Lender hereby authorizes the Administrative Agent to enter into (i) an intercreditor agreement referenced in clause (d) of the definition of “Permitted Working Capital Facility” in connection with any Loan Party’s entrance into any Permitted Working Capital Facility and (ii) any amendments or supplements thereto and other documents in connection therewith, in each case as the Administrative Agent shall determine are reasonably necessary or desirable in connection therewith.~~

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